UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
Filed by the Registrant  ☒
Filed by a party other than the Registrant  ☐
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☐	Preliminary proxy statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive proxy statement
☐	Definitive additional materials
☐	Soliciting material pursuant to §240.14a-12

INTEGRATED DEVICE TECHNOLOGY, INC.
(Name of Registrant as Specified in Its Charter)

Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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INTEGRATED DEVICE TECHNOLOGY, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON SEPTEMBER 17, 2013

We will hold the 2013 Annual Meeting of Stockholders (the “Annual Meeting”) of Integrated Device Technology, Inc., a Delaware corporation (the “Company”), on Tuesday, September 17, 2013, at 9:30 a.m., local time, at the Company’s principal place of business located at 6024 Silver Creek Valley Road, San Jose, California, for the following purposes:

1.
To elect John Schofield, Peter Feld, Jeffrey McCreary, Umesh Padval, Gordon Parnell, Donald Schrock, Ron Smith, Ph.D., Norman Taffe, and Theodore L. Tewksbury III, Ph.D. as members of our Board of Directors to serve until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified;

2.
To approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in the proxy statement accompanying this notice (the “Proxy Statement”) pursuant to the compensation disclosure rules of the Securities and Exchange Commission (“Say-on-Pay”);

3.	To approve an amendment and restatement to the 2004 Equity Plan to increase the number of shares reserved for issuance thereunder from 36,800,000 to 41,800,000;

4.	To ratify the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for its fiscal year ending March 30, 2014; and

5.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement. Stockholders of record on July 26, 2013 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

The majority of the Company’s outstanding shares must be represented at the Annual Meeting (in person or by proxy) to transact business. To assure proper representation at the Annual Meeting, please mark, sign and date the enclosed proxy and mail it promptly in the enclosed self-addressed envelope. You may also vote online at www.envisionreports.com/idti. Your proxy will not be used if you revoke it either before or at the Annual Meeting.

San Jose, California
July 29, 2013

By Order of the Board of Directors

/s/ Matthew D. Brandalise

Matthew D. Brandalise Secretary

YOUR VOTE IS IMPORTANT. IN ORDER TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, OR VOTE ONLINE AT WWW.ENVISIONREPORTS.COM/IDTI.

INTEGRATED DEVICE TECHNOLOGY, INC.
6024 Silver Creek Valley Road
San Jose, California 95138
(408) 284-8200

2013 ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT

July 29, 2013

The accompanying proxy is solicited on behalf of the Board of Directors of Integrated Device Technology, Inc., a Delaware corporation (the “Company”), for use at the 2013 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Tuesday, September 17, 2013, at 9:30 a.m., local time, or at any adjournment or postponement thereof. The Annual Meeting will be held at the Company’s principal place of business located at 6024 Silver Creek Valley Road, San Jose, California 95138. Only holders of record of the Company’s common stock as of the close of business on July 26, 2013 (the “Record Date”) are entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, the Company had 148,561,413 shares of common stock outstanding and entitled to vote. A majority of such shares, present in person or represented by proxy, will constitute a quorum for the transaction of business.

This Proxy Statement and the accompanying form of proxy will be first mailed to stockholders on or about August 6, 2013. An Annual Report on Form 10-K with an Annual Report Wrap for the fiscal year ended March 31, 2013 are being mailed concurrently with the mailing of the Notice of Annual Meeting and Proxy Statement to all stockholders of record as of the Record Date. The Annual Report on Form 10-K and the Annual Report Wrap are not incorporated by reference into this Proxy Statement and are not considered proxy solicitation material.

VOTING RIGHTS AND SOLICITATION OF PROXIES

Holders of the Company’s common stock are entitled to one vote for each share held as of the Record Date, except that in the election of directors, each stockholder has cumulative voting rights and is entitled to a number of votes equal to the number of shares held by such stockholder multiplied by the number of directors to be elected. The stockholder may cast these votes all for a single candidate or distribute the votes among any or all of the candidates. No stockholder will be entitled to cumulate votes for a candidate, however, unless that candidate’s name has been placed in nomination prior to the voting and the stockholder, or any other stockholder, has given notice at the Annual Meeting, prior to the voting, of an intention to cumulate votes. In such an event, the proxy holder may allocate among the director nominees, if more than one, the votes represented by proxies in the proxy holder’s sole discretion.

The directors in Proposal No. 1 will be elected by a plurality of the votes cast. Abstentions will have no effect with regard to Proposal No. 1, because approval of a percentage of shares present or outstanding is not required for Proposal No. 1. Broker non-votes will have no effect on the outcome of Proposal No. 1. Proposal Nos. 2, 3, and 4 each require for approval the affirmative vote of the majority of shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal. Abstentions have the same effect as a vote against Proposal Nos. 2, 3, and 4. Broker non-votes will have no effect on the outcome of Proposal Nos. 2, 3 and 4.

Unless there are different instructions on the proxy, all shares represented by valid proxies (and not revoked prior to the vote) will be voted at the Annual Meeting: (1) FOR the election of the director nominees listed in Proposal No. 1; (2) FOR the approval, on a non-binding, advisory basis, of the executive compensation of our named executive officers (“NEOs”) in Proposal No. 2 (“Say-on-Pay”); (3) FOR the approval of an amendment and restatement to the 2004 Equity Plan to increase the number of shares reserved for issuance thereunder from 36,800,000 to 41,800,000 in Proposal No. 3; and (4) FOR the ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm in Proposal No. 4.

Because the vote on Proposal No. 2 is advisory, it will not be binding on the Board of Directors, the compensation committee of the Board of Directors or IDT. With respect to Proposal No. 2, the Board of Directors will review the voting results and take them into consideration when making future decisions about executive compensation.

All votes will be tabulated by the inspector of election appointed for the Annual Meeting who will separately tabulate, for each proposal, affirmative and negative votes, abstentions and broker non-votes. Abstentions will be considered present and entitled to vote at the Annual Meeting and will be counted towards determining whether or not a quorum is present. Broker non-votes will be counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved. There are no statutory or contractual rights of appraisal or similar remedies available to those stockholders who dissent from any matter to be acted on at the Annual Meeting.

The expenses of soliciting proxies to be voted at the Annual Meeting will be paid by the Company. Following the original mailing of the proxies and other soliciting materials, certain officers or employees of the Company and/or its agents may also solicit proxies by mail, telephone and facsimile or in person. No additional compensation will be paid to such officers, regular employees or agents of the Company for such services. Following the original mailing of the proxies and other soliciting materials, the Company will request that brokers, custodians, nominees and other record holders of the Company’s common stock forward copies of the proxy and other soliciting materials to persons for whom they hold shares of common stock and request authority for the exercise of proxies. In such cases, the Company, upon request of the record holders, will reimburse such holders for their reasonable expenses.

Voting results will be announced by the filing of a Current Report on Form 8-K within four business days after the Annual Meeting. If final voting results are unavailable at that time, we will file an amended Current Report on Form 8-K within four business days of the day the final results are available.

REVOCABILITY OF PROXIES

Any person signing a proxy in the form accompanying this Proxy Statement has the power to revoke it prior to the Annual Meeting or at the Annual Meeting prior to the vote. A proxy may be revoked prior to the vote and exercise of the proxy by: (i) a written notice delivered to the Company stating that the proxy is revoked, (ii) a subsequent proxy that is signed by the person who signed the earlier proxy and that is presented at the Annual Meeting or (iii) attendance at the Annual Meeting and voting in person. Please note, however, that if a stockholder’s shares are held of record by a broker, bank or other nominee and that stockholder wishes to vote at the Annual Meeting, the stockholder must bring to the Annual Meeting a letter from the broker, bank or other nominee confirming such stockholder’s beneficial ownership of the shares.

STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING

Any stockholder who meets the requirements of the proxy rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) may submit to the Board of Directors proposals to be considered for inclusion in next year’s proxy statement for the Annual Meeting in 2014. Your proposal must comply with the requirements of Rule 14a-8 under the Exchange Act and be submitted in writing by notice delivered or mailed by first-class United States mail, postage prepaid, to our Secretary at Integrated Device Technology, Inc., 6024 Silver Creek Valley Road, San Jose, California 95138, and must be received no later than March 28, 2014; provided, however, that if the date of our 2014 Annual Meeting is not within 30 days before or after September 17, 2014, then your proposal must be received no later than a reasonable time before we begin to print and send our proxy materials for the 2014 Annual Meeting.

Our Amended and Restated Bylaws (“Bylaws”) also provide for separate advance notice procedures to recommend a person for nomination as a director or to propose business to be considered by stockholders at a meeting. To be considered timely under these provisions, the stockholder’s notice must be received by our Secretary at our principal executive offices at the address set forth above no earlier than May 19, 2014 and no later than June 18, 2014; provided, however, that if the date of our 2014 Annual Meeting is not within 30 days before or 60 days after September 17, 2014, the notice must be delivered no earlier than 120 days before the 2014 Annual Meeting and no later than 90 days before the 2014 Annual Meeting, or no later than the 10th day following the day on which the first public announcement of the date of the 2014 Annual Meeting was made. Our Bylaws also specify requirements as to the form and content of a stockholder’s notice. For more information on stockholder nominations for director, see “Consideration of Stockholder Nominees for Director” below. You are also advised to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

The rules of the Securities and Exchange Commission (the “SEC”) and our Bylaws also establish a deadline with respect to discretionary voting for submission of stockholder proposals that are not intended to be included in the Company’s proxy statement (the “Discretionary Vote Deadline”). The Discretionary Vote Deadline for the Annual Meeting in 2014 is June 18, 2014.

The chairman of the meeting may refuse to acknowledge the introduction of your proposal if it is not made in compliance with the foregoing procedures or the applicable provisions of our Bylaws. Our Bylaws were filed with the SEC and can be viewed by visiting the SEC’s website at http://www.sec.gov. You may also obtain a copy by writing to our Secretary at our principal executive offices located at 6024 Silver Creek Valley Road, San Jose, California 95138.

CONSIDERATION OF STOCKHOLDER NOMINEES FOR DIRECTOR

The Nominating & Governance Committee of our Board of Directors will consider properly submitted stockholder nominations for candidates to serve on our Board of Directors. Pursuant to our Bylaws, a stockholder who wishes to nominate persons for election to the Board of Directors at the 2014 Annual Meeting must be a stockholder of record when such holder gives the Company notice, must be entitled to vote at the meeting and must comply with the notice provisions in our Bylaws. A stockholder’s notice must be delivered to the Company’s Secretary by the close of business not less than 90 days nor more than 120 days prior to the one year anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be delivered not earlier than the 120th day prior to such annual meeting and not later than the 90th day prior to such annual meeting or, if later, the 10th day following the day on which public disclosure of the date of such annual meeting was first made. For our 2014 Annual Meeting, the notice must be delivered between May 19, 2014, and June 18, 2014. However, if the date of our 2014 Annual Meeting is not within 30 days before or 60 days after September 17, 2014, the notice must be delivered no earlier than 120 days before the 2014 Annual Meeting and no later than 90 days before the 2014 Annual Meeting, or no later than the 10th day following the day on which the first public announcement of the date of the 2014 Annual Meeting was made.

The stockholder’s notice must include the following information, for the person proposed to be nominated: (1) his or her name, age, nationality, and business and residence addresses; (2) his or her principal occupation and employment; (3) the class and number of shares of stock owned beneficially or of record by him or her; and (4) any other information required to be disclosed in a proxy statement or otherwise required by the Exchange Act. The stockholder’s notice must also include the following information, for the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made: (1) their names and addresses; (2) the class and number of shares of stock owned beneficially and of record by them; (3) a description of any arrangements or understandings between them and each proposed nominee and any other persons (including their names) pursuant to which the nominations are to be made; (4) a representation that they intend to appear in person or by proxy at the 2014 Annual Meeting to nominate the person named in the notice; (5) a representation as to whether they are part of a group that intends to deliver a proxy statement or solicit proxies in support of the nomination; and (6) any other information that would be required to be included in a proxy statement or otherwise required by the Exchange Act or by the Company’s Bylaws.

The chairman of the meeting will determine if the procedures in the Bylaws have been followed, and if not, declare that the nomination be disregarded. If the nomination was made in accordance with the procedures in our Bylaws, the Nominating & Governance Committee of the Board of Directors will apply the same criteria in evaluating the nominee as it would any other board nominee candidate and will recommend to the Board of Directors whether or not the stockholder nominee should be nominated by the Board of Directors and included in our proxy statement. The nominee and nominating stockholder must be willing to provide any information reasonably requested by the Nominating & Governance Committee in connection with its evaluation.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS OR NON-MANAGEMENT DIRECTORS

Stockholders who wish to communicate with our Board of Directors or with only the non-management directors serving on our Board of Directors may send their communications in writing to: Integrated Device Technology, Inc., 6024 Silver Creek Valley Road, San Jose, California 95138, Attention: Secretary. The Secretary of the Company will forward these communications to the Chairman of the Board of Directors if the Chairman is a non-employee director, or otherwise to the Lead In dependent Director of the Board of Directors. Stockholders should direct their communications to either the Board of Directors or the Chairman of the Board of Directors. Communications will not be forwarded to the Chairman of the Board of Directors unless the stockholder submitting the communication identifies itself by name and sets out the class and number of shares of stock owned by it, beneficially or of record.

Important Notice Regarding Internet Availability of Proxy Materials for the 2013 Annual Meeting of Stockholders:

The Notice and Proxy Statement, and the Annual Report on Form 10-K for the fiscal year ended March 31, 2013 are available at www.edocumentview.com/idti.

CODE OF BUSINESS ETHICS

The Company has adopted a Code of Business Ethics that applies to all of our directors, officers, employees, and representatives. The Code of Business Ethics is available on our website at http://ir.idt.com/governance.cfm. If the Company makes any substantive amendments to the Code of Business Ethics or grants any waiver from a provision of the Code of Business Ethics to any of our directors or officers, the Company will promptly disclose the nature of the amendment or waiver on the Company’s website.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Board of Directors consists of nine members. Our Board of Directors has nominated each of John Schofield, Peter Feld, Jeffrey McCreary, Umesh Padval, Gordon Parnell, Donald Schrock, Ron Smith, Ph.D., Norman Taffe, and Theodore L. Tewksbury III, Ph.D. for re-election to the Board of Directors. All nine of the nominees listed below are currently serving on the Board of Directors and each has indicated a willingness to continue serving if elected. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nine nominees named below. Proxies cannot be voted for a greater number of persons than the number of nominees standing for election. In the event that any nominee becomes unable or declines to serve as a director, the proxies will be voted for any nominee who shall be designated by the current Board of Directors to fill the vacancy, or the Board of Directors may reduce the authorized number of directors in accordance with the Company’s Restated Certificate of Incorporation, as amended, and its Bylaws. We are not aware of any nominee who will be unable or will decline to serve as a director. The term of office for each person elected as a director will continue until the next annual meeting or until a successor has been duly elected and qualified.

Nominees

The names of the nominees and certain information about them, as of July 26, 2013, are set forth below:

Name of Nominee	Age	Position with Company	Director Since
John Schofield(2)(3)	64	Chairman of the Board of Directors	2001
Peter Feld(2)(3)	34	Director	2012
Jeffrey McCreary(1)(3)	56	Director	2012
Umesh Padval(1)(2)	55	Director	2008
Gordon Parnell(1)(3)	63	Director	2008
Donald Schrock(1)(3)	67	Director	2009
Ron Smith, Ph.D.(1)(2)	63	Director	2004
Norman Taffe (1)(2)	46	Director	2012
Theodore L. Tewksbury III, Ph.D.	56	Director, President and Chief Executive Officer	2008

(1)	Member of the Audit Committee.

(2)	Member of the Compensation Committee.

(3)	Member of the Nominating & Governance Committee.

Mr. Schofield has been a director of the Company since April 2001 and has served as the Chairman of the Board of Directors since January 2008. Mr. Schofield brings to IDT extensive experience in the areas of executive management, global sales and marketing, risk analysis, corporate governance and administration. Mr. Schofield’s experience is especially relevant to his roles as Chairman of the Board and the Nominating & Governance Committee. Mr. Schofield has been a private investor since his retirement from Tellabs, Inc. (“Tellabs”) in January 2005. Mr. Schofield served as the Chief Executive Officer and President of Advanced Fibre Communications, Inc. (“AFC”) from 1999 until the acquisition of AFC by Tellabs on November 30, 2004, at which time AFC became the Access Division of Tellabs. Mr. Schofield also served as a member of the board of directors of AFC, and in October 2001, he was elected to the position of chairman of the board of directors of AFC. From 1992 to 1999, Mr. Schofield served as Senior Vice President, and later, President, of the Integrated Solutions Group of ADC Telecommunications, Inc., a world-wide supplier of network equipment, software solutions and integration services for broadband and multiservice networks. Mr. Schofield also serves as a director of Sonus Networks, Inc., a supplier of telecommunications network equipment and services. Mr. Schofield is a 2011, 2012 and 2013 National Association of Corporate Directors (NACD) Board Leadership Fellow. He has demonstrated his commitment to boardroom excellence by completing NACD’s comprehensive program of study for experienced corporate directors—a rigorous suite of courses spanning leading practices for boards and committees. Mr. Schofield supplements his board leadership skills through ongoing engagement with the director community and access to leading practices. Mr. Schofield holds a Diploma of Electronics and Communications Engineering (the equivalent of a Bachelor of Science degree in electrical engineering) from NSW Institute of Technology in Sydney, Australia.

Mr. Feld has been a director of the Company since June 2012. He has served as a Member of Principal GP and a member of the Management Committees of Starboard Value GP and Principal GP, since March 2011. Previously, Mr. Feld served as a Managing Director of Ramius LLC and a portfolio manager of Ramius Value and Opportunity Master Fund Ltd, a position he held between November 2008 and April 2011. Prior to becoming a Managing Director, Mr. Feld served as a Director at Ramius LLC from February 2007 to November 2008. Mr. Feld joined Ramius LLC as an Associate in February 2005. From June 2001 to July 2004, Mr. Feld was an investment banking analyst at Banc of America Securities, LLC, the investment banking arm of Bank of America Company, a bank and financial holding company. Mr. Feld has served since July 2011 as a member of the Board of Directors of Unwired Planet, Inc. (f/k/a Openwave Systems Inc.), a public company with a portfolio of patents many of which are considered foundational to mobile communications, and span smart devices, cloud technologies and unified messaging, and currently serves as its Chairman of the Board. Mr. Feld has served on the Board of Directors of SeaChange International, Inc., a company engaged in the delivery of multi-screen video, since December 2010. Mr. Feld previously served on the Board of Directors of CPI Corp. from July 2008 to July 2009 and on the Board of Directors of Sharper Image Company from August 2007 to January 2008. Mr. Feld contributes extensive knowledge of the capital markets and corporate governance practices as a result of his investment and private equity background.

Mr. McCreary has been a director of the Company since June 2012. He has been an independent management consultant since 2006, and since 2011 has been a member of the board of directors of MIPS Technologies, Inc., a leading provider of industry-standard processor architectures and cores for digital home, networking and mobile applications. Mr. McCreary has been a director of the Isola Group, a provider of materials used to manufacture printed circuit boards, since 2006. Mr. McCreary served as a board member of the Gennum Corporation, a provider of semiconductor solutions and intellectual property cores, from 2008 until its acquisition by Semtech Corporation in March 2012. Mr. McCreary is a former Senior Vice President at Texas Instruments, which develops analog, digital signal processing RF and DLP semiconductor technologies. Mr. McCreary was the Manager of Texas Instruments’ Worldwide Sales and Marketing, from 1998 through 2005, where he directed the global sales organization. Mr. McCreary held a variety of other executive positions within Texas Instruments, including the General Manager of Advanced Logic Products and General Manager of Worldwide Military Semiconductors. Mr. McCreary has led organizations conducting product design and development, manufacturing, marketing, and sales. His book, “Creating the I in Team” was published in 2007. He is also currently working as a special consultant to the National Hockey League Coaches Association. Additionally, Mr. McCreary is a long-time member of the Board of Trustees of the Rose-Hulman Institute of Technology. Mr. McCreary holds a Bachelor’s degree in electrical engineering from the Rose-Hulman Institute of Technology and received an honorary doctorate in engineering from the Rose-Hulman Institute of Technology in 2004. Mr. McCreary’s technology expertise, together with his experience as an executive and director of technology companies, including Texas Instruments, well qualifies him to serve on the Board of Directors of the Company.

Mr. Padval has been a director of the Company since October 2008. Mr. Padval currently serves as a Partner at Bessemer Venture Partners. Mr. Padval brings to IDT more than 25 years of experience in marketing, sales, and general management in high tech industries, including computing, mobile communications, and consumer digital entertainment. From August 2004 to August 2007, Mr. Padval served as Executive Vice President of the Consumer Products Group at LSI, and from June 2001 to August 2004, Senior Vice President of the Broadband Entertainment Division at LSI. Mr. Padval served as the Chief Executive Officer and Director of C-Cube from May 2000 until June 2001, when C-Cube was sold to LSI, and prior to that, as President of the Semiconductor Division of C-Cube from October 1998 to May 2000. Prior to joining C-Cube, Mr. Padval held senior management positions at VLSI Technology, Inc. and Advanced Micro Devices, Inc. He currently serves on the boards of several private companies, including Avnera Corporation, Berkeley Design Automation, Avalanche Technologies, Tigo Energy, Ultrasolar, Xtreme Power, and Pinnacle Engines. Mr. Padval also serves on the boards of Entropic Communications Incorporated, a fabless semiconductor supplier of system solutions to enable connected home entertainment. Mr. Padval is also active on advisory boards for Stanford University. Mr. Padval holds a Bachelor’s Degree in Technology from Indian Institute of Technology, Mumbai, and an M.S. in Engineering from Stanford University. Mr. Padval's technology expertise and executive experience in the semiconductor industry qualifies him to serve on the Board of Directors of the Company.

Mr. Parnell has been a director of the Company since January 2008. Mr. Parnell brings to IDT extensive general and financial management experience, which is especially relevant to his role as Chairman of the Audit Committee. Mr. Parnell served as Vice President, Business Development and Investor Relations of Microchip Technology Incorporated (“Microchip”) from January 2009 to December 2012. Prior to this role, Mr. Parnell served as Vice President and Chief Financial Officer of Microchip from May 2000 to December 2008. Prior to his role as CFO, Mr. Parnell served as Vice President, Controller, and Treasurer of Microchip. Mr. Parnell holds a finance/accounting qualification with the Association of Certified Accountants from Edinburgh College, Scotland.

Mr. Schrock has been a director of the Company since September 2009. Mr. Schrock brings to IDT extensive management experience in semiconductors, wireless, and consumer markets, as well as marketing and operational expertise, all of which have particular relevance to the Company’s significant presence in the wireless and wireline communications markets. Mr. Schrock is retired from his positions as President of Qualcomm CDMA Technologies Group and Executive Vice-President of Qualcomm, Inc.

(“Qualcomm”), which he held from 2001 to 2003. Prior to joining Qualcomm, Mr. Schrock held key executive positions at GM Hughes Electronics, Applied Micro Circuit Corporation, Burr-Brown Corporation, and Motorola. He currently serves on the board of directors of Global Foundries, a semiconductor wafer fabrication company, and the board of directors of Maxlinear, a fabless semiconductor company that provides radio-frequency analog and mixed-signal SoC solutions for broadband communications applications. Mr. Schrock also served on the board of directors of Jazz Semiconductor Inc., a privately held mixed signal and RF wafer foundry, until its merger with Acquicor Technology in 2007. Mr. Schrock's executive experience in the technology industry, including the semiconductor field, qualifies him to serve on the Board of Directors of the Company.

Dr. Smith has been a director of the Company since March 2004. Dr. Smith brings to IDT extensive experience in executive management, engineering and product development, risk analysis, marketing, industry association and corporate governance. Dr. Smith is retired from Intel Corporation, where he last served as Senior Vice President and General Manager of the Wireless Communications and Computing Group from December 1999 to January 2004. Prior to this role, Dr. Smith held various senior executive positions in group and division general business management, product and technology development, and marketing during his 26-year tenure at Intel. Since 2005, Dr. Smith has served as a director of RagingWire Enterprise Solutions, Inc, a premier data center and managed Information Technology services provider, and served from 2004—2012 as a director for Arcsoft, Inc, an industry leading software developer of multimedia applications for both desktop and embedded platforms. Dr. Smith has also served as a Trustee of Gettysburg College since 2006, where he is a member of the executive, compensation, finance, campaign, and audit committees and he chairs the Information Technology Committee. He is a member of the Association of Governing Boards of Universities and Colleges. Dr. Smith served as the Chairman of the Technology Strategy Committee and as Intel’s alternate Board of Directors member for the Semiconductor Industry Association from 1999-2004. Dr. Smith is a 2011 NACD Board Governance Fellow. Dr. Smith holds a Ph.D. and a master’s degree in physics from the University of Minnesota and a bachelor’s degree in physics from Gettysburg College. Dr. Smith's executive experience in the technology industry qualifies him to serve on the Board of Directors of the Company.

Mr. Taffe currently serves on the board of directors of Cypress Envirosystems, a Cypress Semiconductor-funded company that develops system-level products for reducing energy costs with wireless technology. From 2005 to 2012, Mr. Taffe served as executive vice president of Cypress Semiconductor. Mr. Taffe also currently holds the position of Board Chairman to the Second Harvest Food Bank. Mr. Taffe holds a B.S. in Electrical Engineering from the University of Michigan. Mr. Taffe is qualified to serve on the Board of Directors due to his technological expertise and executive experience in the semiconductor industry.

Dr. Tewksbury joined the Company as President and Chief Executive Officer in March 2008 and was appointed to the Board of Directors in April 2008. Dr. Tewksbury brings extensive general management and technical experience to his roles as Director, President and Chief Executive Officer. Prior to joining the Company, Dr. Tewksbury served as President and Chief Operating Officer of AMI Semiconductor from September 2006 to February 2008. Prior to that, Dr. Tewksbury served as general manager and managing director at Maxim Integrated Products, Inc. from February 2000 to August 2006, where he built and ran 11 product lines and established their high-speed data converter and high-performance RF businesses. Dr. Tewksbury also held senior business and technology leadership positions at IBM Microelectronics and Analog Devices, Inc. Dr. Tewksbury currently serves on the boards of Global Semiconductor Alliance and Entropic Communications, Inc., a fabless semiconductor company that designs, develops, and markets system solutions to enable connected home entertainment. Dr. Tewksbury holds a B.S. in Architectural Design, and an M.S. and a Ph.D. in Electrical Engineering, from the Massachusetts Institute of Technology.

Messrs. Padval, Parnell, Schofield, Taffe and Schrock, and Drs. Smith and Tewksbury are members of the National Association of Corporate Directors (NACD) and Messrs. Padval, Parnell, Schofield, and Schrock, and Dr. Smith have completed the two-day NACD course on Director Professionalism.

Vote Required

The nine nominees receiving the highest number of affirmative votes of the outstanding shares of votes cast shall be elected as directors to serve until the next annual meeting of stockholders or until their successors have been duly elected and qualified. Abstentions and broker non-votes will have no effect for purposes of determining whether this matter has been approved.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF
THE NOMINATED DIRECTORS.

CORPORATE GOVERNANCE

Board of Directors Meetings and Committees

The Board of Directors of the Company holds regularly scheduled meetings each quarter and may meet more often as needed. The Board of Directors held a total of twenty-four (24) meetings during the fiscal year ended March 31, 2013 (“fiscal 2013”). The Board of Directors also has an Audit Committee, a Compensation Committee and a Nominating & Governance Committee. The independent directors of the Board of Directors have established a practice of meeting in executive session, without the presence of Dr. Tewksbury, at the conclusion of each quarterly board meeting. During fiscal 2013, the independent directors met in executive session a total of four (4) times.

NASDAQ prescribes independence standards for companies listed on the NASDAQ, including IDT. These standards require a majority of the Board of Directors to be independent. They also require every member of the Audit Committee, Compensation Committee, and Nominating & Governance Committee to be independent. No director qualifies as independent unless the Board determines that the director has no direct or indirect material relationship with us. On an annual basis, each director and executive officer is obligated to complete a director and officer questionnaire which requires disclosure of any transactions with us in which the director or executive officer, or any member of his or her immediate family, has a direct or indirect material interest. We also review our relationship to any entity employing a director or on which the director currently serves as a member of the Board. Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her immediate family members, and IDT, its senior management and its independent registered public accounting firm, the Board of Directors has determined that each of the members of our Board of Directors, except for Dr. Tewksbury, and each of the members of the Audit Committee, Compensation Committee and Nominating & Governance Committee is an “independent director” as defined in the applicable rules and regulations of the SEC and NASDAQ rules.

During fiscal 2013, upon the appointment of Mr. Taffe, the Audit Committee was composed of six (6) non-employee directors, Messrs. Parnell, Padval, McCreary, Schrock and Taffe and Dr. Smith, each of whom was “independent” as defined in the applicable rules and regulations of the SEC and the NASDAQ rules. Mr. Parnell currently serves as the Chair of the Audit Committee, and the Board of Directors has determined that he satisfies the “audit committee financial expert” designation in accordance with applicable SEC and NASDAQ rules. The Audit Committee operates under a written charter adopted by the Board of Directors that is available on the Company’s website at http://ir.idt.com/governance.cfm. The Audit Committee engages the Company’s independent registered public accounting firm and is primarily responsible for approving the services performed by the Company’s independent registered public accounting firm and for reviewing and evaluating the Company’s accounting practices and systems of internal controls. The Audit Committee meets privately with the Company’s independent registered public accounting firm, which has direct access to the Audit Committee at any time. The Audit Committee held five (5) meetings during fiscal 2013.

The Compensation Committee of our Board of Directors develops the compensation philosophy and objectives for the Company as a whole, reviews and approves all compensation decisions related to our NEOs and other executive officers and generally oversees our compensation programs. As members of our Board of Directors, the Compensation Committee receives regular updates on the Company’s business priorities, strategies, and results. As a result, the Compensation Committee has regular interaction with and open access to the NEOs. This gives them considerable opportunity to ask questions and assess the performance of the NEOs, other executive officers, and the Company. During fiscal 2013, upon the resignation of Mr. Lewis Eggebrecht and the appointment of Mr. Taffe, the Compensation Committee was composed of five (5) non-employee directors, Messrs. Padval, Feld, Schofield and Taffe and Dr. Smith, each of whom was independent under the applicable rules and regulations of the SEC, the rules of the NASDAQ and the Internal Revenue Code of 1986, as amended from time to time (the “Code). Dr. Smith currently serves as the Chair of the Compensation Committee. The Compensation Committee operates under a written charter adopted by the Board of Directors that is available on the Company’s website at http://ir.idt.com/governance.cfm. In consultation with management and the Board of Directors, the Compensation Committee reviews, evaluates, and recommends to the Board of Directors for approval, the compensation plans, policies and practices of the Company. The Compensation Committee aims to ensure that the Company’s compensation programs encourage high performance, promote accountability, and assure that employee interests are aligned with the interests of the Company’s stockholders. The Compensation Committee determines the salaries and incentive compensation for executive officers, including the CEO, and oversees the administration of the Company’s equity plans, including approving the number of shares underlying stock options to be granted to each employee and the terms of such options. The Compensation Committee met six (6) times and acted by written consent fourteen (14) times during fiscal 2013.

The Compensation Committee’s specific responsibilities include:

•	Reviewing, revising and approving an industry-specific Peer Group (as defined below) to facilitate appropriate comparisons for compensation purposes;

•
Meeting in executive session to review and recommend for Board approval the corporate goals and objectives relating to the compensation of the CEO, evaluate the performance of the chief executive officer in light of these goals and objectives, and establish the compensation of the CEO based on such evaluation and competitive market data pertaining to compensation at peer companies;

•
Reviewing and approving compensation for other officers, considering each Officer’s performance in light of Company goals and objectives and competitive market data pertaining to compensation at peer companies. The CEO of the Company may be present at meetings during which such compensation is under review and consideration, but may not vote;

•	Reviewing and making recommendations to the Board of Directors regarding executive compensation and benefit plans and programs;

•	Reviewing and approving the annual budget for employee merit salary increases, as recommended by management and determined by the Committee;

•
As requested by Company management, reviewing, consulting, and making recommendations and/or determinations regarding employee compensation and benefit plans generally, including employee bonus plans and programs;

•
Overseeing the administration of the Company’s equity incentive plans, including the review and grant of stock option and other equity incentive grants to Officers, and review and approval of the annual equity budget for all equity award types;

•	Overseeing administration of the Company’s Employee Stock Purchase Plan;

•	Managing and reviewing executive employment agreements and the grant of change-in-control and perquisite benefits;

•	Reviewing and approving the Compensation Discussion and Analysis and the Report of the Compensation Committee to be included as part of the Company’s annual proxy statement;

•	Reviewing, along with the CEO, matters relating to management succession, including compensation-related issues and exercising final approval over such issues;

•	Reviewing the risks and mitigating factors associated with the Company’s compensation programs, practices and policies; and

•	Annually reviewing and reassessing the Compensation Committee Charter and recommending any changes to the Board of Directors for its consideration.

In carrying out the foregoing responsibilities, the Compensation Committee has the authority, in its sole discretion, to engage outside independent advisors as it deems necessary or appropriate. In addition, the Compensation Committee is entitled to delegate any or all of its responsibilities to a subcommittee of the Compensation Committee other than any responsibilities relating to matters that involve executive compensation or where it has determined such compensation is intended to comply with the requirements of Section 162(m) of the Code.

During fiscal 2013, upon the resignation of Mr. Lewis Eggebrecht at the 2012 Annual Meeting, the Nominating & Governance Committee was composed of five (5) non-employee directors, Messrs. Schofield, Parnell, McCreary, Feld, and Schrock, each of whom was “independent” as defined in the NASDAQ rules. Mr. Schofield currently serves as the Chair of the Nominating & Governance Committee. The Nominating & Governance Committee operates under a written charter adopted by the Board of Directors that is available on the Company’s website at http://ir.idt.com/governance.cfm. The Nominating & Governance Committee identifies and recommends individuals qualified to serve on the Board of Directors and evaluates and recommends the adoption or amendment of corporate governance guidelines and principles applicable to the Company. In evaluating candidates to determine if they are qualified to become board members, the Nominating & Governance Committee looks for the following attributes, among others determined by the Nominating & Governance Committee in its discretion to be consistent with the Company’s guidelines: personal and professional character, integrity, ethics and values; experience in the Company’s industry and with relevant social policy concerns; general business experience and leadership profile, including experience in corporate management and corporate governance, such as serving as an officer or former officer of a publicly held company, or experience as a board member of another publicly held company; diversity of personal background, perspective and experience; academic expertise in an area of the Company’s operations; and communication and interpersonal skills and practical and mature business judgment. The Nominating & Governance Committee evaluates each individual in the context of our Board of Directors as a whole, with the objective of assembling a Board of Directors that can best perpetuate and enhance the success of the Company and represent stockholder interests through the exercise of sound judgment, using its diversity of experience in these various areas. Although the Nominating & Governance Committee uses these and other criteria to evaluate potential nominees, there are no stated minimum criteria for nominees. The Nominating & Governance Committee uses the same standards to evaluate all director candidates, whether or not the candidates were nominated by stockholders. The Nominating & Governance Committee held four (4) meetings during fiscal 2013.

Each director, other than Mr. Taffe, who joined the Board in October 2012, attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees on which such director served during fiscal 2013. Mr. Taffe has attended all Board of Directors meetings and Committee meetings for which he serves since joining the Board in October 2012. The Company does not currently maintain a formal policy regarding director attendance at the Annual Meeting; however, the Company invites nominees for directors to attend the Annual Meeting. Five directors on the Board in fiscal 2013 attended the 2012 Annual Meeting, either in person or by conference call.

Risk Oversight

Our Board of Directors has an active role, as a whole and also at the committee level, in overseeing management of our risks. Our Board of Directors generally oversees corporate risk in its review and deliberations relating to our activities, including financial and strategic risk relevant to our operations. In addition, our Board of Directors regularly reviews information regarding our credit, liquidity and operations, as well as the risks associated with each. The Audit Committee oversees management of financial risks. The Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements and employee retention. The Nominating & Governance Committee manages risks associated with the independence of the Board of Directors and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed through committee reports about such risks. Our Board of Directors believes its administration of its risk oversight function has not affected the leadership structure of the Board of Directors.

The Audit Committee reviews the Company’s policies with respect to risk assessment and risk management, discusses with management significant financial risks in conjunction with enterprise risk exposures, and the actions management has taken to limit, monitor or control financial and enterprise risk exposure. During fiscal 2013, an independent consulting firm was primarily responsible for testing of internal controls in compliance with Section 404 of the Sarbanes-Oxley legislation, and reported directly to our Chief Financial Officer and our Corporate Controller, and “dotted-line” to the Chair of the Audit Committee. The Audit Committee met with the independent consulting firm to receive updates on Sarbanes-Oxley testing and discuss any issues that the Committee believed warranted attention.

The Compensation Committee oversees risk management as it relates to the Company’s compensation programs, policies and practices in connection with designing our executive compensation programs and reviewing incentive compensation programs for other employees. The Compensation Committee has reviewed with management whether our compensation programs, policies, and practices may create incentives for our employees to take excessive or inappropriate risks which could have a material adverse effect on the Company.

We believe that the elements of our compensation programs, policies and practices do not encourage unnecessary or excessive risk-taking. Base salaries are fixed in amount. While our sales commission plans and bonus plans focus on achievement of short-term or annual goals, and short-term or annual goals may encourage the taking of short-term risks at the expense of long-term results, given our employees’ other compensation opportunities and our internal control procedures, we believe that the sales commission plans and bonus plans appropriately balance risk and the desire to focus employees on specific short-term goals that we believe are important to our success.

We also believe that compensation in the form of long-term equity awards is important to help further align employee interests with those of our stockholders. We do not believe that these awards encourage unnecessary or excessive risk taking because the ultimate value of the awards is tied to our stock price, and because award grants are staggered and subject to long-term vesting schedules that we believe help ensure that employees have significant value tied to long-term stock price performance.

Based on the foregoing, we do not believe that our compensation policies and practices create inappropriate or unintended risk to the Company as a whole. Further, we do not believe that our incentive compensation arrangements encourage risk-taking beyond the organization’s ability to effectively identify and manage significant risks. We believe such arrangements are compatible with effective internal controls and the risk management practices of the Company, and are supported by the oversight and administration of the Compensation Committee with regard to executive compensation programs.

This Proxy Statement, including the preceding paragraphs, contains forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events. Forward-looking statements contained in this Proxy Statement should be considered in light of the many uncertainties that affect our business and specifically those factors discussed from time to time in our public reports filed with the SEC, such as those discussed under the heading “Risk Factors,” in our most recent Annual Report on Form 10-K, and as may be updated in subsequent SEC filings.

Leadership Structure of the Board

In accordance with our Bylaws, our Board of Directors appoints our officers, including our Chief Executive Officer. Our Board of Directors does not have a policy on whether the roles of the Chairman of the Board of Directors and the Chief Executive Officer should be separate and, if they are to be separate, whether the Chairman should be selected from the non-employee directors or be an employee and, if they are to be combined, whether a lead independent director should be selected. However, our Board of Directors is committed to corporate governance practices and values independent board oversight as an essential component of strong corporate performance. Currently, we separate the role of Chairman from the Chief Executive Officer position in order to ensure independent leadership of the Board of Directors and in recognition of the difference between the two roles. The Chief Executive Officer is responsible for setting the strategic direction of the Company and for the day-to-day leadership and performance of the Company’s business, while the Chairman is responsible for leading the Board of Directors in overseeing management, and our Board of Directors believes that this current structure is appropriate to fulfill the duties of Chairman and Chief Executive Officer effectively and efficiently.

Director Compensation

During fiscal 2013, the members of the Board of Directors who were not also officers or employees of the Company were each paid an annual retainer in the amount of $50,000. The Chairman of the Board received an additional annual retainer of $30,000. The Chair of the Audit Committee received an additional annual retainer of $20,000 and the other members of the Audit Committee received an additional annual retainer of $10,000. The Chair of the Compensation Committee received an additional annual retainer of $20,000 and the other members of the Compensation Committee received an additional annual retainer of $7,500. The Chair of the Nominating & Governance Committee received an additional annual retainer of $7,500 and the remaining members of the Nominating & Governance Committee received an additional annual retainer of $5,000. All annual retainer amounts are paid in equal quarterly installments.

Each non-employee director is initially granted a stock option to purchase 40,000 shares of the Company’s common stock on or about the 15th day of the month following the month of such non-employee director’s first election or appointment to the Board of Directors. Initial option grants to non-employee directors have a term of seven (7) years and become exercisable as to 25% of the shares subject to such options on the first anniversary of their date of election or appointment, and then as to 1/36 of the remaining shares each month thereafter.

Annually, after receipt of the initial grant, each non-employee director is granted a restricted stock unit award for the number of shares of the Company’s common stock equivalent to $50,000 in value, based on the closing price of the Company’s common stock on the trading day immediately preceding the date of grant, and a stock option to purchase 12,000 shares of the Company’s common stock. All annual grants for non-employee directors are made during the Company’s first open trading window subsequent to the Company’s annual meeting of stockholders. Annual option grants have a term of seven (7) years. Annual option and restricted stock unit awards vest and become exercisable on the earlier of (i) the first anniversary of the stockholder meeting date or (ii) if a director is not standing for re-election or fails to be re-elected at the next annual meeting of stockholders, then on the date of such annual meeting.

The following table sets forth compensation information for the Company’s non-employee directors for fiscal 2013.

DIRECTOR COMPENSATION FOR FISCAL 2013

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)(1)	Option Awards ($)(2)(3)	Total ($)
John Schofield	95,000		50,000	23,356	168,356
Peter Feld	45,000		50,000	97,790	192,790
Gordon Parnell	75,000		50,000	23,356	148,356
Ron Smith, Ph.D.	83,750	(4)	50,000	23,356	157,106
Umesh Padval	67,500		50,000	23,356	140,856
Donald Schrock	65,000		50,000	23,356	138,356
Norman Taffe	16,875		—	89,225	106,100
Jeff McCreary	47,500		50,000	97,790	195,290
Lewis Eggebrecht (4)(5)	50,625		—	—	50,625

(1)
Stock awards consist of restricted stock unit awards for 8,834 shares of the Company’s common stock granted on November 15, 2012 under the 2004 Equity Plan. The amounts reported do not reflect compensation actually received by the director; instead, the amounts reported represent the grant date fair value of the restricted stock unit awards granted during fiscal 2013, calculated in accordance with Statement of Financial Accounting Standard Board Accounting Standards Codification Topic 718, “Stock Compensation,” or ASC Topic 718. For a detailed discussion of the assumptions used to calculate the value of the restricted stock unit awards, please refer to Note 9 of the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2013, filed with the SEC on May 29, 2013. As of March 31, 2013, each of the current directors except for Mr. Taffe held outstanding restricted stock unit awards for an aggregate of 8,834 shares of the Company’s common stock.

(2)
As of March 31, 2013, Mr. Schofield held outstanding stock options to purchase an aggregate of 74,000 shares of the Company’s common stock, Mr. Feld held outstanding stock options to purchase an aggregate of 52,000 shares of the Company’s common stock, Mr. Parnell held outstanding stock options to purchase an aggregate of 94,000 shares of the Company’s common stock, Dr. Smith held outstanding stock options to purchase an aggregate of 74,000 shares of the Company’s common stock, Mr. Padval held outstanding stock options to purchase an aggregate of 84,000 shares of the Company’s common stock, Mr. Schrock held outstanding stock options to purchase an aggregate of 74,000 shares of the Company’s common stock, Mr. McCreary held outstanding stock options to purchase an aggregate of 52,000 shares of the Company's common stock, and Mr. Taffe held outstanding stock options to purchase an aggregate of 40,000 shares of the Company's common stock.

(3)
The amounts reported do not represent compensation actually received by the director; instead, the amounts represent the grant date fair value of the stock options granted during fiscal 2013 calculated in accordance with ASC Topic 718. For a detailed discussion of the assumptions used to calculate the value of the options, please refer to Note 9 of the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2013, filed with the SEC on May 29, 2013. The amounts reported relate to Mr. Feld and Mr. McCreary's initial director's grant of options to purchase 40,000 shares of the Company's common stock, made on July 16, 2012 with an exercise price of $4.94 per share, Mr. Taffe's initial director's grant of options to purchase 40,000 shares, and each director’s, except for Mr. Taffe, annual grant of a stock option to purchase 12,000 shares of the Company’s common stock, made on November 15, 2012 with an exercise price of $5.66 per share.

(4)
Dr. Smith and Mr. Eggebrecht received an additional $5,000 payment for their work on the Technology Advisory Committee, an ad hoc committee of the Board of Directors formed to monitor industry technology developments and advise the Board of Directors and the Company’s management with respect to new technology developments and opportunities in the industry which may affect the Company’s current products or present future opportunities for the Company’s business.

(5)	Mr. Eggebrecht retired from the Board of Directors as of September 13, 2012.

PROPOSAL NO. 2

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

In accordance with Section 14A of the Exchange Act, the Company is providing stockholders an opportunity to cast a non-binding, advisory vote on the compensation of our NEOs (sometimes referred to as a “Say-on-Pay” vote). Accordingly, you have the opportunity to vote “For” or “Against” or to “Abstain” from voting on the following non-binding resolution at the Annual Meeting:

“Resolved, that the stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Company’s proxy statement for the 2013 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the accompanying compensation tables and the related narrative disclosure in the proxy statement.”

Strong Stockholder Support

At our annual meeting of our stockholders last fiscal year, our stockholders approved the compensation of our fiscal 2012 NEOs, with over a 98% approval rating. The Compensation Committee believes that the strong support from our stockholders demonstrates that our executive compensation programs are designed appropriately to reward company and stock performance with responsible and balanced incentives. The Compensation Committee is continuously working to ensure that management’s interests are aligned with our stockholders’ interest to support long-term value creation.

In deciding how to vote on this proposal, you are encouraged to read the “Compensation Discussion and Analysis,” the accompanying compensation tables and the related narrative disclosure. As described in detail in the “Compensation Discussion and Analysis,” our compensation programs are designed to reward, motivate, attract and retain top talent by rewarding performance based upon achievement of pre-approved annual goals and objectives. A portion of each NEO’s compensation is contingent upon overall corporate performance as well as specific performance metrics particular to each NEO’s position and consistent with the NEO’s role on the management team. We believe that our compensation programs align the interests of our NEOs with that of our stockholders and provide motivation for high performance levels from our NEOs.

Vote Required

Approval, on a non-binding, advisory basis, of the compensation of our NEOs, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC, requires the affirmative vote of the majority of shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal. Abstentions and broker non-votes will be counted towards a quorum. Abstentions will have the same effect as an “Against” vote for purposes of determining whether this matter has been approved. Broker non-votes will not be counted for any purpose in determining whether this matter has been approved.

While your vote on this proposal is advisory and will not be binding on the Board of Directors, the Compensation Committee, the Company, and the Board of Directors value the opinions of the stockholders on executive compensation matters and will take into consideration the outcome of the vote when making future executive compensation decisions, to the extent they can determine the cause or causes of any significant negative voting results. Unless the Board of Directors modifies its determination on the frequency of future Say-On-Pay advisory votes, the next Say-On-Pay advisory vote will be held at the fiscal 2014 annual meeting of stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL NO. 3

APPROVAL OF AMENDMENT AND RESTATEMENT TO THE COMPANY'S 2004 EQUITY PLAN

Stockholders are being asked to approve an amendment and restatement to the Company's 2004 Equity Plan (the “2004 Plan”) to increase the number of shares of common stock reserved for issuance thereunder from 36,800,000 shares to 41,800,000 shares (an increase of 5,000,000 shares), provided, however, that the aggregate number of common shares available for issuance under the 2004 Plan is reduced by 1.74 shares for each common share delivered in settlement of any full value award, which are awards other than stock options and stock appreciation rights, granted under the 2004 Plan on or after September 23, 2010. On July 23, 2013, the Board of Directors of the Company approved the proposed amendment and restatement to the 2004 Plan, as described above, which also includes an extension of the term of the 2004 Plan to July 21, 2023, to be effective upon stockholder approval of this proposal. Our Board of Directors is also requesting this vote by the stockholders to approve the 2004 Plan to satisfy the shareholder approval requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) and the material terms of the performance goals for awards that may be granted under the 2004 Plan as required under Section 162(m) of the Code, in order to satisfy the stockholder approval requirements of Section 162(m) of the Code.

Upon stockholder approval of the amended and restated 2004 Plan, it will become effective and will supersede in its entirety the current 2004 Plan. If the stockholders do not approve the amended and restated 2004 Plan, it will not become effective, the current 2004 Plan will continue in effect, and we may continue to grant awards under the current 2004 Plan, subject to its terms, conditions and limitations.

Below is a summary of the principal provisions of the 2004 Plan assuming approval of the above amendment and restatement, which summary is qualified in its entirety by reference to the full text of the 2004 Plan, as attached hereto as Appendix A.
2004 Equity Plan History
In July, 2004 the Board of Directors adopted the 2004 Plan and, on September 16, 2004, it was approved by the stockholders of the Company. 2,500,000 shares of common stock were originally reserved for issuance under the 2004 Plan, of which no more than 1,000,000 shares were eligible for grant as full value awards. In June 2005, the Board of Directors approved an amendment to the 2004 Plan to increase the number of shares reserved for issuance thereunder to 19,500,000 in connection with the Company's merger with Integrated Circuit Systems, Inc., and on September 14, 2005, the amendment was approved by the stockholders of the Company. In July 2006, the Board of Directors approved an amendment to the 2004 Plan to increase the number of shares reserved for issuance thereunder to 24,500,000 of which no more than 2,000,000 shares were eligible for grant as full value awards, and on September 14, 2006, the amendment was approved by the stockholders of the Company. In July 2008, the Board of Directors approved an amendment to the 2004 Plan to increase the number of shares reserved for issuance thereunder to 28,500,000 of which no more than 4,000,000 shares were eligible for grant as full value awards, and on September 12, 2008, the amendment was approved by the stockholders of the Company. On July 21, 2010, the Board of Directors approved an amendment and restatement to the 2004 Plan to increase the number of shares reserved for issuance thereunder to 36,800,000, and remove the full value award limitation, and on September 23, 2010, the amendment and restatement was approved by the stockholders of the Company. A maximum of 6,927,683 shares were available for issuance as of July 22, 2013 pursuant to the 2004 Plan. Assuming approval of the proposed amendment, a maximum of 11,927,683 would be available for issuance as of the Annual Meeting date pursuant to the 2004 Plan.
Summary of the 2004 Plan
Purpose of the 2004 Plan
The purpose of the 2004 Plan is to provide additional incentive for directors, employees and consultants to further the growth, development and financial success of the Company and its subsidiaries by personally benefiting through the ownership of the Company's common stock or other rights which recognize such growth, development and financial success. The Board of Directors also believes that the 2004 Plan will enable the Company to obtain and retain the services of directors, employees, and consultants who are considered essential to the Company's long-range success by offering them an opportunity to own stock and other rights that reflect the Company's financial success.
Securities Subject to the 2004 Plan
If the amendment and restatement to the 2004 Plan is approved, the aggregate number of common shares reserved for issuance pursuant to options, restricted stock awards, stock appreciation rights (“SARs”), performance share awards, performance stock unit awards, restricted stock unit awards, performance-based awards and other stock-based awards will be equal to 41,800,000; provided, however, that the aggregate number of common shares available for issuance under the 2004 Plan are reduced by 1.74 shares for each common share delivered in settlement of any full value award granted on or after September 23, 2010.

Generally, common shares subject to an award under the 2004 Plan that terminates, expires or lapses for any reason are made available for issuance again under the 2004 Plan, except that each share subject to a full value award granted on or after September 23, 2010 that terminates, expires or lapses for any reason increases the number of shares that can be issued under the 2004 Plan, by 1.74 shares. Common shares tendered or withheld to satisfy the grant or exercise price or tax withholding obligation pursuant to any award and common shares that were subject to a stock-settled SAR that are not issued upon exercise of the SAR will not be available for issuance again under the 2004 Plan. The payment of dividend equivalents in cash in conjunction with outstanding awards will not be counted against the shares available for issuance under the 2004 Plan.

The closing share price for the Company's common stock on the Nasdaq Global Market on the last trading day prior to July 22, 2013 was $8.97. The Board of Directors or a committee of the Board of Directors appointed to administer the 2004 Plan has the authority in its discretion to appropriately adjust: (1) the number and kind of shares of common stock (or other securities or property) with respect to which awards may be granted or awarded under the 2004 Plan; (2) the number and kind of shares of common stock (or other securities or property) subject to outstanding awards under the 2004 Plan; and (3) the grant or exercise price with respect to any award; if there is any stock dividend, stock split, recapitalization, or other subdivision, combination or reclassification of shares of common stock. The Compensation Committee of the Board of Directors will be the administrator of the 2004 Plan unless the Board of Directors assumes authority for administration.

Shares subject to expired or canceled options or surrendered or repurchased shares of restricted stock will be available for future grant or sale under the 2004 Plan, except as set forth above. However, no shares may be optioned, granted, or awarded under the 2004 Plan if such action would cause an “incentive stock option” to fail to qualify as an “incentive stock option” under Section 422 of the Code.

Awards Under the 2004 Plan
The 2004 Plan provides that the administrator may grant or issue stock options, restricted stock, stock appreciation rights, performance share awards, performance stock unit awards, restricted stock units, performance-based awards and other stock-based awards or any combination thereof. Each award will be set forth in a separate agreement with the person receiving the award and will indicate the type, terms and conditions of the award.
Nonqualified Stock Options (“NQSOs”) will provide for the right to purchase common shares of the Company at a specified price which may not be less than fair market value on the date of grant, and usually will become exercisable (in the discretion of the administrator) in one or more installments after the grant date, subject to the satisfaction of individual or company performance criteria established by the administrator. The administrator shall determine the times at which NQSOs may be exercised; provided that the term of any NQSO granted under the 2004 Plan shall not exceed ten years.
Incentive Stock Options (“ISOs”) will be designed to comply with the applicable provisions of the Code and will be subject to certain restrictions contained in the Code. Among such restrictions, ISOs must have an exercise price not less than the fair market value of the Company's common stock on the date of grant, may only be granted to employees, must expire within a specified period of time following the optionee's termination of employment, and generally must be exercised within ten years after the date of grant. ISOs may be subsequently modified and such modification may disqualify them from treatment as ISOs. The total fair market value of shares with respect to which an ISO is first exercisable by an optionee during any calendar year cannot exceed $100,000. To the extent this limit is exceeded, the options granted in excess of $100,000 are NQSOs. In the case of an ISO granted to an individual who owns (or is deemed to own) at least 10% of the total combined voting power of all of the Company's classes of stock (a “10% Owner”) the 2004 Plan provides that the exercise price must be at least 110% of the fair market value of a common share on the date of grant and the ISO must expire no later than the fifth anniversary of the date of its grant.
Restricted stock may be sold to participants at various prices or granted with no purchase price, and may be made subject to such restrictions as may be determined by the administrator. Restricted stock, typically, may be repurchased by the Company at the original purchase price if the conditions or restrictions of the sale or grant are not met. In general, restricted stock may not be sold, or otherwise hypothecated or transferred except to certain permitted transferees as set forth in the 2004 Plan, until restrictions are removed or expire. Purchasers of restricted stock, unlike recipients of options, will have voting rights and will receive dividends, if any, prior to the time when the restrictions lapse, subject to such restrictions as the administrator may impose.
Stock appreciation rights may be granted in connection with stock options, or separately. SARs granted by the administrator in connection with stock options or other awards typically will provide for payments to the holder based upon increases in the price of the Company's common stock over the exercise price of the related option or other awards. The exercise price of each SAR shall not be less than 100% of the fair market value of the underlying common stock on the date of grant, and other terms, conditions and restrictions may be imposed by the administrator in the SAR agreements. The administrator may elect to pay SARs in cash, in shares of common stock, or in a combination of both. The 2004 Plan also permits the administrator to cause outstanding options to be converted into SARs that are exercisable for the same number shares of stock as the substituted option would have been exercisable for (and shall also have the same exercise price and remaining term as the substituted option).

Performance share awards may be granted by the administrator to employees or consultants based upon, among other things, the contributions, responsibilities, and other compensation of the particular employee or consultant. Generally, these awards will be based on specific performance criteria and may be paid in cash or in shares of common stock, or in a combination of both. Performance share awards to consultants and employees may also include bonuses granted by the administrator, which may be payable in cash or in shares of common stock, or in a combination of both.
Restricted stock units and performance stock units may be awarded to participants, typically without payment of consideration, but subject to vesting conditions based on performance criteria established by the administrator. Upon vesting, the Company will transfer to the holder one unrestricted, fully transferable share of common stock for each restricted stock unit or performance stock unit vested and not previously forfeited.
Other stock-based awards may be authorized by the administrator in the form of common stock or an option or other right to purchase common stock and may, without limitation, be linked to the achievement of specific performance criteria.
The administrator may designate employees as participants whose compensation for a given fiscal year may be subject to the limit on deductible compensation imposed by Section 162(m) of the Code. The administrator may grant to such persons restricted stock, SARs, performance share awards, restricted stock units, performance stock unit awards and other stock-based awards that are paid, vest or become exercisable upon the attainment of company performance criteria which are related to one or more of the following performance goals as applicable to the Company or any subsidiary, division or operating unit:

•	net earnings (either before or after interest, taxes, depreciation and amortization);

•	economic value-added (as determined by the Compensation Committee);

•	sales or revenue;

•	net income (either before or after taxes);

•	operating earnings;

•	cash flow (including, but not limited to, operating cash flow and free cash flow);

•	cash flow return on capital;

•	return on net assets;

•	return on stockholders' equity;

•	return on assets;

•	return on capital;

•	stockholder returns;

•	return on sales;

•	gross or net profit margin;

•	productivity;

•	expense;

•	margins;

•	operating efficiency;

•	customer satisfaction;

•	working capital;

•	earnings per share;

•	price per share of stock; and

•	market share.

The maximum number of shares which may be subject to equity awards granted under the 2004 Plan to any individual in any fiscal year may not exceed 1,000,000 shares of common stock. The maximum amount of cash payable to any participant in any calendar year pursuant to a cash-based award under the 2004 Plan is $1,000,000.

Grant and Terms of Awards
Employees and Consultants
The administrator shall have the authority under the 2004 Plan to determine: (1) which employees, directors and consultants should be granted awards; (2) the number of shares to be subject to awards granted to selected employees and consultants; and (3) the terms and conditions of the awards, including whether option grants are ISOs or NQSOs.
The administrator may not grant an ISO under the 2004 Plan to any 10% Owner unless the stock option conforms to the applicable provisions of Section 422 of the Code. Only the Company's employees may be granted ISOs under the 2004 Plan. Employees, consultants, and directors may receive all other awards under the 2004 Plan; however, awards made to non-employee directors shall be granted as described in the paragraph below. Each award will be evidenced by a written or electronic agreement.

Independent Directors
The 2004 Plan provides for grants of awards to any director that is a non-employee director, the terms and conditions of which are to be made pursuant to a written policy adopted by the Board of Directors. The Board of Directors has adopted a policy that non-employee directors will be eligible to receive grants under the 2004 Plan. Under this policy each non-employee director will receive an option to purchase 40,000 shares of common stock upon the individual's initial appointment to the Board of Directors, and an option to purchase 12,000 shares of common stock and a restricted stock unit award for a number of shares of the Company's common stock equivalent to $50,000 in value, based on the closing price of the Company's common stock on the trading day immediately preceding the date of grant, during the Company's first open window following each annual stockholders meeting. The shares subject to each non-employee director's initial option grant, as described herein, will become vested, subject to the non-employee director's continuous service with the Company, over four years from the date of the director's appointment with 25% of the shares subject to each option vesting upon the one-year anniversary of the date of appointment, and the remaining shares vesting monthly for the 36 months thereafter. The shares subject to each non-employee director's annual option and restricted stock unit grants, as described herein, will become vested and exercisable, subject to the non-employee director's continuous service with the Company, on the earlier of (i) the first anniversary of the stockholder meeting date or (ii) if a director is not standing for re-election or fails to be re-elected at the next annual meeting of stockholders, then on the date of such annual meeting. Each of the options granted to non-employee directors have a seven year term, and shall be granted at 100% of the fair market value.
Pricing
The exercise or purchase price, if any, for the awards granted under the 2004 Plan will be specified in each award agreement. The exercise price for options granted under the 2004 Plan shall not be less than the fair market value for a common share subject to such option on the date the option is granted as specified in the 2004 Plan. In the case of ISOs granted to a 10% Owner, the exercise price may not be less than 110% of the fair market value of a common share subject to such option on the date the option is granted.
For purposes of the 2004 Plan, the fair market value of a common share as of a given date shall be the closing trading price for a common share as reported by Nasdaq on the trading day immediately preceding the grant date.
Term of Awards
The term of any award granted under the 2004 Plan shall be set by the Compensation Committee in its discretion; however, the term of options granted under the 2004 Plan shall not be more than 10 years from the date of grant, or if such option is granted to a 10% Owner, five years from the date of the grant. In addition, the term of SARs granted under the 2004 Plan shall not be more than 10 years from the date of grant. Generally, an award granted to an employee, director or consultant may only be exercised or purchased while such person remains the Company's employee, director or consultant, as applicable, or for a limited period of time subsequent to the termination of employment, directorship, or the consulting relationship, as applicable, subject to any limitations of Section 422 of the Code.
Vesting of Awards
For awards granted to the Company's employees and consultants, each award agreement will contain the period during which the right to exercise or purchase the award in whole or in part vests in the participant, or the period during which forfeiture restrictions upon such award lapse. At any time after the grant of an award, the administrator may accelerate the period during which such award vests or forfeiture restrictions lapse. Notwithstanding the foregoing, full value awards made to employees or consultants will become vested over a period of not less than three years (or, if vesting is performance-based, over a period of not less than one year) following the date such award is made; provided, however, that full value awards that result in the issuance of an aggregate of up to 5% of common stock available under the 2004 Plan may be granted to any one or more participants without respect to such minimum vesting provisions. Generally, no portion of an award which is unexercisable at a participant's termination of employment or termination of consulting relationship will subsequently become exercisable, except as may be otherwise provided by the administrator either in the agreement or by action following the grant of the award.
Exercise of Options/Purchase of Awards
An option may be exercised for any vested portion of the shares subject to the option until the option expires. Only whole common shares may be purchased. The administrator shall determine the methods by which the exercise price of an option may be paid, including, without limitation, cash; shares of stock held for such period of time as may be required by the administrator having a fair market value on the date of delivery equal to the aggregate exercise price of the option; or other property acceptable to the administrator (including allowing an optionee to place a market sell order with a broker with respect to common shares then issuable on exercise of the option, directing the broker to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the option exercise price), and the methods by which shares of stock shall be delivered to the participant.
Restricted stock and other stock-based awards may be purchased by participants at various prices or granted with no purchase price, subject to such restrictions as may be determined by the administrator.

SARs may be exercisable as determined by the administrator and may be exercised in cash or common shares, or a combination thereof, as determined by the administrator. In the event SARs are exercised using common shares, the restrictions described above for the exercise of options using common shares shall apply.

Eligibility
The Company's employees, consultants and directors are eligible to receive awards under the 2004 Plan, but only employees are eligible to receive ISOs under the 2004 Plan. As of July 22, 2013, the Company had approximately 1,642 employees, 0 consultants, and 11 executive officers, nine directors, eight of whom are independent directors, all of whom are eligible to participate in the 2004 Plan. The administrator determines which of the Company's employees, consultants and directors will be granted awards, except that in the case of the granting of options and restricted stock to non-employee directors, such determinations are made by the Compensation Committee of the Board of Directors, or any successor committee thereto. No employee or consultant is entitled to participate in the 2004 Plan as a matter of right nor does any such participation constitute assurance of continued employment. Only those employees and consultants who are selected to receive grants by the administrator may participate in the 2004 Plan.
Administration of the 2004 Plan
The Compensation Committee of the Board of Directors will be the administrator of the 2004 Plan unless the Board of Directors assumes authority for administration. The Compensation Committee must consist solely of two or more non-employee directors. The administrator has the power to: (1) construe and interpret the terms of the 2004 Plan and awards granted pursuant to the 2004 Plan; (2) adopt rules for the administration, interpretation and application of the 2004 Plan that are consistent with the 2004 Plan; and (3) interpret, amend or revoke any of the newly adopted rules of the 2004 Plan.
Transferability of Awards
Awards generally may not be sold, pledged, transferred, or disposed of in any manner other than by will or by the laws of descent and distribution and may be exercised, during the lifetime of the holder, only by the holder or such transferees to whom they have been transferred pursuant to court order with the administrator's consent. No award may be transferred by a participant to a third-party for consideration absent stockholder approval.
Changes in Capital Structure
Adjustments
In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off, recapitalization or other distribution (other than normal cash dividends) of assets to the stockholders or any other change affecting the common stock, the administrator will make appropriate adjustments in the number and type of shares of stock subject to the 2004 Plan, the terms and conditions of any award outstanding under the 2004 Plan, and the grant or exercise price of any such award.
In the event of certain stated events in the 2004 Plan which may affect the Company, any affiliate, or the financial statements of the Company or any affiliate (including any change in control), the administrator, in its sole discretion, may (i) provide for either a termination of any award in exchange for an amount of cash or the replacement of the award with other rights; (ii) provide that any award be assumed or an equivalent option or right may be substituted by the successor corporation; or (iii) make adjustments in the number and type of common shares subject to outstanding awards and/or in the terms and conditions and the criteria included in outstanding awards which may be granted in the future.
Acceleration Upon Change in Control or Hostile Takeover
In the event of a change in control, the vesting of each outstanding award shall accelerate (i.e., become exercisable immediately in full) if the successor corporation refuses to assume the awards, or to substitute substantially equivalent awards. In the event of a hostile takeover, each outstanding award will become fully exercisable and all forfeiture restrictions on such awards will lapse before the consummation of the hostile takeover.
Amendment, Modification, and Termination of the 2004 Plan
The Board of Directors may not, without stockholder approval given before or after the Board of Director's action, amend the 2004 Plan to (i) increase the number of shares of stock that may be issued under the 2004 Plan; (ii) allow the administrator to grant options or SARs with an exercise price below the fair market value on the date of grant; (iii) allow the administrator to extend the exercise period for an option or SAR beyond ten years from the date of grant; or (iv) materially increase benefits or change eligibility requirements.
Notwithstanding any provision in this Plan to the contrary, absent approval of the stockholders of the Company, no option or SAR may be amended to reduce the per share exercise price of the shares subject to such option or SAR below the per share exercise price as of the date the option or SAR is granted and, except as permitted with regard to changes in capital structure, no option or SAR may be granted in exchange for, or in connection with, the cancellation or surrender of an option, SAR or other

Award having a higher per share exercise price. Further, without stockholder approval, the administrator may not offer to buy out for a payment in cash, an option or stock appreciation right previously granted.
The Board of Directors may terminate the 2004 Plan at any time. The 2004 Plan will be in effect until terminated by the Board of Directors. The 2004 Plan previously specified that in no event may any award be granted thereunder after July 21, 2020. As ameded, the 2004 Plan provides that in no event may any award be granted under the 2004 Plan after July 21, 2023. Except as indicated above, the Board of Directors may also modify the 2004 Plan from time to time.
Federal Income Tax Consequences Associated With the 2004 Plan
The following is a general summary under current law of the material federal income tax consequences to participants in the 2004 Plan and the Company. The summary deals with the general tax principles that apply and is provided only for general information. Some kinds of taxes, such as state and local income taxes, are not discussed. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality.
The summary does not discuss all aspects of income taxation that may be relevant in light of a holder's personal investment circumstances. The summary is based on the assumption that the awards granted under the 2004 Plan will either comply with or not be subject to provisions of Section 409A of the Code, a provision governing specified deferred compensation arrangements. This summarized tax information is not tax advice.
Non-Qualified Stock Options
For federal income tax purposes, if an optionee is granted NQSOs under the 2004 Plan, the optionee will not have taxable income on the grant of the option, nor will the Company be entitled to any deduction. Generally, on exercise of NQSOs the optionee will recognize ordinary income, and the Company will be entitled to a deduction, in an amount equal to the difference between the option exercise price and the fair market value of a common share on the date each such option is exercised. The optionee's basis for the stock for purposes of determining gain or loss on subsequent disposition of such shares generally will be the fair market value of the common stock on the date the optionee exercises such option. Any subsequent gain or loss will be generally taxable as capital gains or losses.
Incentive Stock Options
There is no taxable income to an optionee when an optionee is granted an ISO or when that option is exercised. However, the amount by which the fair market value of the shares at the time of exercise exceeds the option price will be an “item of adjustment” for the optionee for purposes of the alternative minimum tax. Gain realized by the optionee on the sale of an ISO is taxable at capital gains rates, and no tax deduction is available to the Company, unless the optionee disposes of the shares (1) within two years after the date of grant of the option or (2) within one year of the date the shares were transferred to the optionee. If the common shares are sold or otherwise disposed of before the end of the two-year and one-year periods specified above, the difference between the option exercise price and the fair market value of the shares on the date of the option's exercise will be taxed at ordinary income rates, and the Company will be entitled to a deduction to the extent the optionee must recognize ordinary income. If such a sale or disposition takes place in the year in which the optionee exercises the option, the income the optionee recognizes upon sale or disposition of the shares will not be considered income for alternative minimum tax purposes.
An ISO exercised more than three months after an optionee terminates employment, other than by reason of death or disability, will be taxed as a NQSO, and the optionee will have been deemed to have received income on the exercise taxable at ordinary income rates. The Company will be entitled to a tax deduction equal to the ordinary income, if any, realized by the optionee.
Stock Appreciation Rights
No taxable income is generally recognized upon the receipt of a SAR, but upon exercise of the SAR the fair market value of the shares (or cash in lieu of shares) received generally will be taxable as ordinary income to the recipient in the year of such exercise. The Company generally will be entitled to a compensation deduction for the same amount which the recipient recognizes as ordinary income.
Restricted Stock, Performance Shares, Restricted Stock Units and Performance Stock Units
An employee to whom restricted stock, performance shares or restricted stock units or performance stock units are issued generally will not recognize taxable income upon such issuance and the Company generally will not then be entitled to a deduction unless, with respect to restricted stock or performance shares, an election is made by the participant under Section 83(b) of the Code. However, when restrictions on shares of such award lapse, such that the shares are no longer subject to a substantial risk of forfeiture, the employee generally will recognize ordinary income and the Company generally will be entitled to a deduction for an amount equal to the excess of the fair market value of the shares at the date such restrictions lapse over the purchase price. If a timely election is made under Section 83(b) with respect to such award, the participant generally will recognize ordinary income on the date of issuance equal to the excess, if any, of the fair market value of the shares at that date over the purchase price therefore, and the Company will be entitled to a deduction for the same amount. With regard to restricted stock units and performance stock units, when such awards vest and stock is issued to the participant, the participant generally will recognize ordinary income and the Company generally will be entitled to a deduction for the amount equal to the fair market value of the shares at the date of issuance. A Section 83(b) election is not permitted with regard to the grant of such equity awards.
Performance Awards
A participant who has been granted a performance award generally will not recognize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time. When an award is paid, whether in cash or common shares, the participant generally will recognize ordinary income, and the Company will be entitled to a corresponding deduction.
Other Stock-Based Awards
A participant who receives other stock-based awards, such as a stock payment in lieu of a cash payment that would otherwise have been made, will general recognize ordinary income and the Company generally will be entitled to a corresponding deduction at the time the award is paid.
Section 162(m) of the Code
In general, under Section 162(m), income tax deductions of publicly-held corporations may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises and non-qualified benefits paid) for specified executive officers exceeds $1,000,000 (less the amount of any “excess parachute payments” as defined in Section 280G of the Code) in any one year. However, under Section 162(m), the deduction limit does not apply to certain “performance-based compensation” as provided for by the Code and established by an independent compensation committee which is adequately disclosed to, and approved by, stockholders. In particular, stock options and SARs may qualify as “performance-based compensation” if the awards are made by a qualifying compensation committee, the underlying plan sets the maximum number of shares that can be granted to any person within a specified period and the compensation is based solely on an increase in the stock price after the grant date (i.e., the option exercise price is equal to or greater than the fair market value of the stock subject to the award on the grant date). Performance or incentive awards granted under the 2004 Plan may qualify as “qualified performance-based compensation” for purposes of Section 162(m) if such awards are granted or vest upon the pre-established objective performance goals described above.
The 2004 Plan is intended to be designed to meet the requirements of Section 162(m); however, awards granted under the 2004 Plan will only be treated as qualified performance-based compensation under Section 162(m) if the awards and the procedures associated with them comply with all requirements of Section 162(m). There can be no assurance that compensation attributable to awards granted under the 2004 Plan will be treated as qualified performance-based compensation under Section 162(m) and thus be deductible to us.
In calculating our stock burn rate, we use the methodology specified by Risk Metrics Group. Under this methodology, based on our stock price volatility for fiscal year 2011, fiscal 2012, and fiscal 2013, we count each full-value share twice in our calculations of stock burn rates for each of these three fiscal years. The gross stock burn rate is determined by dividing the sum of all options granted during the fiscal year plus two times all RSUs granted during the fiscal year plus two times any performance units earned during the fiscal year by the average shares outstanding during the fiscal year. During fiscal 2013, gross options issued totaled 3,116,596, gross RSUs issued totaled 1,700,271 and no performance units were earned. The average number of shares outstanding as of March 31, 2013 was 144,014,000, resulting in a gross stock burn rate of 4.53%.
Our gross burn rate was 3.95% in fiscal year 2011, 4.47% in fiscal 2012, and 4.53% in fiscal 2013.
We have no program, plan, or practice to coordinate equity grants with the release of material information. The Committee does not have a current policy to accelerate or delay equity grants in response to material information, nor do we delay the release of information due to plans for making equity grants.

Historical Grants Table
The following table provides information with respect to awards granted under the 2004 Plan to our named executive officers, director nominees and employees as of July 22, 2013. As stated above, it is not possible to determine the amounts of awards that will be granted in the future to participants under the 2004 Plan.

Name and Position	Number of Shares Underlying Option Grant	Number of Shares Underlying Restricted Stock Unit Grants	Number of Shares Underlying Performance Unit Grants
Theodore L. Tewksbury III, Ph.D.	2,025,000	150,000	125,000
Richard D. Crowley, Jr.	480,000	44,000	70,000
Arman Naghavi	600,000	45,000	64,444
Mario Montana	438,000	33,371	45,000
Christian Kermarrec	225,000	—	55,000
All Current Executive Officers as a Group	4,401,498	325,509	478,888
All Directors Who Are Not Executive Officers as a Group	2,170,949	193,346	—
John Schofield	54,000	31,252	—
Peter Feld	52,000	8,834	—
Jeffrey McCreary	52,000	8,834	—
Umesh Padval	34,000	27,252	—
Gordon Parnell	74,000	29,252	—
Donald Schrock	34,000	22,252	—
Ron Smith, Ph.D.	54,000	31,252	—
Norman Taffe	40,000	—	—
All Employees Who Are Not Executive Officers as a Group	33,952,977	8,479,448	682,500

Vote Required
Approval of the amendment and restatement to the 2004 Plan requires the affirmative vote of the majority of shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT AND RESTATEMENT TO THE 2004 PLAN.

PROPOSAL NO. 4

RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors has appointed PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 30, 2014, and the stockholders are being asked to ratify such selection. Stockholder ratification of the Company’s independent registered public accounting firm is not required by the Company’s Bylaws or otherwise. However, the Board of Directors is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as good corporate practice. In the event the stockholders fail to ratify the appointment, the Audit Committee and the Board of Directors will consider the vote of the stockholders in making a decision whether to select another independent registered public accounting firm for the subsequent fiscal year. Even if the selection is ratified, the Audit Committee and the Board of Directors in their discretion may direct the appointment of a different independent registered public accounting firm at any time if they determine that such a change would be in the best interests of the Company and its stockholders.

PricewaterhouseCoopers LLP has been engaged as the Company’s independent registered public accounting firm since 1993. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Fees Billed to Company

The aggregate fees incurred by the Company with PricewaterhouseCoopers LLP for the annual audit and other services for the fiscal years ended March 31, 2013, and April 1, 2012, were as follows:

	Fiscal Year 2013	Fiscal Year 2012
Audit fees(1)	$1,267,840	$1,132,000
Audit–related fees(2)	185,000	50,000
Tax fees(3)	42,574	59,000
All other fees(4)	5,161	5,000
Total fees	$1,500,575	$1,246,000

(1)
Represents audit and accounting advisory services for the Company’s annual financial statements included in the Company’s Annual Reports on Form 10-K, for reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q, for the audit of the Company’s internal control over financial reporting, as well as for statutory audit services which amounted to $98,000 and $102,000 in the fiscal years ended March 31, 2013 and April 1, 2012, respectively.

(2)	Consists primarily of services rendered in connection with divestitures.

(3)	Consists of tax filing and tax-related compliance and other advisory services.

(4)
Consists primarily of consulting services including access to PWC accounting information databases. The Company incurred no financial information systems design and implementation fees in the fiscal year ended March 31, 2013.

In accordance with the Audit Committee charter, the Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent registered public accounting firm, including the estimated fees and other terms of any such engagement. These services may include audit services, audit-related services, tax services and other services. The Audit Committee may elect to delegate pre-approval authority to one or more designated committee members in accordance with its charter. The Audit Committee considers whether such audit or non-audit services are consistent with the SEC’s rules on auditor independence.

The Audit Committee approved the engagement of PricewaterhouseCoopers LLP pursuant to established pre-approval policies and procedures. The Audit Committee has determined the rendering of non-audit services by PricewaterhouseCoopers LLP is compatible with maintaining the auditor’s independence. The Audit Committee pre-approved all of the fees set forth in the table above for the fiscal years ended March 31, 2013 and April 1, 2012, respectively.

Vote Required

Ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm requires the affirmative vote of the majority of shares of common stock present in person or represented by proxy at the Annual

Meeting and entitled to vote on such proposal. Abstentions and broker non-votes will be counted towards a quorum. Abstentions will have the same effect as an “Against” vote for purposes of determining whether this matter has been approved. As this proposal is considered a routine matter, there will be no broker non-votes with respect to this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of June 30, 2013 (or as otherwise noted below), with respect to the beneficial ownership of the Company’s common stock by: (a) each stockholder known by the Company to be the beneficial owner of more than five percent of the Company’s common stock; (b) each director and nominee; (c) each Named Executive Officer (as set forth below); and (d) all executive officers and directors as a group. As of June 30, 2013, the Company had 148,257,154 shares of common stock outstanding.

SECURITY OWNERSHIP

Name and Address of Beneficial Owner	Shares Beneficially Owned(1)	Percentage of Beneficial Ownership(1)
5% Stockholders:
Entities affiliated with RS Investment Management Co. LLC(2) 388 Market Street—1700 San Francisco, CA 94111-5312	17,627,290	11.89%
Starboard Value, L.P.(3) 599 Lexington Avenue, 19th Floor New York, NY 10022	12,150,000	8.20%
BlackRock Inc.(4) 40 East 52nd Street New York, NY 10022	10,620,210	7.16%
The Vanguard Group(5) 100 Vanguard Boulevard Malvern, PA 19355	8,032,496	5.42%
Non-Employee Directors:
John Schofield(6)	85,418	*
Norman Taffe(7)	—	*
Gordon Parnell(8)	108,418	*
Donald Schrock(9)	74,584	*
Ron Smith, Ph.D.(10)	91,067	*
Umesh Padval(11)	90,418	*
Peter Feld(12)	12,161,666	8.21%
Jeffrey McCreary(13)	88,666	*
Named Executive Officers:
Theodore L. Tewksbury III, Ph.D.(14)	1,636,648	1.10%
Richard D. Crowley, Jr.(15)	516,908	*
Arman Naghavi(16)	405,269	*
Mario Montana(17)	342,821	*
Christian Kermarrec(18)	25,000	*
All Executive Officers and Directors as a Group (16 persons)(19)	15,848,936	10.46%
*    Represents less than 1% of the issued and outstanding shares.

(1)
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options and warrants which are currently exercisable, or will become exercisable within 60 days of June 30, 2013, are deemed outstanding for computing the percentage of the person or entity holding such securities but are not outstanding for computing the percentage of any other person or entity. Except as indicated by footnote, and subject to the community property laws where applicable, to the Company’s knowledge the persons named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Unless otherwise indicated, the address for each person is the Company’s address at 6024 Silver Creek Valley Road, San Jose, CA 95138.

(2)	Based solely on a Schedule 13G/A filed with the SEC on February 15, 2013 by RS Investment Management Co. LLC.

(3)	Based solely on a Schedule 13D/A filed with the SEC on June 20, 2012 by Starboard Value L.P.

(4)	Based solely on a Schedule 13G/A filed with the SEC on February 8, 2013 by BlackRock, Inc.

(5)	Based solely on a Schedule 13G/A filed with the SEC on February 11, 2013 by The Vanguard Group.

(6)	Represents 23,418 shares beneficially owned by Mr. Schofield and 62,000 shares subject to options exercisable within 60 days of June 30, 2013.

(7)	Represents 0 shares beneficially owned by Mr. Taffe and 0 shares subject to options exercisable within 60 days of June 30, 2013.

(8)	Represents 26,418 shares beneficially owned by Mr. Parnell and 82,000 shares subject to options exercisable within 60 days of June 30, 2013.

(9)	Represents 13,418 shares beneficially owned by Mr. Schrock and 61,166 shares subject to options exercisable within 60 days of June 30, 2013.

(10)	Represents 22,418 shares beneficially owned by Dr. Smith, 6,649 shares beneficially owned by the Smith Family Trust and 62,000 shares subject to options exercisable within 60 days of June 30, 2013.

(11)	Represents 18,418 shares beneficially owned by Mr. Padval and 72,000 shares subject to options exercisable within 60 days of June 30, 2013.

(12)
7,253,224 shares owned directly by Starboard Value and Opportunity Master Fund Ltd; 1,907,974 shares owned directly by Starboard Value and Opportunity S LLC; 2,988,802 shares held in an account managed by Starboard Value LP. Mr. Feld, solely by virtue of his position as a member of the Management Committee of Starboard Value GP LLC (“Starboard Value GP”), the general partner of the investment manager of Starboard Value and Opportunity Master Fund, and as a member and member of the Management Committee of Starboard Principal Co GP LLC, the general partner of the member of Starboard Value GP, may be deemed to beneficially own the shares owned directly by Starboard Value and Opportunity Master Fund for purposes of Section 16. Further, Mr. Feld, solely by virtue of his position as a member of the Management Committee of Starboard Value GP, the general partner of the manager of Starboard Value and Opportunity S LLC, and as a member of the Management Committee of Starboard Principal Co GP LLC, the general partner of the member of Starboard Value GP, may be deemed to beneficially own the shares owned directly by Starboard Value and Opportunity S LLC for purposes of Section 16. Finally, Mr. Feld, solely by virtue of his position as a member of the Management Committee of Starboard Value GP, the general partner of Starboard Value LP, and as a member of the Management Committee of Starboard Principal Co. GP LLC, the general partner of the member of Starboard Value GP, may be deemed to beneficially own the shares held in the Managed Account for purposes of Section 16. Mr. Feld expressly disclaims beneficial ownership of all such shares, except to the extent of his pecuniary interest therein. Also includes 11,666 shares subject to options exercisable within 60 days of June 30, 2013.

(13)	Represents 77,000 shares beneficially owned by Mr. McCreary and 11,666 shares subject to options exercisable within 60 days of June 30, 2013.

(14)	Represents 74,149 shares beneficially owned by Dr. Tewksbury and 1,562,499 shares subject to options exercisable within 60 days of June 30, 2013.

(15)	Represents 46,534 shares beneficially owned by Mr. Crowley and 470,374 shares subject to options exercisable within 60 days of June 30, 2013.

(16)	Represents 39,542 shares beneficially owned by Mr. Naghavi and 365,727 shares subject to options exercisable within 60 days of June 30, 2013.

(17)	Represents 4,134 shares beneficially owned by Mr. Montana and 338,687 shares subject to options exercisable within 60 days of June 30, 2013.

(18)	Represents 0 shares beneficially owned by Mr. Kermarrec and 25,000 shares subject to options exercisable within 60 days of June 30, 2013.

(19)
Includes the shares described in notes 6-18, and an additional 20,352 shares beneficially owned and 201,701 shares subject to options exercisable within 60 days of June 30, 2013 held by executive officers not listed in the table.

Stock Ownership Guidelines

On October 19, 2007, Company adopted a policy establishing the following mandatory stock ownership guidelines for its Chief Executive Officer, Chief Financial Officer, Chairman of the Board and other non-employee directors, as follows:

Chief Executive Officer	Value* equal to 1.0 times annual base salary
Chief Financial Officer	Value* equal to 0.5 times annual base salary
Chairman of the Board	15,000 shares of common stock
Board of Directors	10,000 shares of common stock
* “Value” is defined as the amount expended to acquire the stock, including taxes paid to acquire RSUs.

The foregoing mandatory ownership amounts are to be achieved no later than five years after commencement of service in the designated position, or in the case of board members serving as of October 19, 2007, then five years from that date. The purpose of the mandatory stock ownership guidelines is to give our top executives and board members a vested interest in the long term success of the Company.

EXECUTIVE OFFICERS

Our executive officers and their respective ages as of June 30, 2013 are as follows:

Name	Age	Position
Theodore L. Tewksbury III, Ph.D.	56	President and Chief Executive Officer
Richard D. Crowley, Jr.	56	Sr. Vice President, Chief Financial Officer
Subramanyan Dakshinamoorthy	61	Vice President, Worldwide Operations
Thomas Sparkman	51	Sr. Vice President, Worldwide Sales and Vice President and General Manager, Communications Division
Mario Montana	51	Vice President and General Manager, Enterprise Computing Division
Arman Naghavi	51	Vice President and General Manager, Analog and Power Division
Christian Kermarrec	63	Vice President and General Manager, Timing and Synchronization Division and Wireless Systems
Graham Robertson	45	Vice President, Corporate Marketing
Sean Fan	47	Vice President and General Manager, IDT China
Anja Hamilton	42	Vice President, Worldwide Human Resources
Matthew Brandalise	48	Vice President, General Counsel and Secretary

Dr. Tewksbury joined IDT as President and Chief Executive Officer in March 2008. Prior to joining IDT, Dr. Tewksbury served as the President and Chief Operating Officer of AMI Semiconductor from October 2006 to February 2008. Prior to August 2006, Dr. Tewksbury held a managing director position at Maxim Integrated Products, Inc.

Mr. Crowley joined IDT as Vice President and Chief Financial Officer in October 2009. Prior to joining IDT, Mr. Crowley served as Vice President, Finance and Chief Financial Officer of Micrel, Inc. Prior to Micrel, Mr. Crowley served as Vice President and Chief Financial Officer of Vantis Corporation. Prior to Micrel, Mr. Crowley was employed by National Semiconductor Corporation, where his last position was Vice President and Corporate Controller.

Mr. Dakshinamoorthy joined IDT as Vice President, Quality in 2012. Prior to joining IDT, Mr. Dakshinamoorthy held several management positions at Freescale Semiconductor, serving most recently as Freescale’s Vice President, Final Manufacturing Engineering and Probe Operations. Prior to Freescale, Mr. Dakshinamoorthy held various management positions at Reticle Technology Centre, Tohoku Semiconductor Corp., the MOS15 Fab in Research Triangle Park, North Carolina and Western Digital.

Mr. Sparkman joined IDT in November 2011, as Vice President and general manager of the Communications division. Senior Vice President, WW Sales / Vice President & General Manager, Communications Division. In April 2012, Mr. Sparkman was appointed Senior Vice President of Worldwide Sales and Marketing. Prior to joining IDT, Mr. Sparkman was Chief Executive Officer of Samplify Systems, a leader in data compression technologies, in which IDT was a strategic investor. Prior to joining Samplify, Mr. Sparkman held various positions within the semiconductor industry for 23 years, serving chiefly at Maxim Integrated Products, Inc., an international supplier of analog and mixed-signal products. Mr. Sparkman holds a Bachelor of Science degree in Electrical Engineering from the University of California at Berkeley.

Mr. Montana has been with IDT since 1997 and was appointed Vice President and General Manager, Enterprise Computing Division in February 2007. Prior to his current role, Mr. Montana was General Manager, IDT Serial Switching Division, Director, IDT Serial-Switching Division and Director, IDT Strategic Marketing Group. Mr. Montana has also served as Product Line Director for IDT’s Telecommunications, FIFO, Logic and Timing groups, respectively. Prior to joining IDT, Mr. Montana held various product marketing and engineering positions at Zarlink Semiconductor, Exar, Raytheon and Hewlett Packard.

Mr. Naghavi joined IDT as Vice President and General Manager, Audio and Power Division in October 2009 and became Vice President and General Manager, Analog and Power Division in 2010. Prior to joining IDT, Mr. Naghavi served as Vice President and General Manager of Analog, Mixed-signal, and Power Division at Freescale Semiconductor. Prior to Freescale, Mr. Naghavi held various engineering and management positions at Intersil Corporation and Analog Devices, Inc.

Mr. Kermarrec joined IDT in 2012 and became Vice President and General Manager, TSD (Timing and Synchronization Division) and Wireless Systems in IDT's Communications Division. Prior to joining IDT, Mr. Kermarrec was corporate Vice President and President of MediaTek's wireless operations in the United States and Europe, having joined MediaTek in 2008 through its acquisition of Analog Devices' RF and Wireless Business Unit. Prior to joining Analog Devices, Mr. Kermarrec held various technical and management functions at M/A-COM and Tachonics in the United States, Spar Aeroscape in Canada, and Philips and Alcatel in France. Mr. Kermarrec holds an M.S. in electrical engineering from the Conservatoire des Arts et Metiers (CNAM), France.

Mr. Robertson joined IDT in March, 2010 as Vice President, Corporate Marketing. Prior to joining IDT, Mr. Robertson served as Vice President of Global Marketing and Corporate Communications at International Rectifier. Prior to International Rectifier, Mr. Robertson held sales and marketing communications positions at Future Electronics, and other senior marketing positions within various marketing and promotion solutions organizations in Europe. Mr. Robertson earned his Master of Business Administration degree from Edinburgh’s Heriot Watt University and a Master of Science degree in Marketing from the University of Glamorgan South Wales, United Kingdom. He is currently completing his Doctorate degree in Business from Heriot Watt University.

Mr. Fan joined IDT in 1999 as marketing manager for the Company’s telecommunications business unit. In 2011, Mr. Fan became vice president and general manager of IDT China. In his current position, Mr. Fan is also responsible for managing multiple business and functional units of the Company located in China. Prior to his current position, Mr. Fan held various management roles at IDT, including Vice President and General Manager of the Memory Interface Division, General Manager of Standard Product Operations, and Senior Director of Silicon Timing Solutions. Prior to joining IDT, Mr. Fan served in various engineering and management roles with Lucent Microelectronics, Mitel Semiconductor, and the National Lab of Telecom Research in China. Mr. Fan holds a Master of Science degree in Computer Engineering from University of Cincinnati, and a Bachelor of Science degree in Computer and Telecommunications from Beijing University of Posts and Telecommunications.

Ms. Hamilton joined IDT in February 2011, and became VP, Worldwide Human Resources in October 2012. Prior to her current role, Ms. Hamilton was the Sr. Director, Worldwide Compensation and HRIS. Prior to joining IDT Ms. Hamilton held various compensation management positions at Atmel, eBay and Electronic Arts. Ms. Hamilton has 21 years of business management experience, with 15 of those in human resources. Ms. Hamilton received her business education in Germany, and holds several certifications in Human Resource Management.

Mr. Brandalise joined IDT in 2000 and was promoted to General Counsel in 2012. Prior to his current role, Mr. Brandalise served as Senior Director and Director in IDT's Legal Department. Mr. Brandalise has also held corporate counsel and senior corporate counsel positions in the IDT Legal Department. Mr. Brandalise joined IDT with 8 years of prior law firm experience in the areas of commercial litigation, commercial transactions, corporate law, and mergers and acquisitions.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis provides information about the material components of our executive compensation program for:

•	Dr. Theodore L. Tewksbury III, our President and Chief Executive Officer (our “CEO”);

•	Richard Crowley, Jr., our Sr. Vice President and Chief Financial Officer (our “CFO”);

•	Arman Naghavi, our Vice President and General Manager, Analog and Power Division;

•	Mario Montana, our Vice President, Enterprise Computing Division;

•	Christian Kermarrec, our Vice President and General Manager, Timing and Synchronization Division and Wireless Systems;

We refer to these executive officers collectively in this Compensation Discussion and Analysis as the “NEOs”, and to the Compensation Committee of the Board of Directors as the “Committee”.

Specifically, this Compensation Discussion and Analysis provides an overview of our executive compensation philosophy, the overall objectives of our executive compensation program, and each compensation component that we provide to our executive officers, including the NEOs. In addition, we explain how and why the Compensation Committee of the Board of Directors (the "Committee") arrived at the specific compensation actions and decisions involving our executive officers during fiscal 2013.

Executive Summary

Executive Compensation Structure

We design, develop, manufacture, and market a broad range of low-power, high-performance mixed signal semiconductor solutions for the advanced communications, computing, and consumer industries. To compete in this dynamic industry, our executive compensation programs are designed to provide competitive compensation opportunities that reward, motivate, attract, and retain top talent.

Our executive compensation programs are designed to reward performance based upon the actual achievement of annual goals and objectives established by the Committee at the beginning of each fiscal year, and link the priorities and performance of the executives to the attainment and furtherance of long-term business strategies, and with the interest of stockholders.

A significant portion of the compensation payable to the executives is tied directly to the Company’s financial performance, and accordingly, the compensation package for executives is designed to fluctuate with the financial performance of the Company as a whole. We have found this approach, which emphasizes the creation of sustainable long-term stockholder value, ensures that our executives are rewarded for their efforts only to the extent that they have produced profitable operating results.

Our executive compensation program is designed to further these principles in the following ways:

•	Base salaries, which comprise only a modest portion of each executive’s compensation package, generally target the median of the competitive market for similarly situated companies;

•
A substantial portion of each executive’s compensation package is comprised of short-term incentive compensation in the form of a performance bonus, which is based on our ability to attain profitability goals reflected in our annual operating plan and each executive officer’s contributions toward that achievement; and

•	A substantial portion of each executive officer’s compensation package is comprised of long-term incentive compensation; in 2013 this was delivered in the form of

◦	stock options, the value of which is directly linked to the performance of the Company’s common stock

◦	performance stock units, delivered to each Executive reporting to the CEO, the value of which is linked to the performance of company operating margin and revenue growth to peers.

The incentive compensation of our NEOs is designed to enhance total shareholder return (“TSR”). We strive to continuously improve TSR and, therefore, align short-term compensation with short-term performance and long-term compensation with long-term performance and return. The link between the compensation of our CEO and TSR is disclosed in the following graph, which shows how both total compensation and incentive compensation for our CEO has fluctuated over the past five years with the Company's five-year TSR:

CEO Realizable Pay and 5-Year Total Shareholder Return (TSR)1
120%
100%
80%
60%
40%
20%
0%
Indexed TSR in %
$2,800
$2,400
$2,000
$1,600
$1,200
$800
$400
$0
Pay in Thousand $
Beginning of Fiscal Year 2009
Fiscal Year End 2009
Fiscal Year End 2010
Fiscal Year End 2011
Fiscal Year End 2012
Fiscal Year End 2013
CEO Total Pay 2
CEO Incentive Cash 3
Indexed TSR 4

(1)	The above chart illustrates CEO Pay and CEO Incentive Cash for Dr. Tewksbury for fiscal 2009, 2010, 2011, 2012 and 2013.

(2)
CEO Total Pay includes base salary and actual cash bonus paid, other compensation paid (zero) and the "in-the-money" value of the equity awards issued during each fiscal year using the closing price of our common stock on March 28, 2013 of $7.47. CEO Total Pay excludes relocation-related expenses. The equity value assumes equity awards are 100% vested upon grant, even though such awards vest over a 4-year period.

(3)	CEO Incentive Cash includes the actual cash bonus paid for each fiscal year.

(4)
Our fiscal year ends on a different day each year because our fiscal year ends at midnight on the Sunday nearest to March 31 of each calendar year. However, for convenience, the TSR and equity calculations in the above chart are based on a March 31 fiscal year end.

Fiscal 2013 Business Highlights

During Fiscal 2013, IDT announced the following business achievements:

•
The acquisition of NXP's high-speed data converter business and Alvand Technologies, a leading analog IP company specializing in data converters, to expand the Company’s product offering for wireless base stations manufacturers.

•	The acquisition of Fox Electronics to increase IDT’s product offering, capability and penetration of the $3 billion frequency control end market.

•	The industry's lowest-power low-distortion diversity mixer for 4G wireless base stations.

•	Qualcomm selected IDT as its silicon partner to develop an integrated receiver IC for Qualcomm's wireless charging solution.

•
Intel selected IDT to develop an integrated transmitter and receiver chipset for Intel's wireless charging technology based on resonance technology for deployment in Ultrabooks™, all-in-one (AiO) PCs, smartphones, and standalone chargers.

•	The industry's lowest-power DDR3 LRDIMM memory buffer and the first capable of operating with transfer speeds up to 1866 megatransfers per second (MT/s).

•
The world's first DDR4 register and temperature sensor that meet the industry's stringent performance requirements. The new products are designed to facilitate the next generation of DRAM modules to enable advancements in server and storage sub-system performance, scalability and power efficiency.

•	The world's lowest-power PCI Express® timing family.

•	The industry’s most integrated wireless power transmitter solutions for the Wireless Power Consortium (WPC) Tx-A5, Tx-A6, and Tx-A11 configurations.

•	A new RF digital step attenuator that reduces glitches by up to 95 percent in cellular base station and industrial applications.

•	The industry’s first low-power dual 16-bit 1.5 GSPS digital-to-analog converter (DAC) with an advanced JESD204B serial interface for multi-carrier broadband wireless applications.

•	The availability of the industry’s first complete chipset for DDR4 load reduced dual inline memory modules (LRDIMMs).

•	The divestiture of its smart meter business to Atmel in an all-cash transaction.

•	The industry’s first dual-mode wireless power receiver IC compatible with both WPC and PMA standards.

•	The industry’s first intelligent, scalable power management solution with distributed output current capability to meet varying SoC power requirements and overcome thermal limitations.

•	Intel selected IDT’s PMIC for their next-generation Atom™ SoC for use in micro servers, tablets, netbooks and embedded applications.

•	The world’s lowest jitter MEMS oscillators with integrated frequency margining capability.

Fiscal 2013 CEO Compensation Actions

For fiscal 2013, the Committee took the following actions with respect to the compensation of our CEO:

•
We increased our CEO’s individual incentive target from 100% to 115% of base salary, to align target total cash compensation to the 50th percentile of market and make a larger portion of our CEOs total pay dependent on achieving financial and strategic goals.

•
Based on the achievement of the minimum level of non-GAAP Operating Profit necessary for bonuses to be paid and the CEO's achievement of some significant goals that further our position in the market, including revenue and profitability goals, new product developments, and strategic initiatives to achieve profitability targets, we paid a performance bonus to our CEO in the amount of $34,777, which represents 5% of his target annual incentive compensation award for fiscal 2013.

•
We granted our CEO a stock option award of 625,000 option shares with a grant date fair value at approximately the 25th- 50th percentile of the competitive market as measured by our peer group. The Committee believes that it is in the best interests of the Company and our stockholders to link this long-term incentive compensation opportunity to the performance of the Company’s common stock, as well as to further our retention objectives.

The majority of the direct compensation pay of our NEOs is dependent on performance, and as such is at risk. The following graphs illustrate the compensation elements for our CEO as a percentage of his total direct compensation:

CEO 2013 Target Pay Mix

Pay Elements not at Risk
• Base Salary	20.7%
• Other Compensation	0.0%
• Total	20.7%

Pay Elements at Risk
• Target Bonus	23.8%
• Stock Options	55.4%
• Total	79.3%

The following graph illustrates how much of the total 79.3% of target pay at risk for fiscal 2013 was realizable by our CEO based on fiscal 2013 performance metrics, as of the end of fiscal 2013. As shown below, of the Target Pay of $2,895,664 our CEO earned $1,697,295.
The stock values used in the following chart are intended to illustrate the targeted "fair value" at grant of the equity award compared to the “in-the-money” value at the end of the fiscal year. This methodology of illustrating stock value is different from the equity portion reported in the Summary Compensation Table, which is calculated using historical stock price data and does not take into account the effect of stock movement on pay after an equity grant is given.
We believe that our executive compensation program appropriately incents and rewards our NEOs and other key personnel in light of the performance of the Company, and that our executive pay aligns well with our overall compensation philosophy of paying for performance.

Comparison of CEO 2013 Target Pay vs. Realizable Pay at Fiscal Year End
Target Pay—fiscal 2013 base salary, target cash bonus amount, other compensation paid (zero) and the targeted "fair value" at grant of equity awards. The “fair value” is calculated using the Black-Scholes methodology for stock options. At the time of the CEOs’ fiscal 2013 equity decision, Radford provided a Black-Scholes Value for the options of $2.569 per share.
Realizable Pay—fiscal 2013 actual base salary and actual cash bonus paid, other compensation paid (zero) and the "in-the-money" value of all equity awards issued during fiscal year 2013 using the closing price of our common stock on March 28, 2013 of $7.47. Realizable Pay assumes equity awards are 100% vested upon grant, even though such awards vest 25% on the first anniversary of the grant date with the remainder vesting ratably over 36 months.

To provide additional context for the illustration above, the table below outlines key details of each pay item and provides an update as to the amount of target pay that was "realizable" as of March 31, 2013 for each item.

Item	Description	Update as of March 31, 2013
Stock Options
•   TARGET VALUE: $1,605,625

•   55.4% of our CEO’s target pay

•   To realize any value from this award, our stock price must appreciate from the closing price on the date of grant.

•   Awards vest 25% on the first anniversary of the grant date with the remainder vesting monthly thereafter for 36 months.

•   REALIZABLE VALUE: $1,062,500

The 625,000 options granted to our CEO on 5/15/12 were "in-the-money" as of 3/31/13 since the closing price of our common stock on 3/28/13 of $7.47 was above the exercise price of $5.77.

Other Comp
•   TARGET VALUE: Not established

•   0% of our CEO’s target pay

•   Consistent with our emphasis on at risk pay, we only provide executive perquisites in very limited, individual circumstances. NEOs are eligible to participate in benefits programs offered by the Company to its employees generally, on the same terms as all other employees.

• REALIZABLE VALUE: $0 Our CEO received no other compensation in fiscal 2013.
Cash Bonus
•   TARGET VALUE: $690,021

•   23.8% of our CEO’s target pay

•   No payment unless minimum financial goals are attained.

•   Actual payment based on attainment of revenue, operating profit, as well as strategic corporate goals.

•   REALIZABLE VALUE: $34,777

In fiscal 2013, we achieved the minimum level of non-GAAP Operating Profit necessary for bonuses to be paid, but fell short of our target. As a result, our CEO received only ~5% of his target bonus.

Base Salary
•   TARGET VALUE: $600,018

•   20.7% of our CEO’s target pay

•   Intended to compensate our executives for performing their day-to-day responsibilities and to ensure a baseline level of market competitiveness.

• REALIZABLE VALUE: $600,018 Base salary amounts, once established, are not “at risk” and our CEO’s salary was paid in full during fiscal 2013.

Fiscal 2013 Corporate Governance Highlights

We endeavor to maintain good corporate governance standards in designing and administering our executive compensation policies and practices, as highlighted by the following:

•	Our change in control agreements with the NEOs contain “double trigger” provisions;

•
We award long-term incentive compensation to our executive officers in the form of stock options and performance-based restricted stock, which we believe create a significant “pay-for-performance” connection for our executive officers since a significant portion of their net worth is dependent on long-term performance of the market price of the Company's common stock as well as specifically defined financial goals that further our position in the market;

•	We do not provide excise tax payments or “gross-ups” in the event of a change in control of the Company;

•	We only provide executive perquisites in very limited, individual circumstances;

•	We do not currently offer, nor do we have plans to provide, pension arrangements or retirement plans for our employees;

•	Our option plans specifically preclude the re-pricing of stock options and stock appreciation rights, absent stockholder approval;

•	We maintain mandatory stock ownership guidelines for our Chief Executive Officer, Chief Financial Officer, Chairman of the Board and other non-employee directors;

•	For several years, we have separated the roles of Chairman of the Board of Directors and Chief Executive Officer; and

•	The Committee has engaged its own independent compensation consultant that does not provide any services to the Company and has no prior relationship with any of the NEOs.

Compensation Philosophy and Objectives

Our executive compensation programs are designed to:

•	provide competitive compensation opportunities that reward, motivate, attract, and retain top talent;

•	reward performance based upon the actual achievement of annual goals and objectives established by the Committee at the beginning of each fiscal year; and

•	link the priorities and performance of the executives to the attainment and furtherance of long-term business strategies, and with the interest of stockholders.

The Committee believes that a significant portion of compensation payable to NEOs should be tied directly to the Company's financial performance. Accordingly, the compensation package for our NEOs is designed to fluctuate with the financial performance of the Company as a whole. During years when the Company's performance experiences a downturn, NEO compensation will be lower; likewise, during years where the Company experiences increased revenues and profitability, NEO compensation is designed to increase. The Committee feels this compensation philosophy aligns the interests of our NEOs with that of our stockholders and provides motivation for high performance levels from our NEOs.

In fiscal 2013, important factors driving our Company's financial performance that were identified in the setting and awarding of short-term compensation include:

•	revenue growth;

•	improved operating margin;

•	product sales;

•	new product development; and

•	operational excellence.

The Committee identified these priorities for our 2013 incentive program given their importance in driving increased value for our stockholders and because these are areas over which management can exert the greatest amount of control, thus increasing the potential for immediate and long term profitability.

Setting Executive Target Compensation

During fiscal 2013, the Committee retained Radford, an AON Hewitt Company, as its independent compensation consultant on all matters related to the compensation of NEOs and other senior executives. Radford reports to the Committee and the Committee reviews and evaluates Radford's performance and compensation. Radford does not provide any other consulting services to the Company outside of its compensation consulting services to the Committee. Independent of its consulting services, the Company subscribes to and participates in Radford's Global Sales and Technology Compensation Surveys. Radford provides strategic guidance to the Committee by leveraging its extensive database and significant industry expertise. As requested by the Committee, Radford provided to the Committee and the Committee requested that Radford provide it with comparative market data on industry best practices and data related to our NEOs and senior executives. For the compensation evaluation, in addition to publicly available data for our peers, Radford also relied on its 2012 Radford Global Technology Survey(1).

The Committee used data compiled by Radford to compare our NEOs' compensation with the compensation of executive officers at comparable companies in the semiconductor industry. The Committee, after consultation with management and Radford, established a specific group of peer companies to assist in the assessment of job levels and compensation programs and practices. In defining an appropriate peer group for purposes of comparing compensation data, consideration was given to the following factors:

•	companies with whom the Company competes for business and executive talent in the semiconductor industry;

•	companies with revenues generally between $300 million and $1.2 billion reflecting businesses of similar scope and complexity;

(1) The survey encompasses seventeen Peer Group members, public semiconductor/capital equipment companies and public high technology companies all with revenues between $300 million and $1 billion.

•	companies with market capitalization generally between $500 million and $3 billion reflecting businesses of similar maturity; and

•	companies with 1,000 to 4,000 employees reflecting a similar organizational complexity and scale.

Based on these factors, the Committee reviewed and revised our list of peers from fiscal year 2012 (“fiscal 2012”). In fiscal 2013 the Committee added Ixys and Monolithic Power and removed Linear Tech and Microchip Technology to help balance our peer group with respect to revenue and market capitalization. Standard Micro was acquired and thus also removed from the peer group. As a result the following companies (collectively, the “Peer Group”) were included in the compensation analysis for fiscal 2013:

Cypress Semiconductor	Micrel	RF Micro Devices
Cirrus Logic	Microsemi	Semtech
Fairchild Semiconductor	Monolithic Power System	Silicon Laboratories
International Rectifier	OmniVision Technologies	Skyworks Solutions
Intersil	PMC-Sierra	Triquint
Ixys	Power Integrations

At the beginning of fiscal 2013, as requested by the Committee, Radford presented the Committee with Peer Group and broader market survey data related to the compensation of executives holding positions comparable to the positions of each of our NEOs employed by the Company at that time, including data regarding base salaries, performance bonuses and equity awards. In order to assist the Committee with evaluation of our NEOs' compensation packages, 2012 Radford Global Technology Survey data was combined with proxy data, where sufficient proxy data was available, to create a final market average which was used to assess compensation levels. Compensation data for NEOs who report to the CEO are reviewed by the Committee with the CEO and Radford. Data and criteria related to the CEO's compensation, including peer group market data, are reviewed and evaluated only within the Committee and with Radford, and not with the CEO.

Our philosophy is to generally set our NEOs' target pay levels close to the 50th percentile of market, with variations based on experience, operational complexity, strategic impact and scope of position. The following table illustrates the market levels we target for each compensation component.

Base Salary	Target Total Cash (Base plus Short-Term Incentives)	Long-Term Incentives	Total Direct Compensation
50th Percentile	50th Percentile	50th Percentile	50th Percentile

Base salaries and target performance bonuses (collectively, “Total Cash Compensation”) are determined upon offer of employment, and then on an annual basis thereafter at the beginning of each fiscal year. The Committee reviews market data provided by Radford for Total Cash Compensation based on the Peer Group and broader market survey data at the 25th, 50th, and 75th percentiles. Total Cash Compensation is considered an important part of the executive compensation package in order to remain competitive in attracting and retaining executive talent. Total Cash Compensation is designed to fluctuate with Company performance. In fiscal years when the Company exhibits superior financial performance, Total Cash Compensation is designed to be above average competitive levels. When financial performance is below the targeted goal for a particular fiscal year, Total Cash Compensation is designed to be below average competitive levels. Both elements of Total Cash Compensation are determined and reviewed against market references, in conjunction with the NEO's experience, performance, internal comparisons, and the position's operational complexity, strategic impact, and scope.

Total Cash Compensation in combination with equity awards (collectively, “Total Direct Compensation”) is also reviewed at the 25th, 50th, and 75th percentiles of market based on the Peer Group and broader market survey data provided by Radford. Equity awards are granted to the NEOs shortly after being hired or promoted and generally within approximately six weeks of the beginning of each fiscal year, and are the Company's only form of long-term incentive compensation. Equity awards are determined based on experience, performance, current equity holdings, retention risk, internal comparisons, and the position's operational complexity, strategic impact, and scope in addition to the Peer Group and broader market survey data provided by Radford.

Role of CEO in Compensation Decisions

The Company’s CEO reviews and evaluates, as applicable, the other NEO's performance, expected future contributions, internal comparisons, and also considers the market survey data provided by Radford in making recommendations to the Committee on the NEOs’ compensation. Any recommendations made by Dr. Tewksbury regarding the base salaries, bonuses and equity awards of the NEOs are subject to the final review and approval of the Committee.

Dr. Tewksbury was invited to provide input to the Committee with regard to his own performance, but he did not participate in the Committee’s determination of his proposed compensation, or the Committee’s final recommendation to the Board or the Board’s final determination of his compensation.

Individual Elements of NEO Compensation

Each NEO is compensated through base salary, a performance bonus, equity awards, and participation in employee benefit plans.

Base Salary

Base salaries are reviewed and determined annually at the beginning of each fiscal year, based upon the criteria outlined above and a review of the data referred to under “Setting Executive Target Compensation”.

At the beginning of fiscal 2013, the CEO proposed and the Committee approved increases in base salary for the NEOs based on consideration of the NEOs' performance, strategic impact and scope of position, and position to market.

Radford and the Committee reviewed CEO compensation against the approved peer companies and found that the base salary was at the Company's stated pay philosophy of targeting the 50th percentile. As a result, no base pay increase was given to the CEO in fiscal 2013.

The following table lists the 2013 base salary changes for our NEOs, the pay position relative to the Peer Group, and the decision factors for each increase, or lack of increase, as the case may be.

Named Executive Officer	2013 Base Salary ($)	2012 to 2013 Increase (%)	Approximate Position of 2013 Base Salary to Peer Group	Decision Factors
Dr. Tewksbury	600,018	—	50th percentile	No increase based on competitive market data and fiscal 2013 performance
Mr. Crowley	360,506	—	50th - 75th percentile	No increase based on competitive market data and fiscal 2013 performance
Mr. Naghavi	309,026	—	50th - 75th percentile	No increase based on competitive market data and fiscal 2013 performance
Mr. Montana	285,293	4.5	50th percentile	Adjustment to more closely align with 50th percentile to retain competitiveness with market
Mr. Kermarrec	309,026	8.4	50th – 75th percentile	Promotional increase to recognize additional responsibilities for our Timing and Synchronization Division, in addition to Wireless Systems

Performance Bonus

During fiscal 2013, the NEOs participated with other eligible employees in the Company's Annual Incentive Plan (“AIP”). The AIP was established to link compensation to financial performance by tying group goals and objectives of participating employees to the Company's profitability. Through the AIP, a portion of an eligible employee's total cash compensation opportunity is directly linked to the annual results of the performance of the group in which the employee works, the Company performance, and the individual's performance.

The primary objectives of the AIP are:

•	Encourage outstanding performance from individual employees, as well as collaboration and execution of business units and the Company as a whole;

•	Link a portion of employees' pay to the financial performance of the business; and

•	Reflect the financial performance of the Company and the value delivered to Stockholders in its funding methodology.

The AIP payout is determined based on the individual bonus target amount, the achievement of specific objectives for the fiscal year, and the plan funding. The AIP's two components, Individual and Group, measure and reward individual and division performance respectively. The weighting of each of these two components depends on the level of responsibility toward divisional versus individual goals, with the highest level of responsibility toward divisional goals having the heaviest weighting of the Group component. The Group component for our NEOs is weighted 100%.

The Group component payout is determined based on the achievement of specific goals that are set at the beginning of the fiscal year, and approved by the Compensation Committee for the CEO. For the other NEOs, the goals are approved by the CEO.

Incentive payments earned under the AIP are paid in cash in two installments. The first installment is paid in November reflecting actual performance over the first two quarters and expected year-end performance for the full fiscal year. The mid-year payout is equivalent to 45% of the estimated annual payout, based on the mid-year analysis of estimated year-end performance. The second installment, the year-end payout, is paid in May which reflects the overall performance for the entire previous fiscal year, after deducting the first installment paid in the previous November. The Company maintains this biannual payment schedule in order to provide continual incentive and reward for employees throughout the year and also to maintain a current assessment of where individual employees, business units and the Company as a whole stand in relation to meeting the goals that have been set for the fiscal year.

Plan Funding

The AIP plan is funded based on Non-GAAP Operating Profit achievement levels that are set based on a scale from 25% (threshold) to 200% (maximum). If the Company's actual Non-GAAP Operating Profit achievement is below the threshold of 25%, the Annual Incentive Plan is not funded and no bonus is paid to any participant including the NEOs, regardless of individual or group performance. For fiscal 2013 the Non-GAAP Operating Profit achievement scale was reviewed and approved by the Committee.

For fiscal 2013, the Committee established the following Non-GAAP Operating Income achievement scale: $34 million - threshold funding equal to 25% of target, and $135 million - target funding equal to 100% of target.  The Non-GAAP Operating Income amounts in the achievement scale include the expense related to the AIP.

An analysis was made at mid-year of the estimated year-end Non-GAAP Operating Profit Achievement and a mid-year payout was made to participants, because the estimated year-end achievement was above the minimum threshold of 25%. In fiscal 2013 the AIP payout at mid-year was funded based on an estimated year-end Non-GAAP Operating Profit achievement of 41%.

The year-end payout is calculated based on the full annual performance less any mid-year payout. The actual non-GAAP Operating Income for fiscal year 2013, including the expense of the AIP, was $38.6 million, which resulted in an achievement level of 32%.

The AIP funding mechanism is designed to fund the Individual Component first, and the Group and Company Components second. To ensure that the Company's AIP payout does not exceed the funded pool, a Funding Factor is applied to the Group component. . The mid-year Funding Factor for fiscal 2013 was 16% based on the estimated year-end Non-GAAP Operating Profit achievement of 49%. The year-end Funding Factor was 0% based on the actual year-end Non-GAAP Operating Profit achievement of 32%.

The non-GAAP Operating Income of $38.6 million excludes restructuring-related costs, acquisition and divestiture-related charges, share-based compensation expense, and certain other expenses and benefits which totaled $64.5 million in the Company's fiscal year 2013 GAAP consolidated statements of operations.

The following table provides a reconciliation of GAAP to non-GAAP financial measures.

Twelve Months Ended March 31, 2013 (in thousand $)
GAAP Operating Income	$(25,917)
Acquisition Related
Amortization of acquisition related intangibles	20,546
Acquisition related legal and consulting fees	12,594
Other acquisition related costs	3,000
Fair market value adjustment to acquired inventory sold	458
Restructuring Related
Severance and retention costs	5,522
Facility closure costs	62
Assets impairment	(212)
Other
Stock based compensation expense	13,479
Assets impairment	6,308
Expenses related to stockholder activities	1,614
Compensation expense – deferred compensation plan	1,135
Non-GAAP Operating Income	38,589

Individual Incentive Targets

Each eligible employee, including the NEOs, is assigned an Individual Incentive Target based on a percentage of annual base salary. This target is established in consideration of the employee's job level, job role, job function, and competitive data provided by Radford, as well as accomplishments within the employee's job level for employees who were employed by the Company at the beginning of the fiscal year.

The Individual Incentive Targets for the NEOs are reviewed annually by the CEO and the Committee. Any adjustment made to the Individual Incentive Target for the NEOs other than the CEO is made at the recommendation of the CEO and is subject to the final review and approval of the Committee. Any adjustment made to the Individual Incentive Target for the CEO is made at the recommendation of the Committee and is subject to the final review and approval of the Board. For fiscal 2013, the CEO recommended and the Committee reviewed and approved a change to the Individual Incentive Target for Arman Naghavi from 55% to 65% of base salary. This change positioned Mr. Naghavi' Incentive Target close to the 75th percentile of market, in recognition of Mr. Naghavi's criticality to the development and growth of our Analog and Power business. The Committee also approved a change to the Individual Incentive Target for our CEO from 100% to 115% of base salary. This change was made to align target total cash with the 50th percentile. While Dr. Tewksbury's base was competitive, his target total cash was at the 25th to 50th percentile. This change positioned Dr. Tewksbury's target total cash at the 50th percentile of market and was entirely limited to his at-risk pay.

Group Achievement

The Committee approved annual goals and objectives for the CEO, and the CEO established annual goals and objectives for the NEOs at the beginning of fiscal 2013. The achievement of these goals was measured at the end of fiscal 2013, and used as a basis for the AIP payout calculation. Our CEOs goal achievement was reviewed and approved by the Committee, and our NEOs achievement was reviewed and approved by the CEO and the Committee at the end of fiscal 2013.

Group goals are established on a scale from 50% (threshold) to 125% (maximum). If the Group achievement is below the threshold of 50%, 0% of that goal is counted toward the final weighted score. The annual goals and objectives and their achievement for the CEO and NEOs are presented in the following tables.

While the annual goals for each of the NEOs are specific and measurable, at the end of the fiscal year, the CEO may exercise reasonable discretion in changing the group component score due to issues related to quality, cost management, or other unforeseen performance issues. Such discretion could have a direct impact on an NEO's bonus payout.

The following tables list the 2013 goals and objectives for each of our NEOs. Certain targets under the Group Component, which is comprised of internal business-unit performance targets established by the Company, represent confidential information, the disclosure of which would cause competitive harm to the Company. The Group Component targets not disclosed are comprised of specific business-unit level targets that are based on the internal development strategy of the Company. The Company transacts business in the highly competitive semiconductor industry, and disclosure of the forward-looking targets and product-specific business-unit targets would cause substantial economic harm to the Company and, as a result, place the Company in a competitively disadvantageous position.

The specific targets omitted for the individual component are comprised of pre-established, forward-looking targets relating to revenue, cumulative earnings per share and new product development and business-unit level performance. The forward-looking measures are not disclosed in the Company's financial statements or otherwise made available to the public. Instead, the targets are measured based upon internal forecasts made at the time the Compensation Committee evaluates performance. These goals and the related internal forecasts that are used to determine whether the performance target has been achieved, if disclosed, would give competitors insight into the current operational goals of the Company as well as its forecast for future developments. These goals would also provide insight into the Company's overall future strategy, which could be used by competitors to formulate their own strategies.

The non-forward looking Group Component targets that the Company has not disclosed are comprised of specific business-unit level targets that are based on the attainment of pre-established revenue, gross margin and product development. Disclosure of these targets would place the Company at a competitive disadvantage by providing competitors with valuable insight into the Company's internal profitability goals, growth strategies and product commercialization and launch objectives at a business-unit level for the coming years. This information would provide competitors insight into the internal goals of the Company's various business units and allow them to more effectively glean specific business unit strategies and adjust their own operational objectives or take other competitive measures, such as modifying the timing of competing product launches or commercialization strategies, or instituting particular sales or marketing programs, in each case which could hinder, delay or frustrate the achievement of the Company's strategic objectives for its business units. Moreover, this competitive advantage would be significantly magnified in this instance, as similar information is not available to the Company regarding its major competitors and such business unit performance is not otherwise made available to the public.

Dr. Theodore L. Tewksbury III (President and Chief Executive Officer)

2013 Group Performance Metrics	Actual	Actual Score	Weight	Weighted Score
Revenue: Grow FY13 revenue to $580M	$487.2	50%	30%	15.0%
Profitability: Achieve FY13 non-GAAP operating income of $86.1M	$44.4M(1)	50%	30%	15.0%
Grow New Product Revenue in FY13 to $90M from $53M in FY12	$86.4M	75%	10%	7.5%
New Product Introductions: Introduce 28 new products	27	75%	10%	7.5%
New Product Starts: Launch 32 new projects into design	38	125%	10%	12.5%
Strategic Initiatives: Complete planned acquisition and divestiture actions to achieve Op Margin targets	partially achieved	50%	10%	5.0%
	Group Achievement Percentage			62.5%

(1)
A reconciliation of GAAP to non-GAAP Operating Income is listed under the section “Plan Funding”. Additionally, both the operating profit target and achievement for the CEO excludes the cost of our fiscal 2013 AIP.

Richard Crowley, Jr ( Sr. Vice President and Chief Financial Officer)

2013 Group Performance Metrics	Actual	Actual Score	Weight	Weighted Score
Revenue: Grow FY13 revenue to $580M	$487.2M	50.0%	25.0%	12.5%
Profitability: Achieve FY13 non-GAAP operating profit of $86.1M	$44.4M(1)	50.0%	25.0%	12.5%
Strategic Initiatives: Complete planned acquisition and divestiture actions to achieve Op Margin targets Manage integration of acquired businesses or transition of divested businesses	partially achieved	68.8%	20.0%	13.8%
New Product Introduction/Innovation: Develop process and systems for business portfolio management and decision making Implement centralized New Product Introductions tracking system Align new product business cases to 90% confidence level Implement engineering compute farm upgrades at major design sites	partially achieved	95.0%	5.0%	4.8%
Capital Structure & Shareholder Value Creation: Extend TECS financing arrangement Add sell side coverage by a top tier investment bank Execute financing contracts and funding to support M&A and general corporate requirements Execute share repurchase Conduct perception study to obtain investors' and sell side analysts' current views on pre-determined areas, such as company strategy, financial metrics used to value company, management credibility, investor messaging, etc.	partially achieved	80.0%	5.0%	4.0%
Profitability and productivity: Manage operating expense to annual operating plan Execute cost reductions to achieve spending budget targets Insource FAS123R tax accounting to reduce legal spending Implement new costing in SAP to enable gross margin reports by product line, roll-forward reports to reconcile device inventory quantities, yield loss, etc. Evaluate and recommend opportunities to improve FY13 profitability	partially achieved	83.3%	10.0%	8.3%
Information Technology: Complete several business application software upgrade projects Implement several specified new IT business systems applications and enhancements Complete Business Intelligence reporting tool enhancements	achieved	100.0%	10.0%	10.0%
	Group Achievement Percentage			65.8%

(1)
A reconciliation of GAAP to non-GAAP Operating Income is listed under the section “Plan Funding”. Additionally, both the operating profit target and achievement for the CFO excludes the cost of our fiscal 2013 AIP.

Arman Naghavi (Vice President and General Manager,Analog and Power Division)

2013 Group Performance Metrics	Actual	Actual Score	Weight	Weighted Score
Revenue: Achieve Revenue Target for Analog and Power Division	partially achieved	75.0%	15.0%	11.3%
Profitability: Achieve Operating Income Target for Analog and Power Division	exceeded	125.0%	15.0%	18.8%
Win 4 Strategic Design Wins	4	100.0%	20.0%	20.0%
New Product Introductions: Introduce 15 new products	13	75.0%	15.0%	11.3%
New Product Starts: Launch 14 new projects into design	17	125.0%	15.0%	18.8%
Strategic Initiatives: Achieve targeted key development milestones to enhance product portfolio and drive higher revenues	partially achieved	90.0%	10.0%	9.0%
Improve Product Quality, measured through Customer Quality Index (meet target quality issues reported by customer)	exceeded	125.0%	10.0%	12.5%
	Group Achievement Percentage			101.5%

Mario Montana (Vice President, Enterprise Computing Division)

2013 Group Performance Metrics	Actual	Actual Score	Weight	Weighted Score
Revenue: Achieve Revenue Target for the Enterprise and Computing Division	not achieved	—%	15.0%	—%
Profitability: Achieve Operating Income Target for Enterprise and Computing Division	not achieved	—%	15.0%	—%
Win 4 Strategic Design Wins	4	100.0%	20.0%	20.0%
New Product Introductions: Introduce 4 new products	4	100.0%	15.0%	15.0%
New Product Starts: Launch 4 new projects into design	4	100.0%	15.0%	15.0%
Strategic Initiatives: Achieve targeted key development milestones to enhance product portfolio and drive higher revenues	achieved	100.0%	10.0%	10.0%
Improve Product Quality, measured through Customer Quality Index (meet target quality issues reported by customer)	exceeded	125.0%	10.0%	12.5%
	Group Achievement Percentage			72.5%

Christian Kermarrec (Vice President and General Manager, Timing and Synchronization Division and Wireless Systems)

2013 Group Performance Metrics	Actual	Actual Score	Weight	Weighted Score
Revenue: Achieve Revenue Target for Timing and Synchronization Division	partially achieved	50.0%	15.0%	7.5%
Profitability: Achieve Operating Income Target for Timing and Synchronization Division	partially achieved	75.0%	15.0%	11.3%
Win 4 Strategic Design Wins	2	50.0%	20.0%	10.0%
New Product Introductions: Introduce 9 new products	3	—%	15.0%	—%
New Product Starts: Launch 9 new projects into design	8	75.0%	15.0%	11.3%
Strategic Initiatives: Achieve targeted key development milestones to enhance product portfolio and drive higher revenues	achieved	100.0%	10.0%	10.0%
Improve Product Quality, measured through Customer Quality Index (meet target quality issues reported by customer)	exceeded	125.0%	10.0%	12.5%
	Group Achievement Percentage			62.5%

Calculation of Performance Bonus

The AIP payout for each NEO is calculated based on each NEO's fiscal 2013 base earnings, individual incentive target, Group achievement, and AIP funding, using the following calculation.

Mid-Year Payment
Mid-Year 2013 Award =
Estimated Fiscal 2013 Base Earnings x Individual Incentive Target x Estimated Fiscal 2013 Group Achievement x Estimated Fiscal 2013 Funding Factor

Year-End Payment
Year-End 2013 Award =
(Actual Fiscal 2013 Base Earnings x Individual Incentive Target x Actual Fiscal 2013 Group Achievement x Actual
Fiscal 2013 Funding Factor) - Mid Year 2013 Award

Group goals require a 50% achievement each to count toward the final weighted score. No awards are paid out if the plan is not at least funded at 25% of our Target Non-GAAP Operating Profit. Target awards are set at levels difficult to attain, as a means of continually managing our organization to performance above previous years. None of the NEOs earned full bonus awards in fiscal 2013 commensurate with achievement of 100% target performance levels under our AIP. Maximum award targets reflect very ambitious goals, which can only be attained when business results are exceptional, thus justifying higher award payments. To date, none of the NEOs have earned a bonus award based on an achievement of maximum performance levels under our AIP.

The Compensation Committee has approved the following achievements and AIP payouts for fiscal 2013.

Performance Bonus Payments Earned in Fiscal 2013

Performance Bonus Threshold, Target, Maximum, and Actual Payment

NEO	FY2013 Target Award (% of Base Earnings)	FY2013 Payment Threshold Award ($)(1)	FY2013 Payment Target Award ($)(2)	FY2013 Payment Maximum Award ($)(3)	FY2013 Actual Award ($)
Dr. Tewksbury	115	—	690,021	1,714,701	34,777
Mr. Crowley	70	—	252,354	627,100	13,809
Mr. Naghavi	65	—	200,867	499,154	13,450
Mr. Montana	55	—	155,871	387,339	8,754
Mr. Kermarrec	55	—	160,496	398,831	9,519

Mid-Year 2013 Bonus Payment

NEO	Estimated FY2013 Target Award ($)		Estimated FY2013 Group Achievement (%)	Estimated FY2013 Funding Factor (%)	FY2013 Mid-Year Award ($)	Percent of Target (%)
Dr. Tewksbury	690,021		70	16	34,777	5
Mr. Crowley	252,354		76	16	13,809	5
Mr. Naghavi	200,867		93	16	13,450	7
Mr. Montana	155,871		78	16	8,754	6
Mr. Kermarrec	153,737	(4)	86	16	9,519	6

Year-End 2013 Bonus Payment

NEO	Actual FY2013 Target Award ($)	Estimated FY2013 Group Achievement (%)	Estimated FY2013 Funding Factor (%)	FY2013 Year-End Award ($)	Percent of Target (%)
Dr. Tewksbury	690,021	63	—	—	—
Mr. Crowley	252,354	66	—	—	—
Mr. Naghavi	200,867	102	—	—	—
Mr. Montana	155,871	73	—	—	—
Mr. Kermarrec	160,496	63	—	—	—

(1)
The AIP funding threshold is 25% of actual Non-GAAP Operating Profit achievement. At threshold funding levels employees who have an Individual components to their AIP target may receive a payment for Individual performance. The NEOs do not have an Individual component, and, as a result, will receive no payment at the threshold funding level.

(2)	The payment target award is calculated using the NEO's Actual Fiscal 2013 Base Earnings.

(3)
The amounts reported in the Maximum column represent the maximum payment level at 125% group performance and 200% funding based on the maximum achievement of non-GAAP Operating Profit. As the AIP funding mechanism is designed to fund the Individual component first, and the Group and Company Components second, the funding multiplier (Funding Factor as explained in the “Compensation Discussion and Analysis” under “Plan Funding”) is dependent upon the company's AIP eligible employee population. For purposes of disclosing the Maximum Payouts under this section, we calculated maximum funding based on the eligible employee population for our fiscal 2013 year-end payout, which would result in a Funding Factor of 198.8%.

(4)	Mr. Kermarrec's Estimated Fiscal 2013 Target Award was determined prior to his promotion and salary increase.

Equity Awards for the NEOs in Fiscal 2013

Equity awards are reviewed and determined annually at the beginning of each fiscal year, based upon the criteria outlined above and a review of the data referred to under “Setting Executive Target Compensation”.

The equity compensation for the NEOs in fiscal 2013 was granted in stock options and performance stock units (with exception of the CEO whose equity award was awarded in 100% stock options).

Stock Options

The emphasis on stock options at the upper levels of the Company is intended to place more of the executive's total compensation at risk and dependent upon the Company's stock performance, because all stock options are granted with an exercise price equal to the “fair market” value on the date of grant and as such, only have value if our stock price increases, thus ensuring a strong alignment with stockholders.

Stock options generally expire seven years after the date of the grant. Our option plans specifically preclude the re-pricing of stock options and stock appreciation rights, absent stockholder approval. Stock options granted by the Company have an exercise price equal to the closing price of our stock on the last trading day before the grant date and typically vest over a four-year period based upon continued employment, with 25% vesting on the first anniversary of the grant date and the remainder vesting monthly thereafter for the remaining 36 months.

The following table sets forth a comparison to benchmark data of the equity award for each NEO, and the factors considered by the Committee in determining the respective award amounts.

Name	FY2013 Option Award (# of Shares)	FY2013 Option Award (in thousands $)(1)	Approximate Position of Equity Award to Peer Group(2)	Decision Factors
Dr. Tewksbury	625,000	$1,606	25th - 50th percentile	Competitive market data
Mr. Crowley	175,000	$450	50th percentile	Competitive market data
Mr. Naghavi	175,000	$450	50th - 75th percentile	Competitive market data, strategic importance to the company
Mr. Montana	130,000	$334	50th percentile	Competitive market data
Mr. Kermarrec	125,000	$321	50th percentile	Competitive market data

(1)
The Long-Term Incentive Value is calculated using the Black-Scholes methodology for stock options and a 30-Day average Stock Price for restricted stock. At the time of the equity decisions, Radford provided the company a Black-Scholes Value of $2.569 and a 30-Day Average Stock Price of $7.00.

(2)	Peer Group Long-Term Incentive Value is measured using the Black-Scholes methodology for options and face value on the grant date for restricted stock.

Performance Stock Units

Each of our NEOs, with the exception the CEO, received a performance stock unit grant as part of an Executive Retention Plan (the “Retention Plan”), The Compensation Committee believed that historically low bonus payments which were dependent on achieving stretch goal operating margins, presented a retention risk for our NEOs. The Retention Plan ties a portion of the NEOs' equity to performance requirements in line with our business strategy to meet specific operating martin goals and to outpace our peers' revenue growth in fiscal 2014. The performance period under the Retention Plan is the Company's fiscal year 2014 for which performance goals related to the Company's annual non-GAAP operating margin and revenue growth relative to our proxy peer group, weighted 60% and 40%, respectively, were established by the Committee. The number of shares of Company common stock issuable upon vesting of the performance stock units is dependent on the level of performance achievement and ranges from 0% to 150% of the target performance stock unit grant.

The Committee approved the following grants of performance stock units to the NEOs listed in the table below for the fiscal year 2014 performance period. The Committee will assess performance under the fiscal year 2014 performance period following the completion of the performance period. Any shares of Company common stock earned by performance stock unit holders will vest and be issued in two equal installments, the first on the date the Committee determines the achievement of the performance goals and the second on the first anniversary of such determination.

NEO	Number of Target Performance Stock Units
Dr. Tewksbury	—
Mr. Crowley	25,000
Mr. Naghavi	24,444
Mr. Montana	15,000
Mr. Kermarrec	15,000

Performance Stock Units will be part of equity mix for the CEO and Senior Executives going forward. Additional information on the equity awards granted to the NEOs during fiscal 2013 is set forth in the “Grants of Plan Based Awards for Fiscal Year 2013” table.

Retirement and Other Benefits

Section 401(k) Plan. The Company offers the NEOs the opportunity to participate in its Section 401(k) plan. NEOs participate under the same plan provisions as all other employees. Participating NEOs may contribute up to 75% of their eligible compensation as a pre-tax or Roth after-tax contribution to a maximum of $17,000 in calendar year 2012. Currently, key provisions of the plan include a Company match of $0.50 per $1.00 of the employee’s contributions up to 6% of base salary, with maximum calendar year contributions from the Company capped at $6,000 per employee. This matching practice is viewed by the Company as consistent with industry norms and required to provide a total compensation plan that is competitive with other high technology and semiconductor companies. The Company’s contributions vest over four years and if an employee terminates his or her employment prior to four years, the Company’s contributions will be prorated according to the number of years worked.

Non-Qualified Deferred Compensation Plan. The Company maintains an unfunded non-Qualified Deferred Compensation Plan eligible to provide benefits to director level employees and above. Under this plan, participants can defer up to 100% of their regular salaries, bonuses or other compensation such as commissions or special awards. Participants can select from among 20 different investment options from which their earnings are measured. A participant is credited with the return of the underlying investment option and there is currently no matching of contributions by the Company. A participant may invest in any one or more of the following investment alternatives and may change his or her investment selections at any time: Vanguard Mid Cap Index Inv, Dreyfus Small Cap Stock Index, 1st Eagle Overseas, Royce Micro-cap Inv, Vanguard Windsor II Inv, VIP Freedom 2010, VIP Freedom 2015, VIP Freedom 2020, VIP Freedom 2025, VIP Freedom 2030, VIP II Contrafund, VIP II Index 500, VIP III Mid Cap, VIP International Capital Appreciation, VIP Real Estate, Pimco Real Return BD, Pimco Total Return, VIP Freedom Income, VIP High Income, or Fidelity Retirement Money Market. Participant balances are always 100% vested. Additionally, the Company has set aside assets in a separate trust designed to meet the obligations under the plan. The trust assets are invested in a manner that is intended to offset the investment performance of the funds selected by the participants. The deferral accounts are distributed following a participant’s termination of employment with the Company, unless the participant has elected an in-service withdrawal (scheduled or hardship withdrawal). Generally, distributions are made in a lump sum payment; however, in the event of a distribution due to retirement, a participant may elect a single lump sum distribution or annual installment distributions paid over two to 15 years. The Committee believes this plan is an important vehicle that allows plan participants to reach their retirement objectives over the long term. No NEO participated in the non-Qualified Deferred Compensation Plan in fiscal 2013.

Employee Stock Purchase Plan. The Company maintains an Employee Stock Purchase Plan that was approved by stockholders at the Company’s 2009 Annual Meeting. NEOs participate under the same plan provisions as all other eligible employees. Under the plan, eligible employees can purchase Company stock on the last day of each designated three-month purchase period. The per share purchase price is the lesser of 85% of the fair market value of the stock on the first day of the three-month purchase period or 85% of the fair market value of the stock on the last day of the three-month purchase period. The maximum number of shares of stock which may be purchased is 2,500 shares per purchase period. During fiscal 2013, Messrs. Crowley, Naghavi, and Montana participated in the Employee Stock Purchase Plan. Messrs. Kermarrec and Tewksbury did not participate in the Employee Stock Purchase Plan at any time during fiscal 2013.

Other Benefits. The NEOs are eligible to participate in all other benefits programs offered by the Company to its employees generally, on the same terms as all other employees. These programs include, but are not limited to, group medical, group dental, basic life insurance, supplemental life insurance, long-term disability insurance, relocation expense reimbursement, and other such benefits programs.

Change of Control Agreements

The Board recognizes that from time to time it is possible that another entity may consider acquiring the Company or a change in control might otherwise occur, with or without the approval of the Board. The Board has determined that it is in the best interests of the Company and its shareholders to assure that the Company will have the continued dedication and objectivity of the CEO and each NEO, notwithstanding the possibility, threat, or occurrence of a change of control. Therefore, the Company has entered into a Change of Control Agreement with the CEO and each of the other NEOs. See the discussion below under “Executive Compensation—Severance and Change of Control Benefits.”

Deductibility of Executive Compensation

Section 162(m) of the Code (“Section 162(m)”) generally provides that publicly held corporations may not deduct in any taxable year certain compensation in excess of $1 million paid to certain executive officers. The Company believes that its stock option related compensation generally satisfies the requirements for deductibility under Section 162(m). However, the Committee considers one of its primary responsibilities to provide a compensation program that will attract, retain, and reward executive talent necessary to maximize stockholder returns. Accordingly, the Committee believes that the Company’s interests are best served in some circumstances by providing compensation (such as salary, incentive compensation, perquisites, restricted stock and restricted stock unit awards) which might be subject to the tax deductibility limitation of Section 162(m).

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

During fiscal 2013, the members of the Committee were all non-employee directors of the Company and have not at any time been officers or employees of the Company. No interlocking relationship exists between the Board of Directors or the Compensation Committee and the board of directors or compensation committee of any other company, nor did any such interlocking relationship exist during fiscal 2013.

Recoupment Policy

In accordance with the AIP, in the event of a restatement of the Company’s earnings due to material noncompliance with any financial reporting requirement under the U. S. securities laws, the Company is entitled to and shall recoup the difference between incentive-based compensation paid to all current executive officers who received incentive-based compensation under the AIP during the three years preceding the restatement, which incentive payments were paid on the basis of erroneous data, and the amount of incentive-based compensation that would have been paid based on the corrected data. This provision of the AIP may be amended by the Compensation Committee at any time to comply with any rules promulgated by the SEC.

EXECUTIVE COMPENSATION

The following table discloses the compensation information for the Company's Chief Executive Officer, Chief Financial Officer, the Company's three other most highly compensated executive officers who were serving as executive officers as of the end of fiscal 2013 (together, the “Named Executive Officers” or “NEOs”). This information includes the dollar value of base salaries, stock option, restricted stock unit and performance stock unit awards, bonus payments, and certain other compensation, if any, whether paid or deferred. The Company did not grant stock appreciation rights and has no long-term compensation benefits other than stock options, restricted stock units and performance stock units. No disclosure is provided for 2011 or 2012 for those persons who were not named executive officers in 2011 and 2012.

Summary Compensation Table for Fiscal 2013
Name and Principal Position	Fiscal Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(5)	Total ($)
Theodore L. Tewksbury III, Ph.D.	2013	600,018	—	—	1,377,801	34,777	—	—	2,012,596
President and Chief Executive Officer	2012	596,171	—	—	1,756,289	83,005	—	—	2,435,465
	2011	582,708	—	431,250	644,620	329,871	—	5,845	1,994,294

Richard D. Crowley, Jr.	2013	360,506	—	187,500	385,784	13,809	—	6,000	953,599
Sr. Vice President and Chief Financial Officer	2012	358,890	—	—	534,523	55,922	—	5,556	954,891
	2011	358,655	—	143,750	214,874	167,230	—	5,785	890,294

Arman Naghavi	2013	314,968	—	183,330	385,784	13,450	—	6,416	903,948
Vice President and General Manager, Analog and Power Division	2012	307,640	—	—	473,435	32,335	—	6,452	819,862
	2011	308,670	—	143,750	161,155	114,781	—	4,294	732,650

Mario Montana(6)	2013	283,402	—	112,500	286,583	8,754	—	5,091	696,330
Vice President, Enterprise Computing Division

Christian Kermarrec (6)	2013	291,810	—	112,500	272,883	9,519	—	6,915	693,627
Vice President and General Manager, Timing and Synchronization Division and Wireless Systems

(1)
The amounts reported represent total base salary paid for the covered fiscal year and are inclusive of any amounts deferred in the covered fiscal year under the Non-Qualified Deferred Compensation Plan.

(2)
Stock awards consist of restricted stock unit awards and performance stock unit awards granted under the 2004 Equity Plan. The amounts reported represent the grant date fair value of restricted stock unit awards and performance stock unit awards granted during the covered fiscal year calculated in accordance with ASC Topic 718. For a detailed discussion of the assumptions used to calculate the value of the restricted stock unit awards and performance stock unit awards, please refer to Note 9 of the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2013, filed with the SEC on May 29, 2013. The table below sets forth the grant date fair value determined in accordance with FASB ASC Topic 718 principles (i) based upon the probable outcome of the performance stock unit awards and (ii) based upon achieving the maximum level of performance as of the grant date. The actual value, if any, that an NEO may realize from an award is contingent upon the satisfaction of the conditions to vesting in that award and there is no assurance that the value, if any, eventually realized by the NEO will correspond to the amount reported. The Company did not grant restricted stock units to our NEOs in 2012 or 2013. The Company granted performance stock units to our NEOs, except Dr. Tewksbury, in 2013.

Named Executive Officer	Grant Date	Probable Outcome of Performance Conditions Grant Date Fair Value ($)	Maximum Outcome of Performance Conditions Grant Date Fair Value ($)
Theodore L. Tewksbury III, Ph.D.	N/A	N/A	N/A
Richard D. Crowley, Jr.	1/15/2013	187,500	281,250
Arman Naghavi	1/15/2013	183,330	274,995
Mario Montana	1/15/2013	112,500	168,750
Christian Kermarrec	1/15/2013	112,500	168,750

(3)
The amounts reported represent the grant date fair value of stock options granted during the covered fiscal year calculated in accordance with ASC Topic 718. For a detailed discussion of the assumptions and estimates used to calculate the value of the option awards, please refer to Note 9 of the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2013 filed with the SEC on May 29, 2013. The actual value, if any, that an NEO may realize from a stock option is contingent upon the satisfaction of the conditions to vesting in the option and upon the excess of the market price of the Company's common stock over the exercise price, if any, on the date of exercise and there is no assurance that the value, if any, eventually realized by the NEO will correspond to the amount reported.

(4)
The amounts reported represent total bonus payments earned under our Annual Incentive Plan for the covered fiscal year. See “Compensation Discussion and Analysis-Individual Elements of NEO Compensation-Performance Bonus” in this Proxy Statement for a more complete description of the amounts earned.

(5)	The amounts reported include the following: the Company's matching contributions to the individual Section 401(k) accounts of the NEOs and a cash out of unused vacation for Mr. Naghavi.

(6)	Mr. Montana and Mr. Kermarrec received mid-year base salary adjustments.

Grants of Plan-Based Awards for Fiscal 2013

The following table shows all plan-based awards granted to the NEOs in fiscal 2013. The equity awards identified in the table below are also reported in the table “Outstanding Equity Awards at Fiscal Year End for 2013,” below. The amounts reported for the non-equity awards identified below are the threshold, target, and maximum amounts payable under the AIP that could have been earned in fiscal 2013. For additional information regarding plan-based awards to our NEOs, see “Compensation Discussion and Analysis,” above.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(8)			All Other Stock Awards: Number of Shares of Stock or Units (#)(5)	All Other Option Awards: Number of Securities Underlying Options (#)(5)	Exercise or Base Price of Option Awards ($/ Share)(6)	Closing Market Price on Date of Grant ($/ Share)	Grant Date Fair Value of Stock and Option Awards ($)(7)
		Threshold ($)(2)	Target ($)(3)	Maximum ($)(4)	Threshold (#)	Target (#)	Maximum (#)
Theodore L. Tewksbury III, Ph.D.	5/15/2012	—	690,021	1,714,701	—	—	—		625,000	5.77	5.73	1,377,801
Richard D. Crowley, Jr.	5/15/2012	—	252,354	627,100	—	—	—		175,000	5.77	5.73	385,784
	1/15/2013	—	—	—	—	25,000	37,500		—	—	—	187,500
Arman Naghavi	5/15/2012	—	200,867	499,154	—	—	—		175,000	5.77	5.73	385,784
	1/15/2013	—	—	—	—	24,444	36,666		—	—	—	183,330
Mario Montana	5/15/2012	—	155,871	387,339	—	—	—		130,000	5.77	5.73	286,583
	1/15/2013	—	—	—	—	15,000	22,500		—	—	—	112,500
Christian Kermarrec	5/15/2012	—	160,496	398,831	—	—	—		75,000	5.77	5.73	162,876
	10/15/2012	—	—	—	—	—	—		50,000	5.59	5.84	110,007
	1/15/2013	—	—	—	—	15,000	22,500		—	—	—	112,500

(1)
Amounts represent the Annual Incentive Plan (AIP) award that is dependent on actual funding based on the corporate performance measure of non-GAAP Operating Profit, and the achievement of actual results against pre-established group goals. The actual payout amounts under the plan for fiscal year 2013 are included in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table.”

(2)
The AIP funding threshold is 25% of actual Non-GAAP Operating Profit achievement. At threshold funding levels, employees who have an Individual Component to their AIP target may receive a payment for Individual performance. The NEOs do not have an Individual component to their AIP target, and, as a result, will receive no payment at the threshold funding level.

(3)	The amounts reported in the Target column represent the target payment level at 100% group performance and 100% funding based on the target achievement of non-GAAP Operating Profit.

(4)
The amounts reported in the Maximum column represent the maximum payment level at 125% group performance and 200% funding based on the maximum achievement of non-GAAP Operating Profit. As the AIP funding mechanism is designed to fund the Individual component first, and the Group and Company Components second, the funding multiplier (Funding Factor as explained in the “Compensation Discussion and Analysis” under “Plan Funding”) is dependent upon the company's AIP eligible employee population. For purposes of disclosing the Maximum Payouts in this table, we calculated maximum funding based on the eligible employee population for our fiscal 2013 year-end payout, which would result in a Funding Factor of 198.8%.

(5)
The amounts reported are for stock options granted under the Company's 2004 Equity Plan. Each stock option expires seven years from the date of grant. Each stock option vests 25% on the first anniversary of the grant date, or in the case of new-hire grants, on the anniversary of the hire date, and monthly thereafter over the remaining three years until fully vested at the end of four years.

(6)
For purposes of determining the exercise price of the stock options granted under the Company's stock option plans, the fair market value on the date of grant is defined as the closing market price of the Company's common stock reported by the NASDAQ on the trading day immediately preceding the date of grant.

(7)
These amounts reported represent the grant date fair value of the equity awards computed in accordance with ASC Topic 718. For a detailed discussion of our grant date fair value calculation methodology, including related assumptions and estimates, please refer to Note 9 of the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2013, filed with the SEC on May 29, 2013.

(8)
Amounts represent performance stock unit awards granted pursuant to the Retention Plan. The target number of shares was granted; the “threshold” number of shares shown is 0% of the target number of shares, representing the lowest possible amount of vesting under the plan. The “maximum” number of shares shown is 150% of target number of shares. Please see the section “Compensation Discussion and Analysis-Equity Awards for the NEOs in Fiscal 2013-Performance Stock Units” for a detailed discussion of the performance stock unit awards.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table:

See “Compensation Discussion and Analysis” in this Proxy Statement for a more complete description of the amounts earned or awards granted, as well as an explanation of the amount of salary and bonus in proportion to the total compensation for each NEO.

Outstanding Equity Awards at Fiscal 2013 Year-End
		OPTION AWARDS					STOCK AWARDS
Name (a)	Grant Date or Vesting Commence- ment Date (b)(1)	Number of Securities Underlying Unexercised Options (#) Exercisable (c)	Number of Securities Underlying Unexercised Options (#) Unexercisable (d)(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (e)	Option Exercise Price (f)	Option Expiration Date (g)	Numbers of Shares or Units of Stock That Have Not Vested (#) (h)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($) (i)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(j)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(k)(3)
Theodore L. Tewksbury III, Ph.D.	4/15/2008	500,000	—		9.25	4/15/2015
	5/15/2009	287,500	12,500		5.05	5/15/2016
	5/17/2010	212,500	87,500		5.75	5/17/2017
	5/16/2011	263,541	311,459		8.49	5/16/2018
	5/15/2012	—	625,000		5.77	5/15/2019
	5/15/2009						6,250	46,687
	5/17/2010						37,500	280,125
Richard D. Crowley, Jr.	11/17/2008	200,000	—		5.14	11/17/2015
	5/15/2009	34,500	1,500		5.05	5/15/2016
	5/17/2010	70,833	29,167		5.75	5/17/2017
	5/16/2011	80,208	94,792		8.49	5/16/2018
	5/15/2012	—	175,000		5.77	5/15/2019
	5/15/2009						1,000	7,470
	5/17/2010						12,500	93,375
	1/15/2013								25,000	186,750
Arman Naghavi	11/16/2009	145,208	24,792		6.00	11/16/2016
	5/17/2010	53,125	21,875		5.75	5/17/2017
	5/16/2011	71,041	83,959		8.49	5/16/2018
	5/15/2012	—	175,000		5.77	5/15/2019
	11/16/2009						5,000	37,350
	5/17/2010						12,500	93,375
	1/15/2013								24,444	182,597
Mario Montana	5/15/2006	30,000	—		14.80	5/15/2013
	2/15/2007	40,000	—		16.17	2/15/2014
	5/15/2007	28,000	—		14.99	5/15/2014
	5/15/2008	30,000	—		12.51	5/15/2015
	5/15/2009	63,250	2,750		5.05	5/15/2016
	5/17/2010	53,125	21,875		5.75	5/17/2017
	5/16/2011	59,583	70,417		8.49	5/16/2018
	5/15/2012	—	130,000		5.77	5/15/2019
	5/15/2009						1,732	12,938
	5/17/2010						10,000	74,700
	1/15/2013								15,000	112,050
Christian Kermarrec	5/15/2012	—	75,000		5.77	5/15/2019
	10/15/2012	—	50,000		5.59	10/15/2019
	1/15/2013								15,000	112,050

(1)
Each stock option vests and becomes exercisable with respect to 25% of the shares of the Company's common stock subject thereto on the first anniversary of the date of grant, or the first anniversary of the date of hire or promotion, as applicable, and with respect to the remaining shares subject thereto, on each monthly anniversary thereafter over the following thirty-six months such that the option is fully vested and exercisable on the fourth anniversary, subject to continued service to the Company through each vesting date.

(2)
Each restricted stock unit award vests with respect to 25% of the shares of the Company's common stock subject thereto on each anniversary of the date of grant, such that the award is fully vested on the fourth anniversary of the date of grant, subject to continued service to the Company through each vesting date.

(3)
The dollar amounts shown in columns (i) and (k) are determined by multiplying (x) the number of shares or units reported in columns (h) and (j) by (y) $7.47 (the closing price of the Company's common stock on March 28, 2013, the last trading day of fiscal 2013).

(4)	This column represents outstanding performance stock units and includes the "Target" number of performance stock units granted.

Non-Qualified Deferred Compensation for Fiscal 2013

The Company maintains a Non-Qualified Deferred Compensation Plan that allows director-level employees and above to defer up to 100% of their regular salaries, bonuses or other compensation. None of the NEOs participated in the non-Qualified Deferred Compensation Plan in fiscal 2013.

Option Exercises and Stock Vested for Fiscal 2013

The following table shows all stock options exercised and stock awards that vested and the value realized upon exercise or vesting for each of the NEOs during fiscal 2013.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Theodore L. Tewksbury III, Ph.D.	—	—	37,500	216,375
Richard D. Crowley, Jr.	—	—	11,000	63,057
Arman Naghavi	—	—	11,250	64,362
Mario Montana	—	—	7,566	43,656
Christian Kermarrec	—	—	—	—

SEVERANCE AND CHANGE OF CONTROL BENEFITS

The Company has entered into Change of Control Agreements with each NEO. The agreements are coterminous with the NEO’s employment with the Company. In the event of an involuntary termination of employment of any of the NEOs, which includes a termination by the Company without cause or a voluntary termination by the employee under certain circumstances, within two years after a change of control of the Company, generally the agreements provide for a lump sum severance payment consisting of (a) twelve (12) months of the monthly salary which the NEO was receiving immediately prior to the Change of Control (twenty-four months for the CEO), plus (b) the NEO’s “target bonus” (two times the target bonus for the CEO), payable on the thirtieth (30th) day following the NEO’s termination of employment, as well as a prorated bonus payment for the fiscal year in which the NEO’s termination of employment occurs based on, and paid generally in accordance with, the terms of the Company’s Annual Incentive Plan. The “target bonus” is the percentage of the NEO’s base salary that is prescribed by the Company under its Annual Incentive Plan (or successor plan) as the percentage of such base salary payable to the NEO as a bonus if the Company pays bonuses at one-hundred percent (100%) of its Annual Incentive Plan (or successor plan) target, but in no event will the “target bonus” be less than the target bonus in effect for the NEO in the fiscal year in which the Change of Control occurs. The Change of Control Agreements also provide for continued health benefits for the same twelve-month period (18 months for the CEO), and outplacement services with the total value not to exceed $15,000. The agreements also provide that, in the event of an involuntary termination of employment of any of the NEOs within two years after a change of control of the Company, the vesting of all outstanding stock options and restricted stock and performance stock unit awards will become fully accelerated effective upon the date a release of claims executed by the terminated NEO is no longer revocable. Performance stock unit awards are accelerated as if one hundred percent (100%) of the performance target were achieved. The agreements further generally provide that benefits may be limited to a lesser amount so that no portion of the benefits is subject to the imposition of excise taxes under the “golden parachute” provisions of Section 280G of the Code, if such limitation results in the receipt by the NEO, on an after-tax basis, of a greater amount of benefits than without such limitation. For the purpose of these agreements, a “change of control” means the occurrence of (i) any person or entity becoming the beneficial owner of fifty percent or more of the voting power of the Company’s outstanding securities, (ii) a merger or consolidation of the Company other a merger or consolidation in which the voting securities of the Company outstanding immediately prior to the transaction continue to represent at least fifty percent of the total voting power of the Company or such surviving entity immediately after the transaction, (iii) the entering into of an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets or the approval by the Company’s shareholders of a plan of complete liquidation of the Company in connection with such an agreement or (iv) a change in the composition of the Board of Directors of the Company, as a result of which fewer than a majority of the directors are “incumbent directors” (as defined in the Change of Control Agreements). A termination by the Company without cause is any termination by the Company other than for cause. Cause is defined as gross negligence or willful misconduct in the performance of the NEO’s duties to the Company where such gross negligence or willful misconduct has resulted or is likely to result in substantial or material damage to the Company and its subsidiaries, repeated unexplained and unjustified absence from the Company, a material and willful violation of federal or state law, commission of any act of fraud with respect to the Company, or conviction of a felony or crime involving moral turpitude causing material harm to the standing and reputation of the Company. Voluntary termination of employment by an NEO under certain circumstances constitutes an involuntary termination if it follows a material reduction or change in job duties, responsibilities and requirements inconsistent with the NEO’s position with the Company and the NEO’s duties, responsibilities and requirements as in effect immediately prior to the change of control, any reduction of the NEO’s base compensation or target bonus or the NEO’s refusal to relocate to a facility or location more than 50 miles from the Company’s current location.

The Company has entered into an Employment Offer Letter with Mr. Naghavi. As amended, the Employment Offer Letter provides that in the event Mr. Naghavi’s employment is terminated by the Company without cause, and contingent upon his execution of the Company’s standard release agreement, Mr. Naghavi will be entitled to receive a lump-sum severance payment from the Company in an amount equivalent to twelve (12) months of Mr. Naghavi’s then-current base salary. For purposes of the Employment Offer Letter, as amended, “cause” is as defined in the prior Change of Control Agreements described above.

Change of Control Benefits

The following table sets forth the estimated benefits related to accelerated vesting of stock options, restricted stock units, and performance stock units that would have accrued to each of the NEOs who were employed with the Company on March 31, 2013 had a change of control of the Company occurred on March 31, 2013 and the NEOs immediately terminated. Amounts below reflect the value of fully accelerated vesting of options, restricted stock units, and performance stock units pursuant to the Change of Control Agreements entered into with each NEO in effect as of the end of fiscal 2013.

Name	Accelerated Vesting of Options ($)(1)	Accelerated Vesting of RSUs & PSUs ($)(2)	Total ($)
Theodore L. Tewksbury III, Ph.D.	1,243,250	326,812	1,570,062
Richard D. Crowley, Jr.	351,297	287,595	638,892
Arman Naghavi	371,569	313,322	684,891
Mario Montana	265,280	199,688	464,968
Christian Kermarrec	221,500	112,050	333,550

(1)
The value of the accelerated vesting of stock options is calculated based on the aggregate positive difference, if any, between the exercise price of each option for which vesting would be accelerated and $7.47, the closing market price of the common stock of the Company on March 28, 2013, the last trading day prior to the end of fiscal 2013.

(2)
The value of the accelerated vesting of RSU awards is calculated by multiplying the number of shares of the Company's common stock subject to outstanding RSUs for which vesting is accelerated times $7.47, the closing market price of the common stock of the Company on March 28, 2013, the last trading day prior to the end of fiscal 2013. The value of the accelerated vesting of PSU awards is calculated by multiplying the target number of shares of the Company's common stock subject to outstanding PSUs for which vesting is accelerated times $7.47, the closing market price of the common stock of the Company on March 28, 2013, the last trading day prior to the end of fiscal 2013.

Severance Benefits—Termination Following a Change of Control

Under the individual Change of Control Agreements with the NEOs in effect as of the end of fiscal 2013 and referenced above, each NEO who was employed by the Company on March 31, 2013 would be entitled to the following estimated payments and benefits if the employment of the NEO had been terminated by the Company without cause on March 31, 2013 assuming such date was within two years following a change of control of the Company. The reported amounts are estimates only and do not necessarily reflect the actual amounts that would be paid to each NEO, which would only be known at the time that they become eligible for payment and would only be payable if a change of control were to occur.

Estimated Current Value of Termination Benefits
If Named Executive Officer was Terminated Without Cause on March 31, 2013
and Within Two Years Following a Change of Control(1)

Name	Severance Amount Cash ($)(1)	Early Vesting of Stock Options ($)(2)	Early Vesting of Restricted & Performance Stock Units ($)(3)	Heath Insurance Benefits ($)(4)	Outplacement Services ($)	Other ($)(5)	Total ($)
Theodore L. Tewksbury III, Ph.D.	1,200,036	1,243,250	326,812	99,000	15,000	69,233	2,953,331
Richard D. Crowley, Jr.	360,506	351,297	287,595	57,000	15,000	40,103	1,111,501
Arman Naghavi	309,026	371,569	313,322	46,000	15,000	33,555	1,088,472
Mario Montana	285,293	265,280	199,688	43,000	15,000	29,710	837,971
Christian Kermarrec	309,026	221,500	112,050	70,000	15,000	5,943	733,519

(1)
Represents a payment equivalent to twenty-four (24) months of base salary and three times the target bonus for the CEO (total bonus equivalent is calculated as two times the CEO target bonus, plus the “prorated” bonus for the full fiscal 2013, assuming termination on March 31, 2013); for NEOs other than the CEO, represents a payment equivalent to twelve (12) months of base salary and two times the target bonus (total bonus equivalent is calculated as the NEO target bonus, plus the “prorated” bonus for the full fiscal 2013, assuming termination on March 31, 2013).

(2)
The value of unvested and accelerated stock options is the difference between the exercise price of the option and $7.47 per share, the last reported sales price of our common stock on March 28, 2013, the last trading day of fiscal 2013.

(3)
The value of unvested and accelerated restricted stock units and unvested and accelerated "Target" number of performance stock units is $7.47 per share, the last reported sales price of our common stock on March 28, 2013, the last trading day of fiscal 2013.

(4)	Represents the approximate value of one year (18 months for the CEO) of health insurance benefits and one year (24 months for the CEO) of continuation of life insurance benefits.

(5)	Represents the cash equivalent of any earned but unused vacation balances as of March 31, 2013.

Severance Benefits – Termination Other Than in the Event of a Change of Control

The The table below represents the severance payments and benefits available to each NEO in the event of termination of employment other than in the event of a change of control of the Company. Except as otherwise indicated below, other amounts disclosed in the table below are estimates only and do not necessarily reflect the actual amounts that would be payable to each of the NEOs, which would only be known at the time that they become eligible for payment and would only be payable if a termination were to occur. Estimated amounts are calculated assuming a termination date of March 31, 2013. In addition, all Company employees, including each NEO, are eligible for benefits from group term life insurance policies, payable upon death, equivalent to two times the employee's annual base salary.

Actual Termination Benefits and Estimated Current Value of Termination Benefits
If Named Executive Officer was Terminated on March 31, 2013
Other Than in the Event of a Change of Control

Name	Fiscal Year	Severance Amount Cash ($)	Early Vesting of Restricted & Performance Stock Units ($)	Early Vesting of Stock Options ($)	Other ($)(1)	Total ($)
Theodore L. Tewksbury III, Ph.D.	2013	85,122	—	—	69,233	154,355
Richard D. Crowley, Jr.	2013	40,865	—	—	40,103	80,968
Arman Naghavi	2013	314,525	—	—	33,555	348,080
Mario Montana	2013	104,254	—	—	29,710	133,964
Christian Kermarrec	2013	23,327	—	—	5,943	29,270

(1)	Represents the cash equivalent of any earned but unused vacation balances as of March 31, 2013, and actual payment upon termination of the earned but unused vacation balance.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information as of March 31, 2013, for all of the Company’s equity compensation plans, including the 2009 Employee Stock Purchase Plan, 1994 Stock Option Plan, 1997 Stock Option Plan and 2004 Equity Plan:

Equity Compensation Plan Information

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (#)		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights ($)		Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans Excluding Securities Reflected in Column (a) (#)
	(a)		(b)		(c)
Equity compensation plans approved by security holders(1)	15,757,221	(2)	$6.87		17,185,229	(3)(6)
Equity compensation plans not approved by security holders (4)(5)	309,430		$15.02		—
Total	16,066,651	(6)	$7.07	(6)	17,185,229

(1)	Includes the Company’s 2009 Employee Stock Purchase Plan, 1994 Stock Option Plan, and 2004 Equity Plan.

(2)
Represents 12,348,915 shares that may be issued upon exercise of outstanding options, 2,591,474 shares that may be issued upon vesting of restricted stock units, and 816,832 "Maximum" shares that may be issued upon vesting of performance stock units.

(3)
Includes 6,225,563 shares remaining available for future issuance under the Company’s 2009 Employee Stock Purchase Plan and 10,959,666 shares remaining available under the 2004 Equity Plan. The 1994 Stock Option Plan expired July 26, 2010 and no shares remain available for issuance under this plan.

(4)
Consists of shares issuable under our 1997 Stock Option Plan, which has not been approved by our stockholders. See the description below of the 1997 Stock Option Plan. The 1997 Stock Option Plan was amended to expressly require stockholder approval to amend any outstanding option to reduce its exercise price or cancel and re-grant options with a lower exercise price. The 1997 Stock Option Plan expired in October 2007.

(5)
In connection with the Company’s acquisition of Tundra Semiconductor Corporation in June 2009, the Company assumed options held by former employees and consultants of Tundra under the Tundra 1995 Stock Option Plan, and the Tundra 2005 Stock Option Plan, as amended, exercisable for a total of 671,298 shares (after giving effect to the exchange ratio provided in the acquisition agreement). Of these assumed options, options to purchase 112,883 shares of Company common stock were outstanding as of March 31, 2013. These remaining outstanding options have a weighted average exercise price of $10.10 per share. No further awards will be made under these plans. Statistics regarding the assumed options are not included in the above table.

(6)
As of June 30, 2013, 5,589,381 shares were available for grant under the 2004 Equity Plan and 5,829,837 shares were available for grant under the 2009 Employee Stock Purchase Plan. Further, options outstanding as of this date were 12,459,728, the weighted average exercise price was $6.95, and the weighted average term to expiration was 4.20 years, RSUs outstanding as of this date were 3,592,746 with a weighted average remaining contractual term of 1.95 years, and the "Maximum" PSUs outstanding as of this date were 1,635,832 with a weighted average remaining contractual term of 1.99 years.

Description of the 1997 Stock Option Plan

In October 1997, the Board of Directors of the Company adopted the 1997 Stock Option Plan (the “1997 Plan”). The 1997 Plan is administered, subject to its terms, by the Compensation Committee, whose members are designated by the Board of Directors. The 1997 Plan provides for the grant of NQSOs to employees, consultants, independent contractors and advisors of the Company and its affiliates. Officers and members of the Board of Directors who are subject to Section 16 of the Exchange Act are not eligible to participate in the 1997 Plan.

The purchase price of the common stock issuable pursuant to options granted under the 1997 Plan may not be less than 100% of the fair market value of the common stock on the date the option is granted. The fair market value on the date of grant is defined as the closing price of the common stock as reported by the NASDAQ on the trading day immediately preceding the date of grant. If any option is forfeited or terminates for any reason before being exercised, then the shares of common stock subject to such option shall again become available for future awards under the 1997 Plan. Options granted under the 1997 Plan generally have seven-year terms and vest 25% within the first year and the remaining shares vest monthly over three years such that the options are fully vested four years from the date of grant. Options granted under the 1997 Plan are also subject to accelerated vesting in the event of certain corporate transactions. The above summary is qualified in its entirety by reference to the full text of the 1997 Plan. The 1997 Plan expired in October 2007. The Company may no longer grant awards under the 1997 Plan.

CERTAIN TRANSACTIONS

The Company has entered into indemnity agreements with certain officers and directors which provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, judgments, fines and settlements such officer or director may be required to pay in actions or proceedings which they are or may be made a party by reason of their position as a director, officer or other agent of the Company, and otherwise to the full extent permitted under Delaware law and the Bylaws of the Company.

Pursuant to our restated certificate of incorporation and Bylaws, we are obligated, to the maximum extent permitted by Delaware law, to indemnify each of our directors and officers against all expenses, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered in connection with any proceeding arising by reason of the fact that such person is or was a director or officer of the Company. A “director” or “officer” includes any person who is or was a director or officer of us, is or was serving at our request as a director or officer of another enterprise or was a director or officer of a corporation which was a predecessor corporation of us or of another enterprise at the request of the predecessor corporation. Our restated certificate of incorporation and Bylaws also require that we advance expenses, including attorneys’ fees, incurred by any such director or officer in advance of the final disposition of any such proceeding to which such person is entitled to indemnification, to the extent permitted and subject to any requirements imposed by the Delaware General Corporation Law.

At present, there is no pending litigation or proceeding involving any of our directors, officers, or employees in which indemnification is sought, nor are we aware of any threatened litigation or proceeding that may result in claims for indemnification.

The Audit Committee, under its charter, has the responsibility of reviewing and approving in advance any proposed related party transactions as defined under Item 404 of Regulation S-K. The Chief Financial Officer or Controller brings potential related party transactions to the attention of the Company’s Disclosure Committee. The Disclosure Committee discusses any related party transactions, which are then brought to the attention of the Audit Committee at quarterly Audit Committee meetings, or more frequently, as required. The Audit Committee then determines whether the related party transaction is approved or denied. Such discussion and disposition are evidenced in the minutes of the Disclosure Committee and the Audit Committee meetings. There were no related party transactions as defined under Item 404 of Regulation S-K during fiscal year ended March 31, 2013.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16 of the Exchange Act, requires the Company’s directors and officers, and persons who own more than 10% of the Company’s common stock to file initial reports of ownership and reports of changes in ownership with the SEC and The NASDAQ Global Select Market. Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms that they file. Specific due dates for these reports have been established, and the Company is required to disclose in this Proxy Statement any failure to file these reports on a timely basis. Based solely on the Company’s review of the copies of such forms furnished to it and written representations from the executive officers and directors, the Company believes that during fiscal 2013 all Section 16(a) filing requirements were timely met.

The following Audit Committee Report and Compensation Committee Report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”) or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed “filed” under either the Securities Act or the Exchange Act or considered to be “soliciting material.”

AUDIT COMMITTEE REPORT

During fiscal 2013, upon the appointment of Mr. Taffe, the Audit Committee was comprised of six independent, non-employee directors, Messrs. Padval, Parnell, McCreary, Schrock, and Taffe, and Dr. Smith. The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is available on the Company’s website at http://ir.idt.com/governance.cfm.

The Audit Committee oversees the Company’s financial reporting processes on behalf of the Board of Directors. Management is responsible for the Company’s internal controls, financial reporting processes, and compliance with laws and regulations and ethical business standards. The Company’s independent registered public accounting firm (or “auditor”) is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and the audit of the Company’s internal control over financial reporting, and issuing a report thereon. The Audit Committee is responsible for monitoring and overseeing these processes.

In this context, the Audit Committee has reviewed and discussed with management the Company’s audited financial statements as of and for the fiscal year ended March 31, 2013 contained in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2013. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by the statement on Auditing Standard No.61, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee has received the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2013, for filing with the Securities and Exchange Commission.

Audit Committee
Gordon Parnell
Umesh Padval
Jeffrey McCreary
Donald Schrock
Ron Smith, Ph.D.
Norman Taffe

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee
Ron Smith, Ph.D.
Umesh Padval
John Schofield
Peter Feld
Norman Taffe

CERTAIN MATTERS RELATING TO HOUSEHOLDING OF PROXY MATERIALS AND ANNUAL REPORTS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies. This year, a number of brokers with account holders who are Company stockholders will be householding the Company’s proxy materials. A single copy of the proxy statement and annual report will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your broker. The Company will promptly deliver copies of the proxy statement and annual report to any stockholder who contacts the Company’s Investor Relations Department at (408) 284-8200 or by mail addressed to Investor Relations, Integrated Device Technology, Inc., 6024 Silver Creek Valley Road, San Jose, California 95138, requesting such copies. If you are holding a physical stock certificate, direct your written request to Computershare, P.O. Box 43078, Providence, RI 02940-3078, (877) 373-6374. Stockholders who currently receive multiple copies of the proxy statement and annual report at their address and would like to request “householding” of their communications should contact their broker or Computershare.

ANNUAL REPORT ON FORM 10-K; AVAILABLE INFORMATION

The Company has filed with the SEC an Annual Report on Form 10-K for the fiscal year ended March 31, 2013 on May 29, 2013. Each stockholder receiving this Proxy Statement is also provided with a copy of the Annual Report on Form 10-K (without exhibits) in an Annual Report Wrap. Additional copies of the Company’s Annual Report on Form 10-K (without exhibits) with the Annual Report Wrap are available upon written request. Copies of exhibits to the Company’s Annual Report on Form 10-K are available upon written request and reimbursement of the reasonable costs to provide these documents. Please address requests for these documents to: Investor Relations, Integrated Device Technology, Inc., 6024 Silver Creek Valley Road, San Jose, California 95138. All documents filed electronically with the SEC (including exhibits) may also be accessed without charge through the Company’s investor relations website at: www.idt.com. Information on our web site is not a part of this Proxy Statement.

OTHER MATTERS

The Company knows of no other matters that will be brought before the Annual Meeting. However, if any other matters properly come before the Annual Meeting or any adjournment or postponement thereof, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board of Directors may recommend.

By Order of the Board of Directors

/s/ Matthew D. Brandalise

Matthew D. Brandalise Secretary

Dated: July 29, 2013
San Jose, California

Appendix A

AMENDED AND RESTATED
Integrated Device Technology, Inc.
2004 EQUITY PLAN

ARTICLE 1
PURPOSE
The purpose of the Amended and Restated Integrated Device Technology, Inc. 2004 Equity Plan (the “Plan”) is to promote the success and enhance the value of Integrated Device Technology, Inc. (the “Company”) by linking the personal interests of the members of the Board, Employees, and Consultants to those of Company stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Company stockholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of members of the Board, Employees, and Consultants upon whose judgment, interest, and special effort the successful conduct of the Company's operation is largely dependent.

ARTICLE 2
DEFINITIONS AND CONSTRUCTION

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

1.“Award” means an Option, a Restricted Stock award, a Stock Appreciation Right award, a Performance Share award, a Performance Stock Unit award, a Restricted Stock Unit award, an Other Stock-Based Award, or a Performance-Based Award granted to a Participant pursuant to the Plan.
2.“Award Agreement” means any written or electronic agreement, contract, or other instrument or document evidencing an Award.
3.“Board” means the Board of Directors of the Company.
4.“Change in Control” means and includes each of the following:
(a)The acquisition, directly or indirectly, by any “person” or “group” (as those terms are defined in Sections 3(a)(9), 13(d) and 14(d) of the Exchange Act and the rules thereunder) of “beneficial ownership” (as determined pursuant to Rule 13d-3 under the Exchange Act) of securities entitled to vote generally in the election of directors (“voting securities”) of the Company that represent 50% or more of the combined voting power of the Company's then outstanding voting securities, other than
(i)An acquisition by a trustee or other fiduciary holding securities under any employee benefit plan (or related trust) sponsored or maintained by the Company or any person controlled by the Company or by any employee benefit plan (or related trust) sponsored or maintained by the Company or any person controlled by the Company, or
(ii)An acquisition of voting securities by the Company or a corporation owned, directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the stock of the Company, or
(iii)An acquisition of voting securities pursuant to a transaction described in Section 2.4(b) below that would not be a Change in Control under Section 2.4(b);
Notwithstanding the foregoing, the following event shall not constitute an “acquisition” by any person or group for purposes of this Section 2.4: an acquisition of the Company's securities by the Company which causes the Company's voting securities beneficially owned by a person or group to represent 50% or more of the combined voting power of the Company's then outstanding voting securities; provided, however, that if a person or group shall become the beneficial owner of 50% or more of the combined voting power of the Company's then outstanding voting securities by reason of share acquisitions by the Company as described above and shall, after such share acquisitions by the Company, become the beneficial owner of any additional voting securities of the Company, then such acquisition shall constitute a Change in Control; or
(b)The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company's assets or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:
(i)Which results in the Company's voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company's assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity's outstanding voting securities immediately after the transaction, and
(ii)After which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this Section 2.4(b)(ii) as beneficially owning 50% or more of combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or
(c)The Company's stockholders approve a liquidation or dissolution of the Company.
In addition, if a Change in Control constitutes a payment event with respect to any Award which provides for the deferral of compensation and is subject to Section 409A of the Code, the transaction or event described in subsection (a), (b), or (c) with respect to such Award must also constitute a “change in control event,” as defined in Treasury Regulation §1.409A-3(i)(5) to the extent required by Section 409A. The Committee shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control of the Company has occurred pursuant to the above definition, and the date of the occurrence of such Change in Control and any incidental matters relating thereto.
5.“Code” means the Internal Revenue Code of 1986, as amended.
6.“Committee” means the committee of the Board described in Article 12.
7.“Consultant” means any consultant or adviser if:
(a)The consultant or adviser renders bona fide services to the Company or any Subsidiary, including;
(b)The services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company's securities; and
(c)The consultant or adviser is a natural person who has contracted directly with the Company to render such services.
8.“Covered Employee” means an Employee who is, or could be, a “covered employee” within the meaning of Section 162(m) of the Code.
9.“Disability” means that the Participant qualifies to receive long-term disability payments under the Company's long-term disability insurance program, as it may be amended from time to time.
10.“Effective Date” shall have the meaning set forth in Section 13.1.
11.“Employee” means any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company or any Subsidiary.
12.“Equity Restructuring” means a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, or recapitalization through a large, nonrecurring cash dividend, that affects the shares of Stock (or other securities of the Company) or the share price of Stock (or other securities) and causes a change in the per share value of the Stock underlying outstanding Awards.
13.“Exchange Act” means the Securities Exchange Act of 1934, as amended.
14.“Fair Market Value” means, as of any given date, the fair market value of a share of Stock on the immediately preceding date determined by such methods or procedures as may be established from time to time by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of a share of Stock as of any date shall be the closing trading price for a share of Stock as reported on the national securities exchange on which the Stock is then listed for the immediately preceding date or, if no such price is reported for that date, the closing trading price on the next preceding date for which a trading price was reported.
15.“Full Value Award” means any Award other than an Option, SAR or other Award for which the Participant pays the intrinsic value (whether directly or by forgoing a right to receive a cash payment from the Company).
16.“Hostile Takeover” means and includes each of the following:
(a)a transaction or series of related transactions pursuant to which a person or related group of persons, other than the Company or a person that directly or indirectly controls, is controlled by or is under common control with the Company, becomes the beneficial owner (within the meaning of Rule 13d‑3 under the Exchange Act) of 25% or more of the Company's outstanding voting stock pursuant to a tender or exchange offer that the Board does not recommend and that the stockholders of the Company accept; or
(b)during any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new director(s) (other than a director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in Section 2.4(a) or Section 2.4(b)) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof.
17.“Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.
18.“Independent Director” means a member of the Board who is not an Employee of the Company.

19.“Non-Employee Director” means a member of the Board who qualifies as a “Non-Employee Director” as defined in Rule 16b-3(b)(3) of the Exchange Act, or any successor definition adopted by the Board.
20.“Non-Qualified Stock Option” means an Option that is not intended to be an Incentive Stock Option.
21.“Option” means a right granted to a Participant pursuant to Article 5 of the Plan to purchase a specified number of shares of Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.
22.“Other Stock-Based Award” means an Award granted or denominated in Stock or units of Stock pursuant to Section 8.4 of the Plan.
23.“Participant” means any member of the Board, Consultant or Employee.
24.“Performance-Based Award” means an Award granted to selected Covered Employees pursuant to Articles 6 and 8, but which is subject to the terms and conditions set forth in Article 9. All Performance-Based Awards are intended to qualify as Qualified Performance-Based Compensation.
25.“Performance Bonus Award” has the meaning set forth in Section 8.5.
26.“Performance Criteria” means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period. The Performance Criteria that will be used to establish Performance Goals are limited to the following: net earnings (either before or after interest, taxes, depreciation and amortization), economic value-added (as determined by the Committee), sales or revenue, net income (either before or after taxes), operating earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on capital, return on net assets, return on stockholders' equity, return on assets, return on capital, stockholder returns, return on sales, gross or net profit margin, productivity, expense, margins, operating efficiency, customer satisfaction, working capital, earnings per share, price per share of Stock, and market share, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. The Committee shall, within the time prescribed by Section 162(m) of the Code, define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period for such Participant.
27.“Performance Goals” means, for a Performance Period, the goals established in writing by the Committee for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual. The Committee, in its discretion, may, within the time prescribed by Section 162(m) of the Code, adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants (a) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, or (b) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.
28.“Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant's right to, and the payment of, a Performance-Based Award.
29.“Performance Share” means a right granted to a Participant pursuant to Article 8, to receive Stock, the payment of which is contingent upon achieving certain performance goals established by the Committee.
30.“Performance Stock Unit” means a right granted to a Participant pursuant to Article 8, to receive Stock, the payment of which is contingent upon achieving certain performance goals established by the Committee.
31. “Plan” means this Integrated Device Technology, Inc. 2004 Equity Plan, as it may be amended from time to time.
32.“Qualified Performance-Based Compensation” means any compensation that is intended to qualify as “qualified performance-based compensation” as described in Section 162(m)(4)(C) of the Code.
33.“Restricted Stock” means Stock awarded to a Participant pursuant to Article 6 that is subject to certain restrictions and may be subject to risk of forfeiture.
34.“Restricted Stock Unit” means an Award granted pursuant to Section 8.3.
35.“Stock” means the common stock of the Company, par value $0.001 per share, and such other securities of the Company that may be substituted for Stock pursuant to Article 11.
36.“Stock Appreciation Right” or “SAR” means a right granted pursuant to Article 7 to receive a payment equal to the excess of the Fair Market Value of a specified number of shares of Stock on the date the SAR is exercised over the Fair Market Value on the date the SAR was granted as set forth in the applicable Award Agreement.
37.“Subsidiary” means any corporation or other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.
38.“Substitute Awards” means Awards granted or shares of Stock issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combined.

ARTICLE 3
SHARES SUBJECT TO THE PLAN

1.Number of Shares.
(a)Subject to Article 11 and Section 3.1(b), the aggregate number of shares of Stock which may be issued or transferred pursuant to Awards under the Plan shall be 41,800,000 shares.
(b)The aggregate number of shares of Stock available for issuance under the Plan shall be reduced by 1.74 shares for each share of Stock delivered in settlement of any Full Value Award which is granted on or after September 23, 2010. Subject to Section 3.1(a), as well as the preceding sentence: (i) the Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards), and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award; (ii) shares of Stock that are potentially deliverable under any Award that expires or is canceled, forfeited, settled in cash or otherwise terminated without a delivery of such shares to the Participant will not be counted as issued or delivered under the Plan; and (iii) shares of Stock that have been issued in connection with any Award (e.g., Restricted Stock) that is canceled, forfeited, or settled in cash such that those shares are returned to the Company will again be available for Awards. Any shares of Stock that again become available for grant pursuant to this Section 3.1(b) shall be added back as (i) as 1.74 shares of Stock if such shares of Stock were subject to Full Value Awards granted on or after September 23, 2010, or (ii) one (1) share of Stock with respect to other Awards. This Section 3.1 shall apply to the share limit imposed to conform to the regulations promulgated under the Code with respect to Incentive Stock Options only to the extent consistent with applicable regulations relating to Incentive Stock Options under the Code and no shares of Stock may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an Incentive Stock Option under Section 422 of the Code. Because shares will count against the number reserved in Section 3.1 upon delivery, the Committee may, subject to the share counting rules under this Section 3.1, determine that Awards may be outstanding that relate to a greater number of shares than the aggregate remaining available under the Plan, so long as Awards will not result in delivery and vesting of shares in excess of the number then available under the Plan. Notwithstanding anything to the contrary contained herein, the following shares of Stock shall not be added to the shares of Stock authorized for grant under Section 3.1(a): (i) shares of Stock tendered by the Participant or withheld by the Company in payment of the exercise price of an Option, (ii) shares of Stock tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an Award, and (iii) shares of Stock subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right on exercise thereof.
(c)Substitute Awards shall not reduce the shares of Stock authorized for grant under the Plan or authorized for grant to a Participant in any calendar year. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the shares of Stock authorized for grant under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees, Consultants or members of the Board prior to such acquisition or combination.
2.Stock Distributed. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.
3.Limitation on Number of Shares Subject to Awards. Notwithstanding any provision in the Plan to the contrary, and subject to Article 11, the maximum number of shares of Stock with respect to one or more Awards that may be granted to any one Participant during any fiscal year (measured from the date of any grant) shall be 1,000,000.

ARTICLE 4
ELIGIBILITY AND PARTICIPATION

1.Eligibility.
(a)General. Persons eligible to participate in this Plan include Employees, Consultants and all members of the Board, as determined by the Committee.
(b)Foreign Participants. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have Employees, Consultants or members of the Board, the Committee, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries shall be covered by the Plan; (ii) determine which eligible individuals outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to eligible individuals outside the United States to comply with applicable foreign laws; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such subplans and/or modifications shall be attached to this Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Sections 3.1 and 3.3 of the

Plan; and (v) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act, the Code, any securities law or governing statute or any other applicable law.
2.Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from among all eligible individuals, those to whom Awards shall be granted and shall determine the nature and amount of each Award. No individual shall have any right to be granted an Award pursuant to this Plan.
3.Limitation on Independent Director Grants. Notwithstanding anything herein to the contrary, the grant of any Award to an Independent Director shall be made by the Board pursuant to a written non-discretionary formula established by the Committee, or any successor committee thereto carrying out its responsibilities on the date of grant of any such Award (the “Non-Employee Director Equity Compensation Policy”). The Non-Employee Director Equity Compensation Policy shall set forth the type of Award(s) to be granted to Independent Directors, the number of shares of Stock to be subject to Independent Director Awards, the conditions on which such Awards shall be granted, become exercisable and/or payable and expire, and such other terms and conditions as the Committee (or such other successor committee as described above).

ARTICLE 5
STOCK OPTIONS

1.General. The Committee is authorized to grant Options to Participants on the following terms and conditions:
(a)Exercise Price. The exercise price per share of Stock subject to an Option shall be determined by the Committee and set forth in the Award Agreement; provided that the exercise price for any Option shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant. Notwithstanding the foregoing, Options that are Substitute Awards may be granted with a per share exercise price other than as required in the preceding sentence.
(b)Time and Conditions of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part; provided that the term of any Option granted under the Plan shall not exceed ten years. The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised.
(c)Payment. The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation, cash; shares of Stock held for such period of time as may be required by the Committee having a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof; or other property acceptable to the Committee (including through the delivery of a notice that the Participant has placed a market sell order with a broker with respect to shares of Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price; provided that payment of such proceeds is made to the Company upon settlement of such sale), and the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants. Notwithstanding any other provision of the Plan to the contrary, no Participant who is a member of the Board or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to pay the exercise price of an Option in any method which would violate Section 13(k) of the Exchange Act; further, no Participant shall be permitted to pay the exercise price of an Option with a loan from the Company or a loan arranged by the Company.
(d)Evidence of Grant. All Options shall be evidenced by a written or electronic Award Agreement between the Company and the Participant. The Award Agreement shall include such additional provisions as may be specified by the Committee.
2.Incentive Stock Options. Incentive Stock Options may be granted only to Employees of the Company or any parent or subsidiary corporation of the Company (within the meaning of Code Sections 424 (e) and (f)) and the terms of any Incentive Stock Options granted pursuant to the Plan must comply with the following additional provisions of this Section 5.2:
(a)Exercise Price. The exercise price per share of Stock shall be set by the Committee; provided that the exercise price for any Incentive Stock Option shall not be less than 100% of the Fair Market Value on the date of grant.
(b)Expiration of Option. An Incentive Stock Option may not be exercised to any extent by anyone after the first to occur of the following events:
(i)Ten years from the date it is granted, unless an earlier time is set in the Award Agreement.
(ii)One year after the date of the Participant's termination of employment or service on account of Disability or death. Upon the Participant's Disability or death, any Incentive Stock Options exercisable at the Participant's Disability or death may be exercised by the Participant's legal representative or representatives, by the person or persons entitled to do so pursuant to the Participant's last will and testament, or, if the Participant fails to make testamentary disposition of such Incentive Stock Option or dies intestate, by the person or persons entitled to receive the Incentive Stock Option pursuant to the applicable laws of descent and distribution.
(c)Individual Dollar Limitation. The aggregate Fair Market Value (determined as of the time the Option is granted) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000 or such other limitation as imposed by Section 422(d) of the Code, or any successor provision. To the extent that Incentive Stock Options are first exercisable by a Participant in excess of such limitation, the excess shall be considered Non-Qualified Stock Options.
(d)Ten Percent Owners. An Incentive Stock Option shall be granted to any individual who, at the date of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of Stock of the Company or any parent or subsidiary corporation of the Company (within the meaning of Code Sections 424(e) and (f)) only if such Option is granted at a price that is not less than 110% of Fair Market Value on the date of grant and the Option is exercisable for no more than five years from the date of grant.
(e)Notice of Disposition. The Participant shall give the Company prompt notice of any disposition of shares of Stock acquired by exercise of an Incentive Stock Option within (i) two years from the date of grant of such Incentive Stock Option or (ii) one year after the transfer of such shares of Stock to the Participant.
(f)Right to Exercise. During a Participant's lifetime, an Incentive Stock Option may be exercised only by the Participant.
3.Substitution of Stock Appreciation Rights. The Committee may provide in the Award Agreement evidencing the grant of an Option that the Committee, in its sole discretion, shall have to right to substitute a Stock Appreciation Right for such Option at any time prior to or upon exercise of such Option, subject to the provisions of Section 7.2 hereof; provided that such Stock Appreciation Right shall be exercisable for the same number of shares of Stock as such substituted Option would have been exercisable for (and shall also have the same exercise price and remaining term as the substituted Option).

ARTICLE 6
RESTRICTED STOCK AWARDS

1.Grant of Restricted Stock. The Committee is authorized to make Awards of Restricted Stock to any Participant selected by the Committee in such amounts and subject to such terms and conditions as determined by the Committee. All Awards of Restricted Stock shall be evidenced by a written or electronic Restricted Stock Award Agreement.
2.Issuance and Restrictions. Subject to Section 10.6, Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.
3.Forfeiture. Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of employment or service during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited; provided, however, that, except as otherwise provided by Section 10.6, the Committee may (a) provide in any Restricted Stock Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and (b) in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.
4.Certificates for Restricted Stock. Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, at its discretion, retain physical possession of the certificate until such time as all applicable restrictions lapse.

ARTICLE 7
STOCK APPRECIATION RIGHTS
1.Grant of Stock Appreciation Rights. A Stock Appreciation Right may be granted to any Participant selected by the Committee. A Stock Appreciation Right may be granted (a) in connection and simultaneously with the grant of an Option, (b) with respect to a previously granted Option, or (c) independent of an Option. A Stock Appreciation Right shall be subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose and shall be evidenced by an Award Agreement. The Committee shall determine the time or times at which a Stock Appreciation Right may be exercised in whole or in part; provided that the term of any Stock Appreciation Right granted under the Plan shall not exceed ten (10) years.
2.Terms of Stock Appreciation Rights.
(a)    A Stock Appreciation Right may or may not be related to an Option and shall have a term set by the Committee. A Stock Appreciation Right shall be exercisable in such installments as the Committee may determine. A Stock Appreciation Right shall cover such number of shares of Stock as the Committee may determine. The exercise price per share of Stock subject to each Stock Appreciation Right shall be set by the Committee; provided that the exercise price for any Stock Appreciation Right shall not be less than 100% of the Fair Market Value on the date of grant; and provided, further, that, the Committee in its sole and absolute discretion may provide that the Stock Appreciation Right may be exercised subsequent to a termination of employment or service, as applicable, or following a Change in Control of the Company, or because of the Participant's retirement, death or disability, or otherwise.
(b)    A Stock Appreciation Right shall entitle the Participant (or other person entitled to exercise the Stock Appreciation Right pursuant to the Plan) to exercise all or a specified portion of the Stock Appreciation Right (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per share of the Stock Appreciation Right from the Fair Market Value of a share of Stock on the date of exercise of the Stock Appreciation Right by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised, subject to any limitations the Committee may impose.
3.Payment and Limitations on Exercise.
(a)    Payment of the amounts determined under Section 7.2 above shall be in cash, in Stock (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised) or a combination of both, as determined by the Committee.
(b)    To the extent any payment under Section 7.2 is effected in Stock it shall be made subject to satisfaction of all provisions of Article 5 above pertaining to Options.

ARTICLE 8
OTHER TYPES OF AWARDS

1.Performance Share Awards. Any Participant selected by the Committee may be granted one or more Performance Share awards which shall be denominated in a number of shares of Stock and which may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Participant.
2.Performance Stock Units. Any Participant selected by the Committee may be granted one or more Performance Stock Unit awards which shall be denominated in unit equivalent shares of Stock and/or units of value including dollar value of shares of Stock and which may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Participant.
3.Restricted Stock Units. The Committee is authorized to make Awards of Restricted Stock Units to any Participant selected by the Committee in such amounts and subject to such terms and conditions as determined by the Committee. At the time of grant, the Committee shall specify the date or dates on which the Restricted Stock Units shall become fully vested and non-forfeitable, and may specify such conditions to vesting as it deems appropriate subject to Section 10.6. At the time of grant, the Committee shall specify the maturity date applicable to each grant of Restricted Stock Units which shall be no earlier than the vesting date or dates of the Award and may be determined at the election of the grantee. On the maturity date, the Company shall transfer to the Participant one unrestricted, fully transferable share of Stock for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited. The Committee shall specify the purchase price, if any, to be paid by the grantee to the Company for such shares of Stock.
4.Other Stock-Based Awards. Any Participant selected by the Committee may be granted one or more Awards that provide Participants with shares of Stock or the right to purchase shares of Stock or that have a value derived from the value of, or an exercise or conversion privilege at a price related to, or that are otherwise payable in shares of Stock and which may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee subject to Section 10.6. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of Award) the contributions, responsibilities and other compensation of the particular Participant.
5.Performance Bonus Awards. Any Participant selected by the Committee may be granted one or more Performance-Based Awards in the form of a cash bonus (a “Performance Bonus Award”) payable upon the attainment of Performance Goals that are established by the Committee and relate to one or more of the Performance Criteria, in each case on a specified date or dates or over any period or periods determined by the Committee subject to Section 10.6. Any such Performance Bonus Award paid to a Covered Employee shall be based upon objectively determinable bonus formulas established in accordance with Article 9. The maximum amount of any Performance Bonus Award payable to a Covered Employee with respect to any calendar year shall not exceed $1,000,000.
6.Term. Except as otherwise provided herein, the term of any Award of Performance Shares, Performance Stock Units, Restricted Stock Units or Other Stock-Based Award shall be set by the Committee in its discretion.
7.Exercise or Purchase Price. The Committee may establish the exercise or purchase price, if any, of any Award of Performance Shares, Performance Stock Units, Restricted Stock Units or Other Stock-Based Award; provided, however, that such price shall not be less than the par value of a share of Stock on the date of grant, unless otherwise permitted by applicable state law.

8.Exercise Upon Termination of Employment or Service. An Award of Performance Shares, Performance Stock Units, Restricted Stock Units and Other Stock-Based Award shall only be exercisable or payable while the Participant is an Employee, Consultant or a member of the Board, as applicable; provided, however, that the Committee in its sole and absolute discretion may provide that an Award of Performance Shares, Performance Stock Units, Restricted Stock Units or Other Stock-Based Award may be exercised or paid subsequent to a termination of employment or service, as applicable, or following a Change in Control of the Company, or because of the Participant's retirement, death or disability, or otherwise; provided, however, that any such provision with respect to Performance Shares or Performance Stock Units shall be subject to the requirements of Section 162(m) of the Code that apply to Qualified Performance-Based Compensation.
9.Form of Payment. Payments with respect to any Awards granted under this Article 8 shall be made in cash, in Stock or a combination of both, as determined by the Committee.
10.Award Agreement. All Awards under this Article 8 shall be subject to such additional terms and conditions as determined by the Committee and shall be evidenced by a written or electronic Award Agreement.

ARTICLE 9
PERFORMANCE-BASED AWARDS

1.Purpose. The purpose of this Article 9 is to provide the Committee the ability to qualify Awards other than Options and SARs and that are granted pursuant to Articles 6 and 8 as Qualified Performance-Based Compensation. If the Committee, in its discretion, decides to grant a Performance-Based Award to a Covered Employee, the provisions of this Article 9 shall control over any contrary provision contained in Articles 6 or 8; provided, however, that the Committee may in its discretion grant Awards to Covered Employees that are based on Performance Criteria or Performance Goals but that do not satisfy the requirements of this Article 9.
2.Applicability. This Article 9 shall apply only to those Covered Employees selected by the Committee to receive Performance-Based Awards. The designation of a Covered Employee as a Participant for a Performance Period shall not in any manner entitle the Participant to receive an Award for the period. Moreover, designation of a Covered Employee as a Participant for a particular Performance Period shall not require designation of such Covered Employee as a Participant in any subsequent Performance Period and designation of one Covered Employee as a Participant shall not require designation of any other Covered Employees as a Participant in such period or in any other period.
3.Procedures with Respect to Performance-Based Awards. To the extent necessary to comply with the Qualified Performance-Based Compensation requirements of Section 162(m)(4)(C) of the Code, with respect to any Award granted under Articles 6 and 8 which may be granted to one or more Covered Employees, no later than ninety (90) days following the commencement of any fiscal year in question or any other designated fiscal period or period of service (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (a) designate one or more Covered Employees, (b) select the Performance Criteria applicable to the Performance Period, (c) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period, and (d) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period. Following the completion of each Performance Period, the Committee shall certify in writing whether the applicable Performance Goals have been achieved for such Performance Period. In determining the amount earned by a Covered Employee, the Committee shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the Performance Period.
4.Payment of Performance-Based Awards. Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by the Company or a Subsidiary on the day a Performance-Based Award for such Performance Period is paid to the Participant. Furthermore, a Participant shall be eligible to receive a payment pursuant to a Performance-Based Award for a Performance Period only if the Performance Goals for such period are achieved.
5.Additional Limitations. Notwithstanding any other provision of the Plan, any Award which is granted to a Covered Employee and is intended to constitute Qualified Performance-Based Compensation shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as qualified performance-based compensation as described in Section 162(m)(4)(C) of the Code, and the Plan shall be deemed amended to the extent necessary to conform to such requirements.

ARTICLE 10
PROVISIONS APPLICABLE TO AWARDS

1.Stand-Alone and Tandem Awards. Awards granted pursuant to the Plan may, in the discretion of the Committee, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.
2.Award Agreement. Awards under the Plan shall be evidenced by Award Agreements that set forth the terms,

conditions and limitations for each Award which may include the term of an Award, the provisions applicable in the event the Participant's employment or service terminates, and the Company's authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Award.
3.Limits on Transfer. No right or interest of a Participant in any Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or a Subsidiary, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or a Subsidiary. Except as otherwise provided by the Committee, no Award shall be assigned, transferred, or otherwise disposed of by a Participant other than by will or the laws of descent and distribution. The Committee by express provision in the Award or an amendment thereto may permit an Award (other than an Incentive Stock Option) to be transferred to, exercised by and paid to certain persons or entities related to the Participant, including but not limited to members of the Participant's family, charitable institutions, or trusts or other entities whose beneficiaries or beneficial owners are members of the Participant's family and/or charitable institutions, or to such other persons or entities as may be expressly approved by the Committee, pursuant to such conditions and procedures as the Committee may establish as well as any applicable federal, state, local or foreign securities laws or rules, including the instructions to use a Form S-8 Registration Statement under the Securities Act. Any permitted transfer shall be subject to the condition that the Committee receive evidence satisfactory to it that the transfer is being made for estate and/or tax planning purposes (or to a “blind trust” in connection with the Participant's termination of employment or service with the Company or a Subsidiary to assume a position with a governmental, charitable, educational or similar non-profit institution) and on a basis consistent with the Company's lawful issue of securities. Notwithstanding anything to the contrary herein, no Award may be transferred by a Participant to a third-party for consideration absent stockholder approval.
4.Beneficiaries. Notwithstanding Section 10.3, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant's death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If the Participant is married and resides in a community property state, a designation of a person other than the Participant's spouse as his or her beneficiary with respect to more than 50% of the Participant's interest in the Award shall not be effective without the prior written consent of the Participant's spouse. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto pursuant to the Participant's will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.
5.Stock Certificates; Book Entry. Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Award, unless and until the Board has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed or traded. All Stock certificates delivered pursuant to the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal, state, or foreign jurisdiction, securities or other laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Board may require that a Participant make such reasonable covenants, agreements, and representations as the Board, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements. The Committee shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Committee. In addition, notwithstanding any other provision of the Plan, unless otherwise required by any applicable law, rule or regulation, the Company may not deliver to any Participant certificates evidencing shares of Stock issued in connection with any Award and instead record such shares of Stock in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).
6.Full Value Award Vesting Limitations. Subject to Article 11 and except as may be determined by the Committee in the event of the Participant's death, Disability or retirement, notwithstanding any other provision of this Plan to the contrary, Full Value Awards made to Employees or Consultants shall become vested over a period of not less than three years (or, in the case of vesting based upon the attainment of Performance Goals or other performance-based objectives, over a period of not less than one year) following the date the Award is made; provided, however, that, notwithstanding the foregoing, Full Value Awards that result in the issuance of an aggregate of up to 5% of the shares of Stock available pursuant to Section 3.1(a) (as may be amended from time to time and determined without regard to Section 3.1(b)) may be granted to any one or more Participants without respect to such minimum vesting provisions.
7.Paperless Administration. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Participant may be permitted through the use of such an automated system.

ARTICLE 11
CHANGES IN CAPITAL STRUCTURE

1.Adjustments.
(a)In the event of any combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of Stock or the share price of the Stock other than an Equity Restructuring, the Committee shall make such proportionate adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such change with respect to (i) the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Sections 3.1 and 3.3); (ii) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (iii) the grant or exercise price per share for any outstanding Awards under the Plan. Any adjustment affecting an Award intended as Qualified Performance-Based Compensation shall be made consistent with the requirements of Section 162(m) of the Code.
(b)In the event of any transaction or event described in Section 11.1(a) or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate (including without limitation any Change in Control), or of changes in applicable laws, regulations or accounting principles, the Committee, in its sole discretion and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Participant's request, is hereby authorized to take any one or more of the following actions whenever the Committee determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:
(i)To provide for either (A) termination of any such Award in exchange for an amount of cash, if any, equal to the amount that could have been attained upon the exercise of such Award or realization of the Participant's rights had such Award been currently exercisable or payable or fully vested or (B) the replacement of such Award with other rights or property selected by the Committee in its sole discretion;
(ii)To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; and
(iii)To make adjustments in the number and type of shares of Stock (or other securities or property) subject to outstanding Awards and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding options, rights and Awards and options, rights and Awards which may be granted in the future.
(c)In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Sections 11.1(a) and 11.1(b):
(i)The number and type of securities subject to each outstanding Award and the exercise price or grant price thereof, if applicable, shall be equitably adjusted. The adjustments provided under this Section 11.1(c)(i) shall be nondiscretionary and shall be final and binding on the affected Participant and the Company.
(ii)The Committee shall make such equitable adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Sections 3.1 and 3.3).
2.Acceleration Upon Change in Control or Hostile Takeover. Notwithstanding Section 11.1:
(a)If a Change in Control occurs and a Participant's Awards are not converted, assumed, or replaced by a successor, such Awards shall become fully exercisable and all forfeiture restrictions on such Awards shall lapse not less than five (5) business days before the consummation of such Change in Control. Upon, or in anticipation of, a Change in Control, the Committee may cause any and all Awards outstanding hereunder to terminate at a specific time in the future, including but not limited to the date of such Change in Control, and shall give each Participant the right to exercise such Awards during a period of time (not to be less than five (5) days) as the Committee, in its sole and absolute discretion, shall determine. In the event that the terms of any agreement between the Company or any Company subsidiary or affiliate and a Participant contains provisions that conflict with and are more restrictive than the provisions of this Section 11.2, this Section 11.2 shall prevail and control and the more restrictive terms of such agreement (and only such terms) shall be of no force or effect.
(b)If a Hostile Takeover occurs, a Participant's Awards shall become fully exercisable and all forfeiture restrictions on such Awards shall lapse not less than five (5) business days before the consummation of such Hostile Takeover.
(c)In the event that the terms of any agreement between the Company or any Company subsidiary or affiliate and a Participant contains provisions that conflict with and are more restrictive than the provisions of this Section 11.2, this Section 11.2 shall prevail and control and the more restrictive terms of such agreement (and only such terms) shall be of no force or effect.
3.Outstanding Awards - Certain Mergers. Subject to any required action by the stockholders of the Company, in the event that the Company shall be the surviving corporation in any merger or consolidation (except a merger or consolidation as a result of which the holders of shares of Stock receive securities of another corporation), each Award outstanding on the date of such merger or consolidation shall pertain to and apply to the securities that a holder of the number of shares of Stock subject to such Award would have received in such merger or consolidation.
4.Outstanding Awards - Other Changes. In the event of any other change in the capitalization of the Company or corporate change other than those specifically referred to in this Article 11, the Committee may, in its absolute discretion, make such adjustments in the number and kind of shares or other securities subject to Awards outstanding on the date on which such change occurs and in the per share grant or exercise price of each Award as the Committee may consider appropriate to prevent dilution or enlargement of rights.
5.No Other Rights. Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or pursuant to action of the Committee under the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to an Award or the grant or exercise price of any Award.
6.Restrictions on Exercise. In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of Stock or the share price of the Stock including any Equity Restructuring, for reasons of administrative convenience, the Company in its sole discretion may refuse to permit the exercise of any Award during a period of 30 days prior to the consummation of any such transaction.

ARTICLE 12
ADMINISTRATION

1.Committee. The Plan shall be administered by the Compensation Committee of the Board. The Committee shall consist of at least two individuals, each of whom qualifies as (a) a Non-Employee Director, and (b) an “outside director” pursuant to Code Section 162(m) and the regulations issued thereunder. Reference to the Committee shall refer to the Board if the Compensation Committee ceases to exist and the Board does not appoint a successor Committee.
2.Action by the Committee. A majority of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by a majority of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Subsidiary, the Company's independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.
3.Authority of Committee. Subject to any specific designation in the Plan, the Committee has the exclusive power, authority and discretion to:
(a)Designate Participants to receive Awards;
(b)Determine the type or types of Awards to be granted to each Participant;
(c)Determine the number of Awards to be granted and the number of shares of Stock to which an Award will relate;
(d)Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any reload provision, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Committee in its sole discretion determines; provided, however, that the Committee shall not have the authority to accelerate the vesting or waive the forfeiture of any Performance-Based Awards;
(e)Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;
(f)Prescribe the form of each Award Agreement, which need not be identical for each Participant;
(g)Decide all other matters that must be determined in connection with an Award;
(h)Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;
(i)Interpret the terms of, and any matter arising pursuant to, the Plan or any Award Agreement; and
(j)Make all other decisions and determinations that may be required pursuant to the Plan or as the Committee deems necessary or advisable to administer the Plan.
4.Decisions Binding. The Committee's interpretation of the Plan, any Awards granted pursuant to the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.

5.Delegation of Authority. To the extent permitted by applicable law, the Board or the Committee may from time to time delegate to a committee of one or more members of the Board the authority to grant or amend Awards to Participants other than (a) senior executives of the Company who are subject to Section 16 of the Exchange Act, (b) Covered Employees, or (c) officers of the Company (or members of the Board) to whom authority to grant or amend Awards has been delegated hereunder. Any delegation hereunder shall be subject to the restrictions and limits that the Board or the Committee specifies at the time of such delegation, and the Board or the Committee may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 12.5 shall serve in such capacity at the pleasure of the Board.

ARTICLE 13
EFFECTIVE AND EXPIRATION DATE

1.Effective Date. The Plan is effective as of the date the Plan is approved by the Company's stockholders (the “Effective Date”). The Plan will be deemed to be approved by the stockholders if it receives the affirmative vote of the holders of a majority of the shares of stock of the Company present or represented and entitled to vote at a meeting duly held in accordance with the applicable provisions of the Company's Bylaws.
2.Expiration Date. The Plan will expire on, and no Award may be granted pursuant to the Plan after, the tenth anniversary of July 21, 2013, the date this Plan, as amended and restated, was approved by the Board. Any Awards that are outstanding on such date shall remain in force according to the terms of the Plan and the applicable Award Agreement.

ARTICLE 14
AMENDMENT, MODIFICATION, AND TERMINATION

1.Amendment, Modification, And Termination. With the approval of the Board, at any time and from time to time, the Committee may terminate, amend or modify the Plan; provided, however, that (a) to the extent necessary and desirable to comply with any applicable law, regulation, or stock exchange rule, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required, and (b) stockholder approval is required for any amendment to the Plan that (i) increases the number of shares available under the Plan (other than any adjustment as provided by Article 11), (ii) permits the Committee to grant Options or Stock Appreciation Rights with an exercise price that is below Fair Market Value on the date of grant, or (iii) permits the Committee to extend the exercise period for an Option or Stock Appreciation Right beyond ten years from the date of grant or (iv) results in a material increase in benefits or a change in eligibility requirements. Notwithstanding any provision in this Plan to the contrary, absent approval of the stockholders of the Company, (i) except as permitted by Article 11, no Option or Stock Appreciation Right may be amended to reduce the per share exercise price of the shares subject to such Option or Stock Appreciation Right below the per share exercise price as of the date the Option or Stock Appreciation Right is granted and, (ii) except as permitted by Article 11, no Award may be granted in exchange for, or in connection with, the cancellation or surrender of an Option or Stock Appreciation Right, having an exercise price per share that is less than the exercise price per share of the original Option or Stock Appreciation Right. Further notwithstanding any provision in this Plan to the contrary, except as permitted by Article 11, absent the approval of the stockholders of the Company, the Committee shall not offer to buy out for a payment in cash, an Option or Stock Appreciation Right previously granted.
2.Awards Previously Granted. Except with respect to amendments made pursuant to Section 15.14, no termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted pursuant to the Plan without the prior written consent of the Participant.

ARTICLE 15
GENERAL PROVISIONS

1.No Rights to Awards. No Participant, employee, or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Committee is obligated to treat Participants, employees, and other persons uniformly.
2.No Stockholders Rights. No Award gives the Participant any of the rights of a stockholder of the Company unless and until shares of Stock are in fact issued to such person in connection with such Award.
3.Withholding. The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Participant's employment tax obligations) required by law to be withheld with respect to any taxable event concerning a Participant arising as a result of this Plan. The Committee may in its discretion and in satisfaction of the foregoing requirement allow a Participant to elect to have the Company withhold shares of Stock otherwise issuable under an Award (or allow the return of shares of Stock) having a Fair Market Value equal to the sums required to be withheld. Notwithstanding any other provision of the Plan, the number of shares of Stock which may be withheld with respect to the issuance, vesting, exercise or payment of any Award (or which may be repurchased from the Participant of such Award within six months (as such other period as may be determined by the Committee) after such shares of Stock were acquired by the Participant from the Company) in order to satisfy the Participant's federal, state, local and foreign income and payroll tax liabilities with respect to the issuance, vesting, exercise or payment of the Award shall be limited to the number of shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income.
4.No Right to Employment or Services. Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant's employment or services at any time, nor confer upon any Participant any right to continue in the employ or service of the Company or any Subsidiary.
5.Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary.
6.Indemnification. To the extent allowable pursuant to applicable law, each member of the Committee or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company's Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.
7.Relationship to other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits pursuant to any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.
8.Expenses. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.
9.Titles and Headings. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.
10.Fractional Shares. No fractional shares of Stock shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up or down as appropriate.
11.Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any Participant who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
12.Government and Other Regulations. The obligation of the Company to make payment of awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required. The Company shall be under no obligation to register pursuant to the Securities Act of 1933, as amended, any of the shares of Stock paid pursuant to the Plan. If the shares paid pursuant to the Plan may in certain circumstances be exempt from registration pursuant to the Securities Act of 1933, as amended, the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.
13.Governing Law. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to any otherwise governing conflicts of law principles.
14.Section 409A. To the extent that the Committee determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Committee determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Committee may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance and thereby avoid the application of any penalty taxes under such Section.

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I hereby certify that the foregoing Plan was duly adopted by the Board of Directors of Integrated Device Technology, Inc. on July 23, 2013.
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I hereby certify that the foregoing Plan was approved by the stockholders of Integrated Device Technology, Inc. on September ____, 2013.
Executed on this ____ day of _______________, 2013.

Corporate Secretary

IDT®

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IMPORTANT ANNUAL MEETING INFORMATION

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Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on September 17, 2013.

Vote by Internet

- Go to **www.envisionreports.com/IDTI**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed, and FOR Proposals 2, 3 and 4.

1. Election of Directors:

	For	Withhold		For	Withhold		For	Withhold
01 - John Schofield	☐	☐	02 - Jeff McCreary	☐	☐	03 - Umesh Padval	☐	☐
04 - Gordon Parnell	☐	☐	05 - Donald Schrock	☐	☐	06 - Ron Smith, Ph.D.	☐	☐
07 - Theodore L. Tewksbury III, Ph.D.	☐	☐	08 - Peter Feld	☐	☐	09 - Norman Taffe	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name(s) appear(s) on your stock certificate. If shares are held of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the proxy. If shares of stock are held of record by a corporation, the proxy should be executed by the president or vice president and the secretary or assistant secretary. Executors, administrators or other fiduciaries who execute the above proxy for a deceased stockholder should give their full title. Please date the proxy.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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Proxy — INTEGRATED DEVICE TECHNOLOGY, INC.

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PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

SEPTEMBER 17, 2013

The undersigned hereby appoints Theodore L. Tewksbury III and Matthew Brandalise, or either of them, each with power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of Integrated Device Technology, Inc. (the "Company") to be held at the Company's principal place of business located at 6024 Silver Creek Valley Road, San Jose, California 95138 on September 17, 2013, at 9:30 a.m., local time, or at any adjournment or postponement thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present at the meeting on the matters listed on the reverse side.

The Board of Directors recommends a vote FOR the nominees for election named in Proposal 1, and FOR Proposals 2, 3 and 4. THIS PROXY WILL BE VOTED AS DIRECTED. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED FOR THE COMPANY'S NOMINEES FOR ELECTION, AND FOR PROPOSALS 2, 3 AND 4.

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED, POSTAGE PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING. YOU MAY ALSO VOTE ONLINE AT WWW.ENVISIONREPORTS.COM/IDTI.

C **Non-Voting Items**

Change of Address — Please print new address below.

IF VOTING BY MAIL, YOU <u>MUST</u> COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

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